UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-1970188
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4 (604) 602-1675
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

With a copy to
Macdonald Tuskey
Suite 400, 570 Granville Street
Vancouver, BC, V6C 3P1
Tel: (604) 689-1022
Fax: (604) 681-4760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[_] Large accelerated filer	[_] Accelerated filer	[_] Non-accelerated filer	[X] Smaller reporting company

Title of Each Class of	Amount to be	Proposed	Proposed	Amount of
Securities to be	Registered	Maximum	Maximum	Registration
Registered		Offering Price	Aggregate Offering	Fee
		per Security(1)	Price	($)(3)
		($)	($)
Previously issued common shares, par value $0.001	22,990,500(4)	0.16(6)	3,678,480.00	473.79(2)
Common shares, par value $0.001 underlying previously issued warrants	10,403,300(5)	0.16(6)	1,664,528.00	214.39(2)

(1)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the Selling Security Holders will be offering their shares.
(2)	Paid on filing.
(3)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(4)	Represents shares of our common stock previously issued to the Selling Security Holders in private transactions. All of these shares are being offered by the Selling Security Holders.
(5)	Represents shares underlying previously issued warrants.
(6)

Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTCQB on May 23, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

ENERTOPIA CORP.

22,990,500 previously issued common shares and
10,403,300 common shares underlying previously issued warrants

The date of this Prospectus is August 19, 2014.

Enertopia Corp. (“Enertopia”, “we”, “us”, “our” and “our company”) is registering 22,990,500 previously issued common shares and 10,403,300 shares of common stock underlying previously issued warrants, which may be resold from time to time held by 118 selling security holders (the “Selling Security Holders”). These shares and warrants were acquired by the Selling Security Holders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. A registration statement under the Exchange Act relating to these securities has been filed with the Securities and Exchange Commission. Our Selling Security Holders may not offer or sell their shares of our common stock until this registration statement is declared effective. We have been advised by the Selling Security Holders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. Please see “Plan of Distribution” at page 26 for a detailed explanation of how the securities may be sold. The Selling Security Holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders. None of the Selling Security Holders are affiliates of our company.

Our common stock is quoted under the trading symbol “ENRT” on the OTCQB quotation service operated by OTC Markets Group Inc. Our common stock is also listed on the Canadian Securities Exchange (CSE) under the trading symbol “TOP”.

The Selling Security Holders sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. We have arbitrarily set the $0.16 price per share set out in this registration statement solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the common stock as reported on the OTCQB on May 23, 2014). The price does not reflect net worth, total asset value, or any other objective accounting measure of the value of our securities.

The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. We will not receive any proceeds from the sale of shares of our common stock by the Selling Security Holders, who will receive aggregate net proceeds of $5,343,008 if all of the shares being registered are sold. We will incur all costs associated with this Prospectus.

Our five directors and officers are:

1.	Robert McAllister -	Chief Executive Officer, Secretary, President, Chairman of the Board and Director
2.	Bal Bhullar	Chief Financial Officer
3.	John Thomas -	Director
4.	Donald Findlay -	Director
5.	Matthew Chadwick-	Director

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled “Risk Factors” beginning on page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until this registration statement is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the Selling Security Holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common shares.

Dealer Prospectus Delivery Obligation

Until _________ (90th day after the later of (1) the effective date of the registration statement; or (2) the first date on which the securities are offered publicly), all dealers that effect in transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is August 19, 2014.

Table of Contents

Item 3 – Prospectus Summary	6
Item 4 – Use of Proceeds	17
Item 5 – Determination of Offering Price	17
Item 6 – Dilution	18
Item 7 – Selling Security Holders	18
Item 8 – Plan of Distribution	30
Item 9 – Description of Securities to be Registered	33
Item 10 – Interests of Named Experts and Counsel	35
Item 11 – Information with Respect to Our Company	36
DESCRIPTION OF BUSINESS	36
DESCRIPTION OF PROPERTIES	55
LEGAL PROCEEDINGS	55
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	55
FINANCIAL STATEMENTS	59
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	104
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	112
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	112
EXECUTIVE COMPENSATION	116
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	121
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	123
Item 12A – Disclosure of Commission Position on Indemnification of Securities Act Liabilities	124
Item 13 – Other Expenses of Issuance and Distribution	125
Item 14 – Indemnification of Directors and Officers	125
Item 15 – Recent Sales of Unregistered Securities	127
Item 16 – Exhibits	134
Item 17 – Undertakings	136

Item 3 – Prospectus Summary

We qualify all the forward-looking statements contained in this Prospectus by the following cautionary statements.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our current business activities include the potential growing, cultivating and selling of medical marihuana in Canada under the Canadian Federally regulated Medical Marihuana Purposes Regulations (“MMPR”) program.

Actual results may vary from those expected. Undue reliance should not be placed on any forward-looking statements, which are appropriate only for the date made. We do not plan to subsequently revise these forward-looking statements to reflect current circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Corporate Background

Enertopia Corp. was formed on November 24, 2004 under the laws of the State of Nevada and commenced operations on November 24, 2004.

From our inception until April 2008, we were primarily engaged in the acquisition and exploration of natural resource properties. Beginning in April 2008, we began our entry into the clean energy sector by purchasing an interest in a solar thermal design and installation company. In late summer 2013, we began our entry into the medicinal marijuana business, which is now the focus of our business plan. As at the date of this prospectus, our activities in the clean energy sector have been discontinued. Our activities in the natural resources sector have also been discontinued with the exception of our AMI Participation Agreement with Downhole Energy LLC (described below).

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. Our telephone number is (604) 602-1675. In addition, we have a second office located in Kelowna, British Columbia. Our current locations provide adequate office space for our purposes at this stage of our development.

On September 28, 2012, our company closed an offering memorandum placement of 995,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$49,750 or $49,750. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.15 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 79,500 shares, 79,500 warrants and 79,500 broker warrants in connection with the private placement.

On October 24, 2012, our company issued 100,000 common shares at a price of $0.06 per shares ($6,000 in the aggregate) pursuant to an Option Agreement with Altar Resources for the Mildred Peak property.

On November 15, 2012, our company closed an offering memorandum placement of 1,013,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$50,650 or $50,650. Each Unit consisted of one common share and one common share purchase warrant. Each warrant is exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 38,000 common shares, 101,300 units, and 101,300 broker warrants in connection with the private placement.

On March 1, 2013, our company settled the debt incurred of $16,000 from September 1, 2011 to February 28, 2013 for consulting fees with Mr. Mark Snyder by issuing 160,000 restricted common shares at a price of $0.10 per share.

On May 30, 2013, we terminated our Option Agreement with Altar Resources with respect to the Mildred Peak property.

On June 26, 2013, we terminated our Option Agreement with Wildhorse Copper Inc. with respect to the Copper Hills property.

Subsequent to year end, on September 17, 2013 our company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 acres in the historic field located in Forest and Venango counties, Pennsylvania. On execution of this agreement our company issued 100,000 common shares to Downhole Energy LLC. The participation agreement gives our company the opportunity to pay 100% of the gross expenses per well to earn 75% net profits per well drilled and completed. Although the participation agreement remains effective, our company has been unable to fund the drilling of any oil wells to date.

Subsequent to year end, on October 4, 2013 our company entered into a consulting agreement with Olibri Acquisitions and issued 750,000 common shares to Olibri.

Subsequent to year end, on November 1, 2013, our company entered into a Letter of Intent Agreement (“LOI”) with 0786521 BC Ltd. and 0984329 BC Ltd. (the “Vendor”) pursuant to which our company wishes to buy and the Vendor wishes to sell 51% of the issued and outstanding capital stock of the Vendor. The Vendor is the owner, operator of a Medical Marihuana operation located at 33420 Cardinal Street, Mission, British Columbia, Canada. Until such time as the Vendor and our company enter into a Definitive Agreement, the parties agree that all terms of the LOI will serve only as an expression of interest between the Vendor and our company. The LOI is not comprehensive and no business relationship will be created between the Vendor and our company unless and until such time as we enter into definitive agreement. On the execution of the LOI, our company issued 10,000,000 common shares to the Vendor.

Subsequent to year end, on November 18, 2013, our company entered into an investor relations contract with Coal Harbor Communications Inc. The initial term of this agreement shall begin on the date of execution of this Agreement and continue for two months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay to Coal Harbor Communications a one-time payment of two hundred thousand shares (200,000) of our common stock.

Subsequent to year end, on November 26, 2013, our company closed the first tranche of a private placement of 2,720,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$136,000 ($136,000). Each warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of thirty six month following the close.

Subsequent to year end, on December 2, 2013, our company sold its investment in Pro Eco Energy Ltd. from its original purchase price of $45,000 which gave our company 900,000 shares or 8.25% interest in the Pro Eco on April 21, 2008 to Western Standard Energy Corp. for $40,000. The terms of the purchase are as follows: a) $10,000 on the Closing date which is December 02, 2013; b) $10,000 on or before December 31, 2013; c) $10,000 on or before January 31, 2014; d) $10,000 on or before February 28, 2014.

Subsequent to year end, on November 29, 2013, our wholly-owned subsidiary, Target Energy, Inc., was closed and dissolved.

The Offering

The 22,990,500 previously issued common shares and 10,403,300 shares of common stock underlying previously issued warrants offered by the Selling Security Holders represent approximately 33.09% of our issued and outstanding stock as of June 14, 2014, assuming all of the 10,403,300 warrants are exercised.

We have not entered into any registration rights or similar agreement pursuant to which we are obligated to register the shares being registered in this Prospectus. We are a reporting company with the SEC. We are bearing all costs associated with registering the shares being offered.

Common Stock Outstanding Prior to the Offering	90,500,331 shares

Common Stock to be Outstanding Following the Offering	90,500,331 shares

Common Stock Offered	22,990,500 previously issued common shares and 10,403,300 shares of common stock underlying previously issued warrants offered by the Selling Security Holders.

Offering Price

$0.16 per share (estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTCQB on May 23, 2014).

The Selling Security Holders may actually sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Aggregate Offering Price	$5,343,008.00

Number of Selling Security Holders	118

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders. Our company will pay all the expenses of this offering estimated at approximately $13,668.18.

Underwriters	The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act.

Plan of Distribution	The Selling Security Holders named in this Prospectus are making this offering and may sell at market or privately negotiated prices.

This summary does not contain all the information that should be considered before making an investment in Enertopia Corp.’s common stock. The entire prospectus should be read including the “Risk Factors” on page 9 and financial statements before deciding to invest in our common stock.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	November 24, 2004 (inception) to May 31, 2014 (audited)	Nine Months Ended May 31, 2014 (unaudited)	Year Ended August 31, 2013 (audited)	Year Ended August 31, 2012 (audited)
Revenues	$406,461	Nil	Nil	Nil
Operating Expenses	$5,412,491	$1,685,519	$342,319	$782,568
Net Income (Loss)	($7,569,553)	($1,444,895)	($730,904)	($1,009,735)
Net Earnings (Loss) Per Share		($0.03)	($0.02)	($0.04)

Balance Sheet Data

	As at May 31, 2014 (unaudited)	As at August 31, 2013 (audited)	As at August 31, 2012 (audited)
Working Capital (Deficit)	$1,645,727	($471,449)	($275,976)
Total Assets	$6,829,466	$54,469	$481,187
Total Liabilities	$315,910	$525,918	$374,412

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled ‘special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below including but not limited to those related to our business in the Canadian medical marihuana sector. Though federally approved in Canada for medical purposes, it is still against federal law in the United States of America to grow, cultivate and sell marijuana. Together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated with Our Business

The possession, cultivation and distribution of marijuana may under certain circumstances lead to prosecution under United States federal law, which may cause our business to fail.

Our planned medical marihuana (“MMJ”) business is structured to comply with the Canadian Medical Marihuana Purposes Regulations (“MMPR”), which permits the sale of medical marihuana in Canada under federal license. In the United Sates, 23 states, including our state of incorporation, Nevada, have approved and regulate medical marihuana use. Similarly, two states have approved and regulate non-medical marihuana use by adults. However, it remains illegal under United States federal law to grow, cultivate or sell marijuana for any purpose. In that regard, the United States Justice Department has released the COLE Memorandum of 8-29-13 which states that the Justice Department will not prioritize the prosecution of marihuana related activities authorized under state laws provided that state authorities implement and enforce strict guidelines to ensure the health, safety and security of the public. Where the individual state framework fails to protect the public, the Justice Department has instructed federal prosecutors to enforce the Controlled Substances Act of 1970. The Department of Justice has not, to our knowledge, published any policy or guidance specifically regarding the participation of a United States corporation in lawful medical marihuana related activities outside of the United States.

Although our planned medical marihuana business is federally sanctioned in Canada and not contrary to the public policy or laws of our state of incorporation, neither state law nor Canadian federal law provides protection against federal prosecution in the United States, which remains at the discretion of the Department of Justice. Although, in light of the COLE Memorandum, we do not anticipate that we will be targeted for prosecution by the Department of Justice, if the Department of Justice uses its discretion to prosecute our company for a violation of the Controlled Substances Act, the resulting civil or criminal consequences will have a material adverse effect on our business, and may cause our business to fail.

The failure to become licensed by Health Canada for the production of medical marihuana production may cause us to abandon our business plan.

There is no assurance that any of our company's joint ventures will be approved by Health Canada or will be granted licensed producer status. Our failure to obtain a license from Health Canada would materially and adversely affect our company's operations, and we would need to revise or abandon our business plan accordingly.

Our company has no operating history and an evolving business model .which raises doubt about our ability to achieve profitability or obtain financing.

Our company has no operating history. Moreover, our business model is still evolving, subject to change, and will rely on the cooperation and participation of our joint venture partners. Our company's ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations, has and we no proven history of performance, earnings or success. There can be no assurance that we will achieve profitability or obtain future financing.

Uncertain demand for medical marihuana products may cause our business plan to be unprofitable.

Demand for medical marijuana is dependent on a number of social, political and economic factors that are beyond the control of our company. While we believe that demand for medical marihuana will continue to grow in Canada, there is no assurance that such increase in demand will happen or that our joint ventures will be profitable.

We may not acquire market share or achieve profits due to competition in the medical marihuana industry

Our company operates in a highly competitive marketplace with various competitors. Increased competition may result in reduced gross margins and/or loss of market share, either of which would seriously harm its business and results of operations. Management cannot be certain that the company will be able to compete against current or future competitors or that competitive pressure will not seriously harm its business. Some of the company's competitors are much larger and have greater access to capital, sales, marketing and other resources. These competitors may be able to respond more rapidly to new regulations or devote greater resources to the development and promotion of their business model than the company can. Furthermore, some of these competitors may make acquisitions or establish co-operative relationships among themselves or with third parties in the industry to increase their ability to rapidly gain market share.

Conflicts of interest between our company and our directors and officers may result in a loss of business opportunity.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

The speculative nature of our business plan may result in the loss of your investment.

Our MMJ operations are in the start-up stage only, and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed and you may lose your entire investment.

Changing consumer preferences may cause our planned products to be unsuccessful in the marketplace.

The decision of a potential client to undergo an environmental audit or review may be based on ethical or commercial reasons. In some instances, or with certain businesses, there may be no assurance that an environmental review will result in any cost savings or increased revenues. As such, unless the ethical consideration is also a material factor, there may be no incentive for such businesses to undertake an environmental review. Changes in consumer and commercial preferences, or trends, toward or away from environmental issues may impact on businesses” decisions to undergo environmental reviews. The MMJ sector offers many choices for MMJ patients and their can be no assurance that the product supplied by our company and or its partners will be successful in market penetration.

General economic factors may negatively impact the market for our planned products.

The willingness of businesses to spend time and money on energy efficiency may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of businesses incurring costs toward what some businesses may consider a discretionary expense item. Willingness by MMJ patients to continue to buy MMJ products may be dependent upon general economic conditions and any material downturn may reduce the potential profitability of the MMJ business sector.

A wide range of economic and logistical factors may negatively impact our operating results.

Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

Loss of consumer confidence in our company or in our industry may harm our business.

Demand for our services may be adversely affected if consumers lose confidence in the quality of our services or the industry’s practices. Adverse publicity may discourage businesses from buying our services and could have a material adverse effect on our financial condition and results of operations.

Unethical business practices may compromise the growth and development of our business.

The production and sale of medical marihuana is an emerging industry in which business practices are not yet standardized and are subject to frequent scrutiny and evaluation by federal, state, provincial, and municipal authorities, academics, and media outlets, among others, Although we intend to develop our business in accordance with best ethical practices, we may suffer negative publicity if we, our partners, contractors, or customers are found to have engaged in any environmentally, insensitive practices or other business practices that are viewed as unethical.

The failure to secure customers may cause our operations to fail.

We currently have no long-term agreements with any customers. Many of our services may be provided on a “onetime” basis. Accordingly, we will require new customers on a continuous basis to sustain our operations.

We could be required to enter into fixed price contracts which will expose us to significant market risk.

Fixed price contracts require the service provider to perform all agreed services for a specified lump-sum amount. We anticipate a material percentage of our services will be performed on a fixed price basis. Fixed price contracts expose us to some significant risks, including under-estimation of costs, ambiguities in specifications, unforeseen costs or difficulties, and delays beyond our control. These risks could lead to losses on contracts which may be substantial and which could adversely affect the results of our operations.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised.

The future growth and profitability of our MMJ business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

Our success is dependent on our unproven ability to attract qualified personnel.

We will depend on our ability to attract, retain and motivate our management team, consultants and other employees. There is strong competition for qualified technical and management personnel in the MMJ sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

We have a limited operating history with losses and we expect the losses to continue, which raises concerns about our ability to continue as a going concern.

We have generated minimal revenues since our inception and will, in all likelihood, continue to incur operating expenses with minimal revenues until we are able to successfully develop our business. Our business plan will require us to incur further expenses. We may not be able to ever become profitable. These circumstances raise concerns about our ability to continue as a going concern. We have a limited operating history and must be considered in the start-up stage.

There is an explanatory paragraph to their audit opinion issued in connection with the financial statements for the three and nine months ended May 31, 2014 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the three and nine months ended May 31, 2014, we have incurred a net loss of $1,444,895 for the nine months ended May 31, 2014 (net loss $411,973 for the nine months ended May 31, 2013) and as at May 31, 2014 has incurred cumulative losses of $7,569,552 that raises substantial doubt about its ability to continue as a going concern. Our management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that our company will be able to continue to finance our company on this basis

Without additional financing to develop our business plan, our business may fail.

Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail.

Our operations may require licenses and permits from various governmental authorities to build and install alternative energy systems or to conduct energy retrofits and build MMJ operations. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

Changes in environmental regulation may result in increased or insupportable financial burden on our company.

We believe that we currently comply with existing environmental laws and regulations affecting our proposed operations. While there are no currently known proposed changes in these laws or regulations, significant changes have affected the industry in the past and additional changes may occur in the future.

Our operations may be subject to environmental laws, regulations and rules promulgated from time to time by government. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means stricter standards and enforcement. Fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance with changes in governmental regulations has potential to reduce the profitability of operations. We intend to comply with all environmental regulations in the United States and Canada.

If we are unable to recruit or retain qualified personnel, it could have a material adverse effect on our operating results and stock price.

Our success depends in large part on the continued services of our executive officers and third party relationships. We currently do not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on our results of operations and our stock price. It is also very important that we be able to attract and retain highly skilled personnel, including technical personnel, to accommodate our exploration plans and to replace personnel who leave. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to recruit, train, and retain employees. If we cannot attract and retain qualified personnel, it could have a material adverse impact on our operating results and stock price.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Risks Associated with the Shares of Our Company

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 200,000,000 shares. The board of directors of our company have the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Other Risks

Trading on the OCTQB and CSE may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB electronic quotation service operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 200,000,000 shares. The board of directors of our company has the authority to cause us to issue additional shares, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors” interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 200,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors” interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our by-laws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

Other than our operations offices in Vancouver and Kelowna, British Columbia, we do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons” assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Trends, risks and uncertainties.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

Item 4 – Use of Proceeds

This Prospectus relates to our common stock shares that will be offered on a continuous basis by the Selling Security Holders beginning immediately after the registration statement effective date, which is included in this Prospectus, and may continue for a period in excess of thirty (30) days from this effective date. We are completing this registration statement to allow the Selling Security Holders to sell their shares. The Selling Security Holders will receive all proceeds from this offering and, if all of the shares being offered by this Prospectus are sold at $0.16 per share, those proceeds would be $5,343,008 (estimated based on, solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c), the average of the high and low prices of the common stock as reported on the OTCQB on May 23, 2014). The Selling Security Holders may actually sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

We, the issuer, will not acquire any of the proceeds from the common stock sale by the Selling Security Holders in this offering. Our company will pay all expenses of this offering estimated at $13,668.18. See Part II, Item 13.

Item 5 – Determination of Offering Price

The Selling Security Holders will sell their shares at prevailing market prices or privately negotiated prices. The number of securities that may be actually sold by a Selling Shareholder will be determined by each Selling Shareholder. The Selling Security Holders are under no obligation to sell all or any portion of the securities offered, nor are the Selling Security Holders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors such as a shareholders” own cash requirements, or objective criteria of value such as the market value of our assets.

We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value. No valuation or appraisal has been prepared for our business.

Among the factors considered by our management were:

  the market price for our common stock on the OTCQB and CSE;
  the potential of our properties;
  our capital structure;
  the background of our management;
  the proceeds to be raised by the offering; and

  our cash requirements relative to our business operations.

Item 6 – Dilution

22,990,500 common shares of the 33,393,800 shares of our common stock to be sold by the Selling Security Holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders. If the unexercised warrants that comprise of the 10,403,300 common shares of our company, which are being registered pursuant to this registration statement, are exercised, our issued and outstanding will be 100,903,631 common shares. Upon the exercise of such warrants, there will be a dilution of approximately 10.3%.

Item 7 – Selling Security Holders

We are registering an aggregate of 33,393,800 common shares of our company, consisting of 22,990,500 previously issued common shares of our company and 10,403,300 shares of common stock underlying previously issued warrants by our company by Selling Security Holders. The Selling Security Holders have the option to sell the 33,393,800 shares of our common stock at prevailing market prices or privately negotiated prices.

This Prospectus covers the offering of up to an aggregate of 33,393,800 common shares of our company, consisting of 22,990,500 previously issued common shares of our company and 10,403,300 shares of common stock underlying previously issued warrants by our company by Selling Security Holders. The aggregate of 33,393,800 common shares issued to the 118 Selling Security Holders are restricted under applicable federal and state security laws and are being registered to give them the opportunity to sell their shares.

They are offering for sale a total of 33,393,800 shares of common stock of our company. This comprises approximately 33.09% percent of the total issued and outstanding shares assuming all 10,403,300 warrants are exercised. To the best of our knowledge, the Selling Security Holders have sole voting and investment power and rights over all their shares and are the beneficial owners. They have given all information regarding share ownership. The shares being offered are being registered to permit public secondary trading and the Selling Security Holders may offer all or part of their respective shares from time to time but is under no obligation to immediately sell them pursuant to this Prospectus. Thus, our company cannot guarantee that any shares will be sold after this registration statement is declared effective.

The offering of 33,393,800 shares of our issued and outstanding common stock by the Selling Security Holders were originally issued pursuant to private placements on:

  November 26, 2013, for an aggregate of 2,720,000 units at a price of CAD$0.05 per unit. Each unit consisted of one common share and one warrant exercisable into one further share at a price of $0.10 per Warrant Share for a period of thirty six (36) months. Our company issued the units to four (4) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S and one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. In this registration statement, we are registering:

  1,020,000 of these common shares comprising of the units;

  20,000 common shares underlying the warrants that comprised of these warrants; and

  1,000,000 common shares that were issued as a result of the exercise of 1,000,000 warrants that comprised of these warrants.

  December 23, 2013, for an aggregate of 2,528,800 units at a price of CAD$0.05 per unit. Each unit consisted of one common share and one warrant exercisable into one further share at a price of $0.10 per warrant share for a period of thirty six (36) months. Our company issued the units to 13 non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S and 2 US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. In addition, 202,800 broker warrants to Canaccord Genuity and Wolverton Securities that are exercisable into one common share at a price of $0.10 that expire on December 23, 2016. In this registration statement, we are registering:

  2,228,000 of these common shares comprising of the units;

  1,138,800 common shares underlying the warrants that comprised of these warrants; and

  1,292,000 common shares that were issued as a result of the exercise of 1,292,000 warrants that comprised of these warrants.

  January 31, 2014, for an aggregate of 4,292,000 units at a price of CAD$0.10 per unit. Each unit consisted of one common share and one-half of one whole warrant. Each whole warrant is exercisable into one further share at a price of $0.10 per warrant share for a period of thirty 24 months. Our company issued the units to 45 non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act 1933, as amended. In addition, 296,160 broker warrants were issued that expire on January 31, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Leede Financial Markets Inc. and Wolverton Securities Ltd. In this registration statement, we are registering:

  4,292,000 of these common shares comprising of the units;

  2,167,160 common shares underlying the warrants that comprised of these warrants; and

  275,000 common shares that were issued as a result of the exercise of 275,000 warrants that comprised of these warrants.

  February 13, 2014, for an aggregate of 12,938,000 units at a price of CAD$0.10 per unit. Each unit consisted of one common share and one-half of one whole warrant. Each whole warrant is exercisable into one further share at a price of $0.15 per Warrant Share for a period of 24 months. Our company issued the units to 56 people pursuant to the exemptions from registration provided for under United States Securities Act 1933, as amended. In this registration statement, we are registering:

  12,646,000 of these common shares comprising of the units;

  7,077,340 common shares underlying the warrants that comprised of these warrants; and

  237,500 common shares that were issued as a result of the exercise of 237,500 warrants that comprised of these warrants.

Our common stock is quoted on the OTCQB under the trading symbol “ENRT” and on the CSE under the trading symbol “TOP”.

The Selling Security Holders will have the option to sell their shares at an initial offering price of $0.16 per share (estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the common stock as reported on the OTCQB on May 23, 2014) or at prevailing market prices or privately negotiated prices.

All of these shares were issued in reliance upon an exemption from registration pursuant to Section 4(2), Regulation S, or Regulation D under the Securities Act of 1933 (the “Securities Act”). Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.

The following table provides information as of June 9, 2014 regarding the beneficial ownership of our common stock by each of the Selling Security Holders, including:

  the identity of the beneficial holder that owns the shares being offered the number of shares owned by each prior to this offering;

  the number of shares being offered by each;

  the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold; and

  the percentage of shares owned by each.

	Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
1.	Devinder Randhawa	1,600,000	1.8%	1,600,000	Nil	Nil
2.	John Nelson	400,000	0.5%	400,000	Nil	Nil
3.	Linda Martens	10,000	(3)	10,000	Nil	Nil
4.	Scott Martens	10,000	(3)	10,000	Nil	Nil
5.	Cory Churchill	200,000	(3)	200,000	Nil	Nil
6.	Barry Hodson	2,000,000	2.3%	2,000,000	Nil	Nil
7.	Balram Sona Maharaj	52,000	(3)	52,000	Nil	Nil
8.	Neil McDowall	40,000	(3)	40,000	Nil	Nil
9.	Rodney Blake	200,000	(3)	200,000	Nil	Nil
10.	Ian Wooldridge	26,000	(3)	26,000	Nil	Nil
11.	Audie Stefinak	200,000	(3)	200,000	Nil	Nil
12.	Corey Klassen	144,000	(3)	144,000	Nil	Nil
13.	Corey Klassen	128,000	(3)	128,000	Nil	Nil
14.	Robert Newton	200,000	(3)	200,000	Nil	Nil
15.	Brian Fagan	100,000	(3)	100,000	Nil	Nil
16.	Dorothy Hoffert	30,000	(3)	30,000	Nil	Nil
17.	Sally Hollingsworth	50,000	(3)	50,000	Nil	Nil
18.	Dave Dawson	50,000	(3)	50,000	Nil	Nil
19.	Greg Dawson(4)	100,000	(3)	100,000	Nil	Nil

	Name of Selling Security Holder	Shares Owned Prior to this Offering(1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
20.	Lisa Lamb	250,000	(3)	250,000	Nil	Nil
21.	Munir Ali	90,000	(3)	90,000	Nil	Nil
22.	Daniel Ternett	100,000	(3)	100,000	Nil	Nil
23.	Rhys Williams	150,000	(3)	150,000	Nil	Nil
24.	William Randall	50,000	(3)	50,000	Nil	Nil
25.	Blackstone CapitalPartners Inc.(5)	200,000	(3)	200,000	Nil	Nil
26.	John O’Grady	50,000	(3)	50,000	Nil	Nil
27.	Clark Macdonald	55,000	(3)	55,000	Nil	Nil
28.	Larry Melnyk	25,000	(3)	25,000	Nil	Nil
29.	Reno Redenback	200,000	(3)	200,000	Nil	Nil
30.	Darryl Aldous	30,000	(3)	30,000	Nil	Nil
31.	Asia Asset Management(6)	200,000	(3)	200,000	Nil	Nil
32.	Gord Medland	190,000	(3)	190,000	Nil	Nil
33.	Gerald Ritchie	50,000	(3)	50,000	Nil	Nil
34.	Vern Gibson	127,500	(3)	127,500	Nil	Nil
35.	Stan Veevers	150,000	(3)	150,000	Nil	Nil
36.	Sharon Shao	30,000	(3)	30,000	Nil	Nil
37.	Ryan Vijay Naiker	37,500	(3)	37,500	Nil	Nil
38.	Corey Klassen	150,000	(3)	150,000	Nil	Nil
39.	Deborah heiliger	75,000	(3)	75,000	Nil	Nil
40.	Barry Hodson	100,000	(3)	100,000	Nil	Nil

	Name of Selling Security Holder	Shares Owned Prior to this Offering(1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
41.	Craig Marshall	52,500	(3)	52,500	Nil	Nil
42.	Don Klein	37,500	(3)	37,500	Nil	Nil
43.	Balram Sona Maharaj	35,000	(3)	35,000	Nil	Nil
44.	Audie Stefanik	150,000	(3)	150,000	Nil	Nil
45.	Keven David Gannon	60,000	(3)	60,000	Nil	Nil
46.	Eileen Fieldhouse	45,000	(3)	45,000	Nil	Nil
47.	George M Rozdilsky	35,000	(3)	35,000	Nil	Nil
48.	Neil Blake	12,000	(3)	12,000	Nil	Nil
49.	Gary Zak	20,000	(3)	20,000	Nil	Nil
50.	Rene Casas-Cordero	60,000	(3)	60,000	Nil	Nil
51.	Vergouwen Investments Ltd.(7)	100,000	(3)	100,000	Nil	Nil
52.	A.Barry Ullett	200,000	(3)	200,000	Nil	Nil
53.	Donn Lovett	80,000	(3)	80,000	Nil	Nil
54.	J. Allan Johannson	45,000	(3)	45,000	Nil	Nil
55.	Mary Ullett	200,000	(3)	200,000	Nil	Nil
56.	Gerald Maser	25,000	(3)	25,000	Nil	Nil
57.	Joseph Stewart	50,000	(3)	50,000	Nil	Nil
58.	Deens Food Ltd.(8)	100,000	(3)	100,000	Nil	Nil
59.	Darren Stewart	100,000	(3)	100,000	Nil	Nil
60.	Roland Schemel	75,000	(3)	75,000	Nil	Nil
61.	Ross Blusson	75,000	(3)	75,000	Nil	Nil

	Name of Selling Security Holder	Shares Owned Prior to this Offering(1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
62.	Eric Roth	150,000	(3)	150,000	Nil	Nil
63.	Cesar Lopez	500,000	(3)	500,000	Nil	Nil
64.	Stan McDonald	50,000	(3)	50,000	Nil	Nil
65.	Donald LeBlanc	40,000	(3)	40,000	Nil	Nil
66.	Pina Michieletti	100,000	(3)	100,000	Nil	Nil
67.	Douglas Tufts	1,000,000	1.1%	1,000,000	Nil	Nil
68.	Christopher Dougans	50,000	(3)	50,000	Nil	Nil
69.	Lloyd F Phalen	45,000	(3)	45,000	Nil	Nil
70.	James Redekop	150,000	(3)	150,000	Nil	Nil
71.	Tony Baldassarre	45,000	(3)	45,000	Nil	Nil
72.	William R Pain	45,000	(3)	45,000	Nil	Nil
73.	Fabio Menapace	25,000	(3)	25,000	Nil	Nil
74.	Kevin Russell	50,000	(3)	50,000	Nil	Nil
75.	Rene Beloin	98,000	(3)	98,000	Nil	Nil
76.	Cory Churchill	75,000	(3)	75,000	Nil	Nil
77.	Gary Zak	20,000	(3)	20,000	Nil	Nil
78.	Leah Lindsay	27,000	(3)	27,000	Nil	Nil
79.	Irene Lynxleg	25,000	(3)	25,000	Nil	Nil
80.	Patrick Devlin	25,000	(3)	25,000	Nil	Nil
81.	Eugene Sekora	50,000	(3)	50,000	Nil	Nil
82.	Mohammed Iqbal	37,500	(3)	37,500	Nil	Nil

	Name of Selling Security Holder	Shares Owned Prior to this Offering(1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
83.	Mike Popoff	27,000	(3)	27,000	Nil	Nil
84.	Howard Blaustein	45,000	(3)	45,000	Nil	Nil
85.	Roy Lawton	20,000	(3)	20,000	Nil	Nil
86.	Richard Plexman	72,000	(3)	72,000	Nil	Nil
87.	Anne Carey	40,000	(3)	40,000	Nil	Nil
88.	Steve Raniseth	24,000	(3)	24,000	Nil	Nil
89.	Heidi A Ciachurski	100,000	(3)	100,000	Nil	Nil
90.	Jeffrey J Ciachurski	100,000	(3)	100,000	Nil	Nil
91.	Nasim Iqbal	25,000	(3)	25,000	Nil	Nil
92.	Canadian Gravity Rec (9)	40,000	(3)	40,000	Nil	Nil
93.	Bill Cormylo	75,000	(3)	75,000	Nil	Nil
94.	Yong Woo Kim	45,000	(3)	45,000	Nil	Nil
95.	William Panenka	70,000	(3)	70,000	Nil	Nil
96.	Jacob Strigan	25,000	(3)	25,000	Nil	Nil
97.	Ryan Coffin	60,000	(3)	60,000	Nil	Nil
98.	David Marcus Mitchell	30,000	(3)	30,000	Nil	Nil
99.	Stan McDonald	70,000	(3)	70,000	Nil	Nil
100.	Alan Chan	100,000	(3)	100,000	Nil	Nil
101.	CAB Financial Services Ltd. (10)	2,000,000	2.2%	1,000,000	Nil	Nil
102.	James Crawford	400,000	(3)	400,000	Nil	Nil
103.	Rakesh Dhir	1,150,000	1.3%	1,150,000	Nil	Nil

	Name of Selling Security Holder	Shares Owned Prior to this Offering(1)	Percent %(2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering(2)
104.	Steven Mantel	4,000,000	4.5%	4,000,000	Nil	Nil
105.	Stephen Kozik	250,000	(3)	250,000	Nil	Nil
106.	Scott Koyich	250,000	(3)	250,000	Nil	Nil
107.	Sharlene Lailey	49,000	(3)	49,000	Nil	Nil
108.	Jarrett Zielinski	250,000	(3)	250,000	Nil	Nil
109.	Steve Smith	250,000	(3)	250,000	Nil	Nil
110.	Steven D. Fisher	100,000	(3)	100,000	Nil	Nil
111.	Ann Clark	100,000	(3)	100,000	Nil	Nil
112.	John Sobotka	150,000	(3)	150,000	Nil	Nil
113.	Ryan Lailey	201,000	(3)	201,000	Nil	Nil
114.	Pathfinder Asset Management Limited(11)	500,000	(3)	500,000	Nil	Nil
115.	Clayton Duguid	250,000	(3)	250,000	Nil	Nil
116.	Nikola Zanic	70,000	(3)	70,000	Nil	Nil
117.	William H. Schwartz	30,000	(3)	30,000	Nil	Nil
118.	Wolverton Securities Ltd. (12)	8,000	(3)	8,000	Nil	Nil
	Total	22,990,500	25.8%	22,990,500	Nil	0%

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 90,500,331 shares of our common stock issued and outstanding and as at June 9, 2014.
(3)	Less than 1%.
(4)	Greg. Dawson was a director of our company from June 2, 2011 until March 10, 2014. He is no longer an affiliate of our Company.

(5)	Mike Veldhris is the President of Blackstone Capital Partners Inc. and exercises voting/or investment power over the shares listed.
(6)	Munir Ali is the sole shareholder of Asia Asset Management and exercises voting/or investment power over the shares listed.
(7)	Gwen Vergouwen is the President of Vergouwen Investments Ltd. and exercises voting/or investment power over the shares listed.
(8)	Nagib Krameddine is President of Deens Food Ltd. and exercises voting/or investment power over the shares listed.
(9)	Harry Barr is the sole shareholder of Canadian Gravity Rec and exercises voting/or investment power over the shares listed.
(10)

Christopher Bunka is the sole shareholder of CAB Financial Services Ltd. and exercises voting/or investment power over the shares listed. Mr Bunka served as our Chief Executive Officer, director and Chairman of our board of directors until his resignation on July 23, 2013. He is no longer an affiliate of our company.

(11)	Ken Bancroft is the President and Portfolio Manager of Pathfinder Asset Management Limited and exercises voting/or investment power over the shares listed.
(12)	John Mitchell is a Chief Financial Officer of Wolverton Securities Ltd. and exercises voting/or investment power over the shares listed.

More information regarding the holders of the 10,403,300 common shares underlying warrants is included the following table.

	Name of Selling Security Holder	Shares Underlying Warrants Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered (4)	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
(1)	Linda Martens	10,000	0.0%(3)	10,000	Nil	Nil
(2)	Scott Martens	10,000	0.0%(3)	10,000	Nil	Nil
(3)	Balram Sona Maharaj	52,000	0.1%	52,000	Nil	Nil
(4)	Rodney Blake	200,000	0.2%	200,000	Nil	Nil
(5)	Ian Wooldridge	26,000	0.0%(3)	26,000	Nil	Nil
(6)	Corey Klassen	128,000	0.1%	128,000	Nil	Nil
(7)	Canaccord Genuity(4)	169,800	0.2%	169,800	Nil	Nil
(8)	Robert Newton	200,000	0.2%	200,000	Nil	Nil
(9)	Brian Fagan	100,000	0.1%	100,000	Nil	Nil
(10)	Dorothy Hoffert	30,000	0.0%(3)	30,000	Nil	Nil
(11)	Wolverton Securities Ltd.(5)	33,000	0.0%(3)	33,000	Nil	Nil
(12)	Sally Hollingsworth	50,000	0.1%	50,000	Nil	Nil
(13)	Dave Dawson	50,000	0.1%	50,000	Nil	Nil
(14)	Greg Dawson	100,000	0.1%	100,000	Nil	Nil
(15)	Lisa Lamb	125,000	0.1%	125,000	Nil	Nil
(16)	Munir Ali	45,000	0.0%(3)	45,000	Nil	Nil
(17)	Daniel Ternett	50,000	0.1%	50,000	Nil	Nil
(18)	Rhys Williams	75,000	0.1%	75,000	Nil	Nil
(19)	William Randall	25,000	0.0%(3)	25,000	Nil	Nil

	Name of Selling Security Holder	Shares Underlying Warrants Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered (4)	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
(20)	Blackstone Capital Partners Inc.(6)	100,000	0.1%	100,000	Nil	Nil
(21)	John O’Grady	25,000	0.0%(3)	25,000	Nil	Nil
(22)	Clark Macdonald	27,500	0.0%(3)	27,500	Nil	Nil
(23)	Larry Melnyk	12,500	0.0%(3)	12,500	Nil	Nil
(24)	Reno Redenback	100,000	0.1%	100,000	Nil	Nil
(25)	Darryl Aldous	15,000	0.0%(3)	15,000	Nil	Nil
(26)	Asia Asset Management(7)	100,000	0.1%	100,000	Nil	Nil
(27)	Gord Medland	95,000	0.1%	95,000	Nil	Nil
(28)	Gerald Ritchie	25,000	0.0%(3)	25,000	Nil	Nil
(29)	Sharon Shao	15,000	0.0%(3)	15,000	Nil	Nil
(30)	Barry Hodson	50,000	0.1%	50,000	Nil	Nil
(31)	Balram Sona Maharaj	17,500	0.0%(3)	17,500	Nil	Nil
(32)	Keven David Gannon	30,000	0.0%(3)	30,000	Nil	Nil
(33)	George M Rozdilsky	17,500	0.0%(3)	17,500	Nil	Nil
(34)	Neil Blake	6,000	0.0%(3)	6,000	Nil	Nil
(35)	Gary Zak	10,000	0.0%(3)	10,000	Nil	Nil
(36)	Rene Casas-Cordero	30,000	0.0%(3)	30,000	Nil	Nil
(37)	Vergouwen Investments Ltd.(8)	50,000	0.1%	50,000	Nil	Nil
(38)	A.Barry Ullett	100,000	0.1%	100,000	Nil	Nil
(39)	Donn Lovett	40,000	0.0%(3)	40,000	Nil	Nil
(40)	J. Allan Johannson	22,500	0.0%(3)	22,500	Nil	Nil
(41)	Mary Ullett	100,000	0.1%	100,000	Nil	Nil
(42)	Gerald Maser	12,500	0.0%(3)	12,500	Nil	Nil
(43)	Joseph Stewart	25,000	0.0%(3)	25,000	Nil	Nil
(44)	Deens Food Ltd.(9)	50,000	0.1%	50,000	Nil	Nil
(45)	Darren Stewart	50,000	0.1%	50,000	Nil	Nil
(46)	Roland Schemel	37,500	0.0%(3)	37,500	Nil	Nil
(47)	Ross Blusson	37,500	0.0%(3)	37,500	Nil	Nil
(48)	Eric Roth	75,000	0.1%	75,000	Nil	Nil
(49)	Cesar Lopez	250,000	0.3%	250,000	Nil	Nil
(50)	Stan McDonald	25,000	0.0%(3)	25,000	Nil	Nil

	Name of Selling Security Holder	Shares Underlying Warrants Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered (4)	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
(51)	Wolverton Securities Ltd.	140,000	0.1%	140,000	Nil	Nil
(52)	Canaccord Genuity(10)	76,160	0.1%	76,160	Nil	Nil
(53)	Leede Financial Markets Inc.(11)	80,000	0.1%	80,000	Nil	Nil
(54)	Donald LeBlanc	20,000	0.0%	20,000	Nil	Nil
(55)	Pina Michieletti	50,000	0.1%	50,000	Nil	Nil
(56)	Douglas Tufts	500,000	0.5%	500,000	Nil	Nil
(57)	Christopher Dougans	25,000	0.0%(3)	25,000	Nil	Nil
(58)	Fabio Menapace	12,500	0.0%(3)	12,500	Nil	Nil
(59)	Kevin Russell	25,000	0.0%(3)	25,000	Nil	Nil
(60)	Rene Beloin	49,000	0.0%(3)	49,000	Nil	Nil
(61)	Gary Zak	10,000	0.0%(3)	10,000	Nil	Nil
(62)	Irene Lynxleg	12,500	0.0%(3)	12,500	Nil	Nil
(63)	Patrick Devlin	12,500	0.0%(3)	12,500	Nil	Nil
(64)	Eugene Sekora	25,000	0.0%(3)	25,000	Nil	Nil
(65)	Roy Lawton	10,000	0.0%(3)	10,000	Nil	Nil
(66)	Anne Carey	20,000	0.0%(3)	20,000	Nil	Nil
(67)	Heidi A Ciachurski	50,000	0.1%	50,000	Nil	Nil
(68)	Jeffrey J Ciachurski	50,000	0.1%	50,000	Nil	Nil
(69)	Nasim Iqbal	12,500	0.0%(3)	12,500	Nil	Nil
(70)	Canadian Gravity Rec(12)	20,000	0.0%(3)	20,000	Nil	Nil
(71)	William Panenka	35,000	0.0%(3)	35,000	Nil	Nil
(72)	Jacob Strigan	12,500	0.0%(3)	12,500	Nil	Nil
(73)	Ryan Coffin	30,000	0.0%(3)	30,000	Nil	Nil
(74)	David Marcus Mitchell	15,000	0.0%(3)	15,000	Nil	Nil
(75)	Stan McDonald	35,000	0.0%(3)	35,000	Nil	Nil
(76)	Alan Chan	50,000	0.1%	50,000	Nil	Nil
(77)	CAB Financial Services Ltd.(13)	1,000,000	1.0%	1,000,000	Nil	Nil
(78)	James Crawford	200,000	0.2%	200,000	Nil	Nil
(79)	Rakesh Dhir	575,000	0.6%	575,000	Nil	Nil
(80)	Steven Mantel	2,000,000	2.0%	2,000,000	Nil	Nil
(81)	Stephen Kozik	125,000	0.1%	125,000	Nil	Nil
(82)	Scott Koyich	125,000	0.1%	125,000	Nil	Nil

	Name of Selling Security Holder	Shares Underlying Warrants Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered (4)	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
(83)	Sharlene Lailey	24,500	0.0%(3)	24,500	Nil	Nil
(84)	Jarrett Zielinski	125,000	0.1%	125,000	Nil	Nil
(85)	Steve Smith	125,000	0.1%	125,000	Nil	Nil
(86)	Steven D. Fisher	50,000	0.1%	50,000	Nil	Nil
(87)	Ann Clark	50,000	0.1%	50,000	Nil	Nil
(88)	John Sobotka	75,000	0.1%	75,000	Nil	Nil
(89)	Ryan Lailey	100,500	0.1%	100,500	Nil	Nil
(90)	Pathfinder Asset Management Limited(14)	250,000	0.3%	250,000	Nil	Nil
(91)	Clayton Duguid	125,000	0.1%	125,000	Nil	Nil
(92)	Nikola Zanic	35,000	0.0%(3)	35,000	Nil	Nil
(93)	William H. Schwartz	15,000	0.0%(3)	15,000	Nil	Nil
(94)	Wolverton Securities Ltd.(15)	816,000	0.8%	816,000	Nil	Nil
(95)	Canaccord Genuity(16)	99,840	0.1%	99,840	Nil	Nil
(96)	Global Market Development LLC(17)	80,000	0.1%	80,000	Nil	Nil
	Total	10,403,300	10.5%	10,403,300

(1)

The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)

The percentages are based on a diluted basis assuming all 10,403,300 warrants are exercised and on 90,500,331 shares of our common stock issued and outstanding as at June 9, 2014 for an aggregate of 99,433,631 issued and outstanding.

(3)	Less than 1%.
(4)	James Jacque is a Senior Corporate Actions Analyst at Canaccord Genuity and exercises voting/or investment power over the shares listed.
(5)	John Mitchell is a Chief Financial Officer at Wolverton Securities Ltd. and exercises voting/or investment power over the shares listed.
(6)	Mike Veldhris is the President of Blackstone Capital Partners Inc. and exercises voting/or investment power over the shares listed.
(7)	Munir Ali is the sole shareholder of Asia Asset Management and exercises voting/or investment power over the shares listed.
(8)	Gwen Vergouwen is the President of Vergouwen Investments Ltd. and exercises voting/or investment power over the shares listed.
(9)	Nagib Krameddine is President of Deens Food Ltd. and exercises voting/or investment power over the shares listed.
(10)	James Jacque is the Senior Corporate Actions Analyst at Canaccord Genuity and exercises voting/or investment power over the shares listed.
(11)	Clark MacDonald is a Director of Leede Financial Markets Inc. and exercises voting/or investment power over the shares listed.
(12)	Harry Barr is the sole shareholder of Canadian Gravity Rec and exercises voting/or investment power over the shares listed.

(13)

Christopher Bunka is the sole shareholder of CAB Financial Services Ltd. and exercises voting/or investment power over the shares listed. Mr Bunka served as our Chief Executive Officer, director and Chairman of our board of directors until his resignation on July 23, 2013. He is no longer an affiliate of our company.

(14)	Ken Bancroft is the President and a Portfolio Manager at Pathfinder Asset Management Ltd and exercises voting/or investment power over the shares listed.
(15)	John Mitchell is a Chief Financial Officer at Wolverton Securities Ltd. and exercises voting/or investment power over the shares listed.
(16)	James Jacque is a Senior Corporate Actions Analyst at Canaccord Genuity and exercises voting/or investment power over the shares listed.
(17)	Jeffrey D. Phillips is the President of Global Market Development LLC and exercises voting/or investment power over the shares listed.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the Selling Security Holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Two of the Selling Security Holders, Greg Dawson and CAB Financial Services Ltd., have had a material relationship with our company in the past three years. Mr. Dawson was a director of our company until March 10, 2014. Meanwhile CAB Financial Services is owned and controlled by Mr. Christopher Bunka, who served as our Chief Executive Officer, director and Chairman of our Board of Directors until July 23, 2013. With the exception of Greg Dawson and CAB Financial Services Ltd., none of the Selling Security Holders has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Item 8 – Plan of Distribution

We are registering an aggregate of 33,393,800 common shares of our company, consisting of 22,990,500 previously issued common shares of our company and 10,403,300 shares of common stock underlying previously issued warrants by our company by Selling Security Holders. The Selling Security Holders have the option to sell the 33,393,800 shares of our common stock at prevailing market prices or privately negotiated prices.

The shares may be sold in a lawful manner using any one or more of the following methods: private transaction; ordinary brokerage transactions; transactions in which the broker-dealer solicits purchasers; broker-dealer as principal purchasers and resale by the broker-dealer for its own account; block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; broker-dealer agreements with the selling shareholder to sell a specified number of such shares at a stipulated price per share; exchange distribution following the rules of the applicable exchange; short sales that are not violations of the laws and regulations of any state of the United States; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or through a combination of any such methods or other lawful means.

The Selling Security Holders are underwriters, within the meaning of section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Security Holders, who are “underwriters” within the meaning of section 2(a)(11) of the Securities Act, are subject to the prospectus delivery requirements of the Securities Act.

The brokers or dealers may receive commissions or discounts from the Selling Security Holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Security Holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

Our common stock is quoted on the OTCQB and CSE.

Trading in stocks quoted on the OTCQB and CSE is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. The OTCQB should not be confused with the NASDAQ market. OTCQB companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTCQB is not a stock exchange, and the trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

We are bearing all costs relating to the registration of our common stock. The Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The Selling Security Holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the Selling Security Holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

  furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;
  not engage in any stabilization activities in connection with our securities; and
  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Regulation M

During such time as the Selling Security Holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the Selling Security Holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution”.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Security Holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the Selling Security Holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the Selling Security Holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Security Holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

The Selling Security Holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus. After the sale of the shares offered by this Prospectus the Selling Security Holders will have 10,403,300 common shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that is developed.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states” securities laws, if applicable, the Selling Security Holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Security Holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be approximately $17,500, including but not limited to legal, accounting, printing and mailing fees will, be paid by our company. However, any selling costs or brokerage commissions incurred by each Selling Security Holder relating to the sale of their shares will be paid by them. See “Use of Proceeds” on page 16.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

  contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices;

  contains the toll-free telephone number for inquiries on disciplinary actions;

  defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

  contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

  the bid and ask prices for the penny stock;

  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

  the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

  a monthly account statement indicating the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a Selling Security Holder wants to sell shares of our common stock under this Prospectus in the United States, the Selling Security Holder will need to comply with state securities laws, also known as “blue sky laws”, with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a Selling Security Holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a Selling Security Holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Item 9 – Description of Securities to be Registered

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and no authorized shares of preferred stock.

Common Stock

As of July 14, 2014 we had 90,500,331 shares of our common stock, options to acquire 4,720,348 shares of our common stock and warrants to acquire 13,858,245 shares of our common issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends. From our inception to July 14, 2014, we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a cash or stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock have cumulative voting rights in the election of our directors. The combination of an ownership by a few stockholders of a significant portion of our company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters” rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Olympia Trust Company at 1003-750 West Pender Street, Vancouver, BC V6C 2T8 (Telephone: 604-484-8612; Facsimile: 604-484-8638).

Item 10 – Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

The audited financial statements of Enertopia for the two most recent fiscal years ended August 31, 2013 and 2012 and unaudited financial statements of Enertopia for the fiscal nine months ended May 31, 2014 have been included in this Prospectus in reliance upon MNP LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Legal Matters

The law firm of Macdonald Tuskey has rendered a legal opinion regarding the validity of the shares of common stock offered by the Selling Security Holders. It is exhibit 5.1 to the registration statement of which this Prospectus is a part.

Item 11 – Information with Respect to Our Company

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements.

Overview

Our company was formed on November 24, 2004 under the laws of the State of Nevada and commenced operations on November 24, 2004.

From inception until April 2008, we were primarily engaged in the acquisition and exploration of natural resource properties. In late fall of 2013, we began our entry into medicinal marijuana business. Currently this is the main focus of our company with three separate joint venture agreements to grow, cultivate and sell medical marihuana under the Canadian Federal MMPR (Marihuana for Medical Purposes Regulations) program. No federal licenses under the MMPR have been granted to any of our joint ventures to date.

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. Our telephone number is (604) 602-1675. In addition, we have a second office located in Kelowna, British Columbia. Our current locations provide adequate office space for our purposes at this stage of our development.

On September 28, 2012, our company closed an offering memorandum placement of 995,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$49,750 or $49,750. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.15 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 79,500 shares, 79,500 warrants and 79,500 broker warrants in connection with the private placement.

On October 24, 2012, our company issued 100,000 common shares at a price of $0.06 per share ($6,000 in the aggregate) in connection with Altar Resources, Mildred Peak property.

On November 15, 2012, our company closed an offering memorandum placement of 1,013,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$50,650 or $50,650. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 38,000 common shares, 101,300 units, and 101,300 broker warrants in connection with the private placement.

On March 1, 2013, our company settled the debt incurred of $16,000 from September 1, 2011 to February 28, 2013 for consulting fees with Mr. Mark Snyder by issuing 160,000 restricted common shares at a price of $0.10 per share.

On May 30, 2013, we terminated our Option Agreement with Altar Resources with respect to the Mildred Peak property.

On June 26, 2013, we terminated our Option Agreement with Wildhorse Copper Inc. with respect to the Copper Hills property.

Subsequent to year end, on September 17, 2013 our company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 in the historic field located in Forest and Venango counties, Pennsylvania. On execution of this agreement our company issued 100,000 common shares to Downhole Energy LLC. The participation agreement gives our company the opportunity to pay 100% of the gross expenses per well to earn 75% net profits per well drilled and completed. Although the participation agreement remains effective, our company has been unable to fund the drilling of any oil wells to date.

Subsequent to year end, on October 4, 2013 our company entered into a consulting agreement with Olibri Acquisitions and issued 750,000 common shares to Olibri in compensation for services rendered. .

On November 1, 2013 our company entered into a Letter of Intent Agreement (“LOI”) with 0786521 BC Ltd. and 0984329 BC Ltd. (the “Vendor”) pursuant to which our company wishes to buy and the Vendor wishes to sell 51% of the issued and outstanding capital stock of the Vendor. The Vendor is the owner, operator of a medical marihuana operation located at 33420 Cardinal Street, Mission, British Columbia, Canada. Until such time as the Vendor and our company enter into a Definitive Agreement, the parties agree that all terms of the LOI will serve only as an expression of interest between the Vendor and our company. The LOI is not comprehensive and no business relationship will be created between the Vendor and our company unless and until such time as we enter into definitive agreement. On the execution of the LOI, our company issued 10,000,000 common shares to the Vendor.

Subsequent to year end, on November 18, 2013, our company entered into an investor relations contract with Coal Harbor Communications Inc. The initial term of this agreement began on November 18, 2013 and continued for two months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company paid to Coal Harbor Communications a one-time payment of two hundred thousand shares (200,000) of our common stock. The contract expired at the end of June 2014.

Subsequent to year end, on November 26, 2013, our company closed the first tranche of a private placement of 2,720,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$136,000 ($136,000). Each warrant is exercisable to purchaser one additional common share at a price of $0.10 per share for a period of thirty six months following the close.

Subsequent to year end, on December 2, 2013, we sold our investment in Pro Eco Energy Ltd. to Western Standard Energy Corp. for $40,000The investment of $45,000, which was made on April 21, 2008, gave our company 900,000 shares or an 8.25% interest in the Pro Eco . In consideration of the sale Western Standard Energy Corp. agreed to pay to us the following consideration: a) $10,000 byDecember 02, 2013; b) $10,000 by December 31, 2013; c) $10,000 by January 31, 2014; d) $10,000 by February 28, 2014.

Subsequent to year end, on November 29, 2013, our wholly-owned subsidiary, Target Energy, Inc. was closed and dissolved.

Overview of Business over the Last Five Years

Prior to the adoption of our current business plan related to medical marihuana, we were primarily engaged in the acquisition and exploration of natural resource properties. As a result, the discussion of business contained in this registration statement describes our company’s operations while we were involved in the acquisition and exploration of natural resource properties. With the exception of our September 17, 2013 participation agreement with Downhole Energy LLC, pursuant to which we have the right to participate in the drilling of certain oil and gas leases, our natural resources operations have been discontinued since April, 2010. The participation agreement give our company the opportunity to pay 100% of the gross expenses per well to earn 75% net profits per well drilled and completed. Although the participation agreement remains effective, our company has been unable to fund the drilling of any oil wells to date.

Effective September 1, 2009, we entered into an assignment agreement with Cheetah Oil & Gas Ltd. The assignment agreement dated August 28, 2009, provides for the purchase by our company of a revenue interest of 40.432% of an 8% share of Cheetah’s net revenue after field operating expenses from the Belmont Lake PP F-12-4 horizontal well, located in Belmont Lake Field, Wilkinson County, Mississippi. As consideration, we agreed to pay to Cheetah 57.76% of Cheetah’s costs currently budgeted at $77,905.36, subject to revision and 57.76% of Cheetah’s 8% share of PP F-12-4 well costs from time to time for infrastructure, pipes, tanks, compressors, trucking, etc. On May 31, 2010, this assigned interest was converted into common shares and warrants of Cheetah Oil & Gas Ltd, leaving our company with no direct interest in this well. As a result, we have 375,000 restricted common shares in the capital of Cheetah and 375,000 share purchase warrants which entitled our company to acquire 375,000 restricted common shares in the capital of Cheetah at a purchase price of $0.20 per share for a period of two years.

Effective September 1, 2009, we entered into an assignment agreement with Lexaria Corp. The assignment agreement dated August 28, 2009, provides for the purchase by our company of a revenue interest of 13.475% of a 32% share of Lexaria’s net revenue after field operating expenses from the Belmont Lake PP F-12-4 horizontal well, located in Belmont Lake Field, Wilkinson County, Mississippi. As consideration, we agreed to pay to Lexaria 19.25% of Lexaria’s costs currently budgeted at $311,621.44, subject to revision and 19.25% of Lexaria’s 32% share of PP F-12-4 well costs from time to time for infrastructure, pipes, tanks, compressors, trucking, etc. On May 31, 2010, this assigned interest was converted into common shares and warrants of Lexaria Corp, leaving our company with no direct interest in this well. As a result, we have 499,893 restricted common shares in the capital of Lexaria and 499,983 share purchase warrants which entitle our company to acquire 499,983 restricted common shares in the capital of Lexaria at a purchase price of $0.20 per share for a period of two years.

Effective September 25, 2009, we effected a one (1) for two (2) share consolidation of our authorized and issued and outstanding common stock. As a result, our authorized capital decreased from 75,000,000 shares of common stock with a par value of $0.001 to 37,500,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares decreased from 29,305,480 shares of common stock to 14,652,740 shares of common stock. The consolidation became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 25, 2009 under the new stock symbol “GLCP”. Our CUSIP number was changed to 38079Q207.

On October 9, 2009, we appointed Bal Bhullar as our chief financial officer. Concurrent with the appointment of Ms. Bhullar, we entered into an initial six-month management agreement, thereafter month to month, with BKB Management Ltd., a consulting company controlled by Bal Bhullar.

On October 9, 2009, we entered into a month to month management agreement with Mark Snyder, whereby Mark Snyder agreed to act as the Chief Technical Officer of our company.

On January 31, 2010, we entered into an Independent Sales and Marketing Representative Agreement with Global Solar Water Power Systems Inc., a private company beneficially owned by Mark Snyder, our company’s Chief Technical Officer.

On February 8, 2010, we changed our name from Golden Aria Corp. to Enertopia Corp. As a result of the name change we received our current CUSIP number: 29277Q1047.

On February 22, 2010, we increased our authorized share capital to 200,000,000 common shares.

On February 28, 2010, we entered into an Asset and Share Purchase Agreement with Mr. Mark Snyder to acquire up to 20% ownership interest of Global Solar Water Power Systems Inc.

Effective March 26, 2010, our stock quotation under the symbol “GLCP” was deleted from the OTC Bulletin Board. The symbol was deleted for factors beyond our company’s control due to various market makers electing to shift their orders from the OTCBB to the electronic quotation service operated by OTC Markets Group Inc. As a result of these market makers not providing a quote on the OTCBB for four consecutive days our company was deemed to be deficient in maintaining a quotation standard at the OTCBB pursuant to Rule 15c2-11. That determination was made entirely without our company’s knowledge.

On April 7, 2010, FINRA confirmed the name change from Golden Aria Corp. to Enertopia Corp., and approved our company’s new symbol as ENRT. On February 5, 2010, our company’s shareholders approved an amendment to our company’s articles of incorporation to change its name from Golden Aria Corp. to Enertopia Corp. The name change was effected with the Nevada Secretary of State on February 8, 2010.

On May 31, 2010, we closed a private placement financing of 557,500 units at a price of $0.15 per unit for gross proceeds of $83,625. Each unit consisted of one share of common stock in the capital of our company and one non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional share of common stock in the capital of our company until May 31, 2012, at a purchase price of $0.30 per share.

On August 12, 2010, we received approval for listing on the Canadian National Stock Exchange. Trading date commenced on August 13, 2010 under the symbol “TOP”.

During the year ended August 31, 2010, our oil and gas properties became available for sale as the result of our company shifting its focus from non-renewable energy operations to a renewable energy operation. Pursuant to Accounting Standards Codification 360 “Accounting for the Impairment or Disposal of long-Lived Assets”, we reclassified the remaining oil and gas properties to be sold as assets held for sale and recorded at their recoverable amount on August 31, 2010. In the year ended August 31, 2011, we received a cash payment of $100,000 from the sale.

On October 25, 2010, our company disposed of the Coteau Lake oil & gas interests for cash consideration of $100,000 plus an additional potential payout which shall be based on a 10% profit interest on any and all productive wells drilled on the property, up to $150,000. No receivable was recorded as the future potential payout cannot be reasonably determined.

On January 31, 2011, our company entered into a letter of intent and paid $7,500 deposit to Wildhorse Copper Inc. and its wholly owned subsidiary Wildhorse Copper (AZ) Inc. as optionors. On April 11, 2011, our company signed a Mineral Purchase Option Agreement with the optionors respecting an option to earn a 100% interest, subject to a 1% NSR capped to a maximum of $2,000,000 in a property known as the Copper Hills property. The Copper Hills property is comprised of 56 located mining claims covering a total of 1,150 acres located in New Mexico, USA.

The optionors hold the Copper Hills property directly and indirectly through property purchase agreements with third parties. Pursuant to the option agreement the optionors have assigned the third party agreements to our company. In order to earn the interest in the Copper Hills property, our company is required to make aggregate cash payments of $591,650 over an eight year period and issue an aggregate of 1,000,000 shares of common stock over a three year period. As at August 31, 2012, our company issued 500,000 common shares at price of $0.15 per share and 150,000 common shares at price of $0.10 per share to the optionors, and made aggregate cash payment of $106,863 (August 31, 2011-$72,045). As a result, our company has expensed the exploration costs of $143,680 (August 31, 2011-$14,094).

On March 3, 2011, we closed a private placement of 8,729,000 units at a price of CAD$0.10 per unit for gross proceeds of CAD$872,900 (approximately $893,993). Each unit consisted of one common share in the capital of our company and one non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share in the capital of our company until March 3, 2013, subject to accelerated expiry as set out in the warrant certificate, at a purchase price of CAD$0.20. As per the terms of the Subscription Agreement, our company granted to the Subscribers a participation right to participate in future offerings of our securities as to their pro rata shares for a period of 12 months from the closing of the Private. We paid broker commissions of $48,930 in cash and issued 489,300 brokers warrants. Each full warrant entitled the holder to purchase one additional common share in the capital of our company until March 3, 2013, subject to accelerated expiry as set out in the warrant certificate, at a purchase price of CAD$0.20.

On March 16, 2011, we entered into a debt settlement agreement with an officer of our company, whereby we issued 78,125 shares of common stock in connection with the settlement of $12,500 debt at a deemed price of $0.16 per share pursuant to a consulting agreement. We recorded $12,422 in additional paid in capital for the gain on the settlement of the debt.

On April 27, 2011, we entered into a debt settlement agreement with the President of our Company regarding a related party in the amount of $46,000, whereby $25,000 was settled by issuing common shares of 100,000, and $21,000 was forgiven for Nil consideration. In connection with the debt settlement, we recorded $100 in share capital and $45,900 in additional paid in capital for the gain on the settlement of the debt.

On May 31, 2011, our company settled the amount due to related parties into two promissory notes of $80,320 (CAD$84,655) and $90,000. Both promissory notes were unsecured, non-interest bearing and due on May 31, 2012 at an imputed interest rate of 12% per annum upon the settlement. On April 27, 2011, we entered into a debt settlement agreement with one of the holders, a company controlled by the Chairman/CEO of our company, whereby our company issued 360,000 common shares to the holder, and the holder agreed to accept the shares as full and final payment of the promissory note of $90,000. On the same day, we entered into a debt settlement agreement with a company controlled by the Chairman/CEO of our Company, whereby the holder agreed to forgive the repayment of debt for Nil consideration. In connection with the settlements and forgiveness of the above promissory notes, our company recorded $79,997and $77,415 in additional paid in capital for the gain on settlement of debt, respectively.

On June 22, 2011, Change Lee LLP (“Chang Lee”) resigned as our independent registered public accounting firm because Chang Lee was merged with another company: MNP LLP (“MNP”). Most of the professional staff of Chang Lee continued with MNP either as employees or partners of MNP and will continue their practice with MNP. On June 22, 2011, we engaged MNP as our independent registered public accounting firm.

On July 19, 2011, our company entered into a letter of intent and paid $15,000 deposit to Altar Resources. Subsequent to August 31, 2011, on October 11, 2011, our company signed a Mineral Purchase Option Agreement with Altar Resources with respect to an option to earn 100% interest, subject to a 2.5% NSR in a property known as Mildred Peak. The mining claims are in Arizona covering approximately 6,220 acres from Altar Resources which holds the mining claims directly and indirectly through federal mining claims and state mineral exploration leases; or, represented that it would hold such claims in good standing at the time of closing a definitive agreement. Our company is required to make aggregate cash payments of $881,000 over a five year period and issue an aggregate of 1,000,000 shares of its common stock over a four year period. As at August 31, 2012, Enertopia made aggregate cash payments of $84,980 and issued 100,000 shares at price of $0.10 per share to Altar Resources; our company has expensed the exploration costs of $31,423.

On January 6, 2012, our company entered into a share purchase agreement (the “Agreement”) with a third party (“Purchaser”). Our company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from our company, 250,000 units of Lexaria Corp. at a purchase price of $0.15 per unit, for a total of $37,500, by the effective closing date of January 6, 2012. In addition, pursuant to the terms of the Agreement, Purchaser will have an option, at his sole discretion, to pay $0.25 per unit or approximately $62,500 to purchase the remaining 249,893 units on or before March 2, 2012. The Purchaser did not exercise the option to purchase the remaining 249,893 units.

On February 9, 2012, our company signed a Loan Agreement with Robert McAllister, director of our company to borrow $50,000 (CAD$50,000). The loan is unsecured, was due on May 9, 2012 at an interest rate of 10% per annum and is now on a month to month term.

On March 19, 2012, our company’s Board has appointed Dr. John Thomas as Director and Mr. Tony Gilman and Dr. Stefan Kruse as Advisors of our company. Our company has granted additional 450,000 stock options to Directors and Advisors of our company. The exercise price of the stock options is $0.15, of which are 225,000 options vested immediately and 225,000 options vested on August 15, 2012. The options expire March 19, 2017.

On March 27, 2012, our company granted 250,000 stock options to an Investor Relations company with an exercise price of $0.15, of which 125,000 vested immediately and 125,000 vested on June 27, 2012, all of which expire on March 27, 2017.

On April 10, 2012, our company granted 25,000 stock options to a consultant of our company with an exercise price of $0.15, which vested immediately and expire on April 10, 2017.

On April 10, 2012, our company issued 93,750 common shares in connection with the settlement of debt of $9,375 at a price of $0.10 per common share pursuant to a consulting agreement.

On April 13, 2012, our company closed an offering memorandum placement of 2,080,000 units at a price of CAD$0.10 per unit for gross proceeds of CAD$208,000 or $208,000. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.15 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company paid broker commissions of $14,420 in cash and issued 144,200 brokers warrants in connection with the private placement.

On July 27, 2012, our company closed the first tranche of an offering memorandum placement of 600,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$30,000 or $30,000. Each Warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant share for a period that is twelve months and one day to thirty-six months following closing. Our company’s President and CEO participated in the private placement for $10,000.00 and $5,000.00 dollars respectively. Our company issued 60,000 brokers warrants in connection with the private placement.

On July 30, 2012, our company entered into a share purchase agreement with the President of our company, Robert McAllister pursuant to which Mr. McAllister agreed to purchase 249,893 of our common shares at a purchase price of $0.075 per share, for a total of $18,741. As at August 31, 2012, the difference of the purchase price of $0.075 per share and the stock market price of $0.11 per share, in the amount of $8,746, has been recorded as stock based compensation.

On August 24, 2012, our company closed the second tranche of an offering memorandum placement of 160,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$8,000 or $8,000. Each warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant share for a period that is twelve months and one day to thirty-six months following closing. Our company’s President participated in the private placement for $4,000.00 dollars. Our company will issue 16,000 brokers warrants in connection with the private placement for broker commissions.

On September 28, 2012, our company closed an offering memorandum placement of 995,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$49,750 or $49,750. Each Unit consisted of one common share and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 79,500 shares, 79,500 warrants and 79,500 broker warrants in connection with the private placement.

On October 24, 2012, our company issued 100,000 common shares in connection with Altar Resources, Mildred Peak property (See Note 6) for an amount of $6,000 at a price of $0.06.

On November 15, 2012, our company closed an offering memorandum placement of 1,013,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$50,650 or $50,650. Each Unit consisted of one common share and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. Our company issued 38,000 common shares, 101,300 units, and 101,300 broker warrants in connection with the private placement.

On March 1, 2013, our company settled the debt incurred of $16,000 from September 1, 2011 to February 28, 2013 for consulting fees with Mr. Mark Snyder by issuing 160,000 restricted common shares of our company at a price of $0.10 per share.

On May 30, 2013, our company terminated its Option Agreement with Altar Resources on Mildred Peak property.

On June 26, 2013, our company terminated its Option Agreement with Wildhorse Copper Inc. on Copper Hills property.

On September 17, 2013 our company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 acres in the historic field located in Forest and Venango counties, Pennsylvania. On execution of this agreement our company issued 100,000 common shares to Downhole Energy LLC.

On October 4, 2013 our company entered into a consulting agreement with Olibri Acquisitions and issued 750,000 common shares to Olibri in consideration of consulting services rendered..

On November 1, 2013 our company entered into a Letter of Intent Agreement (“LOI”) with 0786521 BC Ltd. and and 0984329 BC Ltd. (the “Vendor”) pursuant to which our company wishes to buy and the Vendor wishes to sell 51% of the issued and outstanding capital stock of the Vendor. The Vendor is the owner, operator of a Medical Marihuana operation located at 33420 Cardinal Street, Mission, British Columbia, Canada. Until such time as the Vendor and our company enter into a Definitive Agreement, the parties agree that all terms of the LOI will serve only as an expression of interest between the Vendor and our company. The LOI is not comprehensive and no business relationship will be created between the Vendor and our company unless and until such time as we enter into definitive agreement. On the execution of the LOI, our company issued 10,000,000 common shares to the Vendor.

On November 18, 2013, our company entered into an investor relations contract with Coal Harbor Communications Inc. The initial term of this agreement shall begin on the date of execution and continue for two months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay the Provider a one-time payment of 200,000 restricted common shares in our company.

On January 1, 2014, our company entered into a Social Media/Web Marketing Agreement with Stuart Gray. The initial term of this agreement shall begin on the date of execution of this Agreement and continue for three months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay the Stuart Gray a monthly fee of $5,000.

Upon execution of the Agreement, our company issued 200,000 stock options. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on January 1, 2014, our company has granted 200,000 stock options to Stuart Gray, with respect to the Social Media/Web Marketing Agreement dated January 1, 2014. The exercise price of the stock options is $0.075, 100,000 stock options vested immediately, 50,000 stock options vested 30 days after the grant and 50,000 stock options vested 60 days after the grant, expiring January 1, 2019.

On January 13, 2014, our company entered into a corporate development agreement with Don Shaxon. The initial term of this agreement shall begin on the date of execution of this agreement and continue for twelve months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay the Provider Don Shaxon a signing stock bonus of 250,000 common shares of our company, one-time cash bonus of $40,000 90 days after the commencement of the contract, and a monthly fee of $3,500 plus $500 in monthly expenses. Upon execution of the Agreement, our company granted 250,000 stock options to Don Shaxon with respect to the corporate development agreement dated January 13, 2014. The exercise price of the stock options is $0.16, 250,000 stock options vested immediately, expiring January 13, 2019.

Our company entered into a Joint Venture Agreement (the “WOM Agreement”) on January 16, 2014 with World of Marihuana Productions Ltd. (“WOM”) where our company can acquire up to 51% of the Joint Venture business ownership interest. WOM has or will acquire a licence issued by Health Canada (the “Licence”) to allow for WOM to operate a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marijuana (the “Business”) which shall be located at 33420 Cardinal Street, Mission, British Columbia (the “Premises”). The Parties have entered into a non-binding Letter Of Intent dated for reference the 1st day of November, 2013 (the “LOI”) which shall be superseded by this Agreement. The Parties entered into the Joint Venture Agreement to which sets out the terms and conditions in which Enertopia may acquire an interest in the Business and the terms and conditions on which the Parties will form a joint venture to jointly participate in the Business (the “Joint Venture”). 10,000,000 shares of the restricted common stock of our company at a price of $0.04 per share to 0984329 B.C. Ltd at the direction of WOM at the time of execution of the LOI (the “LOI Shares”) (Completed); Issuance of 5,000,000 Shares to 0984329 BC Ltd. at a price of $0.18 per share and payment of $100,000.00 USD to WOM upon signing of this Agreement (the “Execution Date”) which Shares will be held in escrow (the “Escrow Shares”) by Enertopia's solicitors until such time as the Effective Date has occurred. Upon occurrence of the Effective Date,

1.	the Escrow Shares will be released from escrow (Completed);

2.	payment to WOM of $75,000.00 USD by January 31, 2014 in exchange for which Enertopia will be granted a 30% Interest in the Business (Completed);

3.

issue 1,000,000 Shares at a price of $0.68 per share to 0984329 BC Ltd. and pay $200,000.00 USD to WOM on or before the date that is six months from the Execution Date in exchange for which Enertopia shall be granted a further 1% Interest in the Business; (Completed). See Note 8. To date, our company has issued 16,000,000 common shares of our company and paid a total of $375,000 to WOM.

4.

On January 31, 2014, our company accepted and received gross proceeds of CAD$40,500 ($37,500), for the exercise of 350,000 stock options; 100,000 at $0.075 each, 150,000 stock options at $0.10 each, and 100,000 stock options at $0.15 each; into 350,000 common shares of our company.

On January 31, 2014, our company closed the first tranche of a private placement of 4,292,000 units at a price of US$0.10 per unit for gross proceeds of US$429,200. Each unit consists of one common share of our company and one half (1/2) of one non-transferable share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further share at a price of US$0.15 per Warrant Share for a period of twenty four (24) months following closing. A cash finders’ fee for $29,616 and 296,160 full broker warrants that expire on January 31, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Leede Financial and Wolverton Securities.

On February 5, 2014, Ryan Foster has joined our company as an advisor and has been paid a $1,000 honorarium. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on February 5, 2014, our company has granted 50,000 stock options to Ryan Foster with an exercise price of $0.35, 25,000 stock options vested immediately, 25,000 stock options vested on July 1, 2014, expiring February 5, 2019.

On February 7, 2014, our company has entered into a Letter of Intent (“LOI”) to set forth the basic terms of the recent discussions between our company and The Green Canvas Ltd. (“GCL”) (collectively, the “Parties”) with regard to the acquisition (the “Acquisition”) by our company of up a 75% interest in the business of GCL (the “Business”), being the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes.

On February 7, 2014, our company entered into a binding Letter of Intent (“LOI”) shall set forth the basic terms of the recent discussions between our company and Wisplite Technologies Incorporated (“WTI”) and Wisplite Technologies Group Incorporated (“WTGI”) and CEX Holdings Limited (“CEX”) (collectively, the “Parties”) with regard to the acquisition (the “Acquisition”) by Enertopia of all of the issued and outstanding shares of WTI. Acquisition Structure. In accordance with the terms of a formal and definitive agreement to be entered into between Enertopia and the current shareholders of WTI (the “Security Holders”) (the “Definitive Agreement”), Enertopia shall be entitled to acquire all of the issued and outstanding shares of WTI from the Security Holders. WTGI and CEX are the majority shareholders of WTI. WTI owns certain proprietary technologies, inventions, products, processes, formulae, designs, data, information and materials related to portable vaporizing devices. Upon the execution of this LOI, Enertopia paid WTI the sum of $85,000 which is for the payment of patent payments and associated costs. As at February 28, 2014, the LOI has been terminated and the CAD$85,000 has been expensed.

On February 13, 2014, our company closed the final tranche of a private placement by issuing 12,938,000 units at a price of US$0.10 per unit for gross proceeds of US$1,293,800. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of US$0.15 per Warrant Share for a period of twenty four (24) months following closing. One Director and One Officer of the Company participated in the final tranche for $30,000. A cash finders’ fee for $98,784; 8,000 common shares in lieu of $800 finders’ fee and 995,840 full broker warrants that expire on February 13, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Global Market Development LLC and Wolverton Securities.

On February 13, 2014, 50,000 stock options were exercised at a price of $0.06 by a Director and 50,000 stock options were exercised at a price of $0.075 by a Consultant for net proceeds to the Company of CAD$7,050 (US$6,750) into 100,000 common shares of the Company.

On February 13, 2014, 541,500 warrants from previous private placements were exercised into 541,500 common shares of the Company for net proceeds of US$101,100.

On February 27, 2014, our company signed a $50,000 12 month marketing agreement with Agoracom payable in common shares of our company. The first quarter payment is $12,500, by issuing 54,347 common shares of our company at a market price of $0.23 per share.

On February 27, 2014, 585,000 warrants from previous private placements were exercised into 585,000 common shares of our company for net proceeds of $115,000. Proceeds of the private placement, options exercise and warrants exercise will be used for general working capital.

On February 28, 2014, the Company has entered into a Joint Venture Agreement (“GCL Agreement”) with The Green Canvas Ltd. (“GCL”) with regards to the acquisition by Enertopia of up a 75% interest in the business of GCL, being the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes. Payment of $100,000 at the time of execution of the LOI (Completed); immediately following the Execution Date, Enertopia shall complete the following in return for which Enertopia will be granted and vested with a 49% Ownership Interest in the Business: issue to GCL an aggregate of 10,000,000 common shares at a price of $0.235 of Enertopia and (Completed); pay to GCL the aggregate sum of $500,000, the full amount of which, less the sum of $113,400 payable to Wolverton Securities as a finder's fee, shall be used by GCL to upgrade the Business as may be necessary pursuant to MMPR requirements or as may otherwise be required to advance the Business.(Completed); Of the 10,000,000 shares issued, 6,400,000 of the Shares issued pursuant shall be held in escrow (the “Escrow Shares”) by Enertopia's solicitors until the Effective Date. Upon occurrence of the Effective Date, Enertopia will cause its solicitors to release the Escrow Shares from escrow (Completed).

On March 5, 2014, our company and our CEO and Director, Robert McAllister, entered into a Joint Venture Agreement with Lexaria Corp. to jointly source and develop business opportunities in the medical marihuana industry. Pursuant to the terms of the agreement, Lexaria Corp. issued to our company 1 million restricted common shares and issued 500,000 common shares to Mr. McAllister for his participation as a key representative for the joint venture. Additional, Lexaria agreed to issue to Mr. McAllister options to purchase 500,000 common shares of Lexaria in consideration for Mr. McAllister’s participation on the Lexaria Adisory Board.

On March 10, 2014, our company’s Board has appointed Mathew Chadwick and our company entered into a Management Agreement with Mathew Chadwick as Senior Vice President of Marijuana Operations. The initial term of this agreement shall begin on the date of execution of this agreement and continue for six months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay CAD$25,000 per month. The terms of the contract include the following:

  to consult with and advise our company and assist in developing appropriate due diligence procedures and materials for evaluation of commercial scale marihuana production (“MMJ”) operations; and

  to assist our company in project management and development of MMJ facilities across Canada and those areas with the United States of America where such activities are in compliance with law, such activity to include but not be limited to plant layout, air flow design, feeding schedules and optimization, lighting schedule and design, timeliness of cultivation procedures, and in general all things necessary to successfully grow and cultivate marihuana plants; and

  to provide advice and assistance to our company operations on a limited, as-available basis, to likewise optimize those MMJ facilities owned in whole or in part by our company.

On March 10, 2014, the Board of Directors accepted the resignation of Greg Dawson as Director of our company.

On March 11, 2014, Robert Chadwick and Clayton Newbury have joined our company as advisors and have been paid a $1,000 honorarium each. Robert Chadwick will be issued a onetime 100,000 common shares of our company. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on March 11, 2014, our company has granted 100,000 stock options to Robert Chadwick with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019. Our company also granted options to Clayton Newbury with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019.

On March 11, 2014, as per the terms of the Joint Venture Agreement dated January 16, 2014 with World of Marihuana Productions Ltd., our company made a payment of $200,000 and issued 1,000,000 at a price of $0.68 per share to 0984329 B.C. LTD. Our company now owns 31% of the Joint Venture business interest.

On March 14, 2014, our company signed a six month contract for $21,735 with the Money Channel to provide services for national television, internet and radio media campaign.

On March 14, 2014, 815,310 warrants from previous private placements were exercised into 815,310 common shares of our company for net proceeds of $163,062.

On March 14, 2014, our company accepted and received gross proceeds from a director of our company of CAD$8,250 ($7,500), for the exercise of 50,000 stock options at an exercise price of $0.15, into 50,000 common shares of our company.

On March 17, 2014, 1,548,000 warrants from previous private placements were exercised into 1,548,000 common shares of our company for net proceeds of US$289,475.

On March 25, 2014, our company accepted and received gross proceeds of $67,750, for the exercise of 325,000 stock options at $0.06 to $0.25 each, into 325,000 common shares of our company.

On March 25, 2014, 1,095,000 warrants from previous private placements were exercised into 1,095,000 common shares of our company for net proceeds of US$114,250.

On March 26, 2014, our company’s Board has appointed Dr. Robert Melamede as an Advisor to the Board of Directors’ and has been paid an honorarium of $2,500 for the first year of your participation on our Advisory Board. Our company will be issuing you 250,000 shares of common stock of our company. On March 26, 2014, our company has granted 500,000 stock options with an exercise price of $0.70, 250,000 stock options vest immediately and the remaining 250,000 stock options vest September 26, 2014, expiring March 26, 2019.

On April 1, 2014, our company has entered into a one year consulting agreement with Kristian Dagsaan to provide controller services for CAD$3,000 plus GST per month. Our company also granted 100,000 stock options vesting immediately, with an exercise price of $0.86, expiring April 1, 2019.

On April 1, 2014, our company entered into a 90 day investor relations contract for CAD$9,000 with Ken Faulkner.

Our company also granted 100,000 stock options vesting immediately with an exercise price of $0.86, expiring April 1, 2019.

On April 3, 2014, our company entered into another 3 month Social Media/Web Marketing Agreement with Stuart Gray. In consideration for the services our company will pay the Provider Stuart Gray a monthly fee of $5,000. Upon execution of the Agreement, our company issued 100,000 stock options. The exercise price of the stock options is $0.72, 100,000 stock options vested immediately, expiring April 3, 2019.

On April 3, 2014, 1,293,500 warrants from previous private placements were exercised into 1,293,500 common shares of our company for net proceeds of US$177,950.

On April 3, 2014, our company accepted and received gross proceeds from past consultant of our company of US$1,500 for the exercise of 25,000 stock options at an exercise price of $0.06, into 25,000 common shares of our company.

On April 8, 2014, our company granted 50,000 stock options to a consultant of our company, Taven White. The exercise price of the stock options is $0.50, 50,000 stock options vested immediately, expiring April 8, 2019.

On April 10, 2014, we entered into Letter of Intent (“LOI”) with Lexaria Corp. with regard to the co-ownership by our company and Lexaria of a prospective medical marihuana business under the Medical Marihuana Purposes Regulations (Canada) (MMPR).Pursuant to the LOI, Lexaria issued 500,000 common shares to our company. Within 10 days, our company shall contribute $45,000 and Lexaria shall contribute $55,000 to the business. Upon the execution of this LOI, our company and Lexaria shall structure a joint venture for legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes under the MMPR. At such time the Parties will be deemed to have formed a joint venture for the operation, management and further development of the Business. Lexaria will pay 55% of all costs to earn a 49% net ownership interest in the business and our company will pay 45% of all costs to earn a 51% ownership interest in the business. A total of 500,000 common shares of Lexaria shall be issued to our company and held in escrow by Lexaria's solicitors until such date as the License (as hereinafter defined) has been obtained by our company. In the event a license is not obtained within 12 months of the date of the definitive agreement the 500,000 Lexaria common shares will be cancelled and returned to treasury.

Concurrently with the execution of our LOI with Lexaria Corp. on April 10, 2014, we entered into a letter of intent with Enertopia, Jeff Paikin, and a corporation controlled by Mr. Paikin. Pursuant to the letter of intent, Enertopia and our company jointly acquired a conditional lease as joint lessees of approximately 30,000 square feet of warehouse space located in the Province of Ontario. We also acquired the first right of refusal to lease an additional 45,000 square feet. The Lease is conditional for a period of 60 days in order to allow our company and Lexaria to to confirm that the zoning applicable to the leased premises allows for us to established a legal marijuana growing operation. In exchange for the lessor holding the leased premises for us for the 60 day conditional period, we issued 297 common shares at a deemed price of $0.47 to Mr. Paikin. If the Municipality does not approve medical marijuana for this location during the condition period, the agreement will terminate without further obligation on the parties. If the zoning is approved, will we pay base rent and expenses of CAD$8.25 per square foot per year for a minimum term of 5 years. The lease is renewable at our option for 3 successive 5 year periods. As at the date of this agreement, the conditional period has been extended for an additional 30 days until August 10, 2014. On April 14, 2014, our company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter. Upon signing of the letter of acceptance our company issued 90,000 common shares at a deemed price of $0.39. Based on the milestones listed in the letter, Mr. Paikin can be eligible to receive up to a total of 472,500 common shares of our company.

On April 17, 2014, our company accepted and received gross proceeds from a director of CAD$8,475 (US$7,500), for the exercise of 50,000 stock options at $0.15 into 50,000 common shares of the Company.

On April 17, 2014, 651,045 warrants from previous private placements were exercised into 651,045 common shares of our company for net proceeds of US$110,209.

On April 24, 2014, our company entered into a one year consulting contract with Clark Kent as Media Coordinator for a monthly fee of CAD$2,250 plus GST. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Kent can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Kent can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014, our company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager for a monthly fee of CAD$3,375 plus GST. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Shaxon can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Shaxon can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014, our company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Boone or his company can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Boone can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014, our company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations for a monthly fee of $3,375 plus GST. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Springett can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Springett can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014, our company entered into a one year consulting contract with 2342878 Ontario Inc. wholly owned company by Chris Hornung as Assistant Operations Manager. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Hornung or his company can be eligible to receive up to a total of 472,500 common shares of our company.

On April 30, 2014, 200,000 warrants from previous private placements were exercised into 200,000 common shares of our company for net proceeds of US$40,000.

On May 3, 2014 our company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Upon signing of the contract of acceptance our company issued 45,000 common shares at a deemed price of $0.28. Based on the milestones listed in the contract, Mr. Mullan or his company can be eligible to receive up to a total of 225,000 common shares of our company.

On May 28, 2014, our company and Lexaria signed a Definitive Agreement. our company and Lexaria each wish to develop a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, marijuana (the “Business”) located in Ontario (the “Property”), and on or about April 10, 2014, the Parties entered a Letter of Intent that set forth the basic terms of a proposed joint venture agreement between our company and Lexaria for those purposes. Our company wishes to acquire a license from Health Canada a license to designate Enertopia as a Licensed Producer pursuant to Canada's Marijuana for Medical Purposes Regulations (the “License”). The Parties entered into this Agreement to set out the terms and conditions by which our company does own a 51% interest in the Business and Lexaria does own a 49% interest in the Business; and the terms and conditions on which the Parties will form and operate the joint venture to jointly participate in the Business (the “Joint Venture”).

On May 29, 2014, our company accepted and received gross proceeds of $20,000 for the exercise of 200,000 warrants at $0.10 each into 200,000 common shares of our company.

On June 2, 2014, our company signed a 30 day contract for $10,000 with TDM Financial to provide services for original video production, original coverage, network placement of video and article, article and video syndication, email distribution, and reporting.

On June 9, 2014 as per marketing agreement signed with Agoracom on February 27, 2014 for a 12 month contract, our company made its second quarter payment is $12,500 plus GST by issuing 72,917 common shares of our company at a market price of $0.18 per share.

On July 1, 2014, our company has entered into a one year services agreement with TDM Financial for $120,000 payable in common shares of our company. TDM Financial will provide marketing solutions and strategies to our company. Upon the signing of the contract with TDM Financial, our company issued 750,000 common stock of our company at a deemed price of $0.16 for the term of the agreement.

On April 24, 2014 the Company entered into a one year consulting contract with Clark Kent as Media Coordinator, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Kent 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Shaxon 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Boone’s company 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Springett 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 14, 2014 Company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter that was amended on June 17, 2014. Based on the milestones listed in the amended letter, the Company issued Mr. Paikin 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On May 5, 2014 the Company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Based on the milestones listed in the contract, the Company issued Mr. Mullan or his company 45,000 common shares at a deemed price of $0.14 on July 14, 2014.

Business Overview

We are a development stage company seeking to enter the field of medical marihuana production. Specifically, we are seeking to produce, cultivate and distribute medical marihuana in Canada under the new Federal Government of Canada’s Marihuana for Medical Purposes Regulations (MMPR) Program.  Prior to our adoption of the medical marihuana business plan, we were engaged in the field of oil & gas exploration and retain nominal oil & gas activities described below.

Oil & Gas LOI with Downhole Energy LLC

On September 17, 2013 we announced that we had entered into an AMI participation Agreement with Downhole Energy LLC, to drill up to 100 shallow oil wells over a four year period. Our company issued 100,000 shares on signing this agreement. Our company has the opportunity to pay 100% of the gross expenses per well to earn 75% net profits per well drilled and completed. Our company has been unable to fund the drilling of any oil wells to date.

Medical Marihuana Production in Canada

On July 30, 2001, the Government of Canada implemented the Marihuana Medical Access Regulations (MMAR) pursuant to subsection 55(1) of the Controlled Drugs and Substances Act, which defines the circumstances and the manner in which marijuana can be used in Canada for medical purposes. The MMAR and regulations thereunder granted access to marijuana for Canadians suffering from symptoms (pain, muscle spasms, nausea, weight loss) related to multiple sclerosis, cancer, HIV, spinal cord injury, epilepsy, arthritis or other debilitating symptoms as determined by a medical doctor.

On June 7, 2013 the Canadian regulations concerning the production and sale of medical marijuana were amended with the introduction of the Marihuana for Medical Purposes Regulations (MMPR) which permit the licensing of commercial growers beginning April 1, 2014, while eliminating provisions for its production on a personal-use basis. Applications for personal-use production ceased to be processed as of October 1, 2013 and, individuals authorized to possess medical marihuana under the MMPR must transition to the new licensed producer regime.

The revised regulations create conditions for a commercial industry that is responsible for medical marijuana production and distribution, by eliminating small-scale, personal-use production. Commercial growers are now able to submit applications to Health Canada for the production of medical marijuana and, if licensed, supply patients who qualify for the product at a price that would be established by market forces and at the discretion of producers.

Currently, the MMPR only permits the sale of dried marihuana; the production of concentrated or edible forms (oils, resins, teas or infusions) is not permitted. On March 21, 2014, the Court of Appeal of the Province of British Columbia ruled in the case of R v. Owen Edward Smith that the MMPR`s restriction on the production of edible marihuana products for medicinal purposes is unconstitutional. It is expected that the court`s decision will be appealed to the Supreme Court of Canada where, if it is affirmed, would compel the Government of Canada to regulate access to edible medical marihuana products.

Other relevant requirements for applicants and licensed producers under the MMPR include the following:

  production facilities may only be located indoors(greenhouses are also acceptable);
  production facilities must meet specified advanced security requirements to prevent and detect unauthorized access;
  producers may not operate storefronts;
  producers may not wholesale products except to other licensed producers; they must sell directly to authorized consumers or, if requested, to their physicians;
  producers are required to notify their local government, local police force and local fire officials of their intention to apply to Health Canada, so that local authorities are aware of their proposed location and activities. Producers are also required to communicate with local authorities whenever there is a change in the status of their license;
  producers must comply with all federal, provincial/territorial and municipal laws and by-laws, including municipal zoning by-laws;
  there are no applicable federal fees payable in respect of the application or maintenance of the license to produce marihuana under the MMPR;
  producer must have an employee designated as a quality assurance person who is responsible for assuring the quality of the dried marihuana, before it is made available for sale. This employee must have the training, experience and technical knowledge related to the proposed licensed activities and the requirements of the MMPR; and
  applicants must submit a detailed description of their proposed record keeping methods. This must include a description of the process that will be used for recording transactions relating to licensed activities, including maintaining appropriate records of transactions and dealings with both suppliers and clients.

Other aspects of the MMPR relevant to our business include the following:

  The MMPR do not contain any limitations on the conditions for which a health care practitioner can support the use of marijuana for medical purposes;
  The MMPR does not impose a limit on the number of production licenses;
  There are no restrictions under the new MMPR on the daily amount of marihuana that may be prescribed, there is an individual possession cap of the lesser of 150 grams or 30 times the daily amount. For example, if an individual has a daily amount of 2 grams per day, their possession cap would be 60 grams.

To date, Health Canada has not published or established any timelines or detailed procedures for the processing, evaluation or vetting of applications to obtain a producer license under the MMPR. Based on third party public information, we estimate that applications will be processed within 6 to 18 months from submission. Following acknowledgement of a complete application, applicant producers are subject to interviews, site visits and other due diligence procedures at the discretion of Health Canada. To date, fewer than 20 license have been granted across Canada.

Development of our Medical Marihuana Business

Following the announcement of the MMPR in June, 2013, our management began identifying and evaluating opportunities for entry into the medical marihuana industry in Canada.

World of Marihuana Joint Venture

On January 16, 2014 we announced that we had entered into a Joint Venture Agreement with the World of Marihuana Productions Ltd. (WOM) to grow, cultivate and sell medical marihuana under the MMPR program. As at March 11, 2014 the Company had earned a 31% interest in the World of Marihuana Joint Venture by paying and advancing $375,000 and issuing 16,000,000 million shares5,000,000 of which shall be held in escrow until a production license under the MMPR is obtained.
Our company has made all current cash and share payments to the World of Marihuana (WOM) necessary until the first anniversary date of the joint venture agreement. If no Health Canada license is issued before the first anniversary date our company has no future share or cash payments are due to the WOM. If the Health Canada License is issued before the first anniversary date the company would be required to make the following additional share and cash payments to increase an aggregate 51% percent ownership of the joint venture:

  Issue 1,000,000 common shares  and pay $200,000 on or before the one year anniversary of the agreement in exchange for which we shall be granted a further 2% Interest in the joint venture;

  Issue 1,000,000 common shares and pay $200,000 on or before the second year anniversary of the agreement in exchange for which we shall be granted a further 6% Interest in the joint venture;

  Issue 1,000,000 common shares and pay $300,000 on or before the third year anniversary of the agreement in exchange for which we shall be granted a further 6% Interest in the joint venture; and

  Issue 1,000,000 and pay $300,000 on or before the fourth year anniversary of the agreement in exchange for which we shall be granted a further 6% interest in the joint venture for a total of 51% Interest.

To date, the license application for the WOM joint venture has been submitted and accepted. The joint venture is now subject to due diligence, including but not limited to criminal record checks and facility inspections. The proposed facility is located in Mission, British Columbia. Although our management believes that the joint venture will obtain a production license upon completion of due diligence and inspection by Health Canada, no estimate or guarantee can be made at this time as to when or if such license will be awarded.

The Green Canvas Joint Venture

On February 28, 2014, we announced that we had entered into a Joint Venture Agreement with The Green Canvas Ltd. (GCL) to grow, cultivate and sell medical marihuana under the Canadian Federal Government MMPR program. As at February 28, 2014, our company has earned 49% in the Green Canvas Joint Venture by paying $500,000 and issuing 10,000,000 million shares (includes 1,800,000 common shares to a broker) with 6,400,000 shares in escrow pending the granting of a Health Canada license within 12 months of signing the JV agreement.
Our company has made all required cash and share payments necessary for the first year of the joint venture signed with GCL. The GCL joint venture project is currently in the pre-construction phase and the project location is not determined. If the construction cost are above the monies already advanced by the company each party is required to pay its pro rata share currently at 49% for the company and 51% by GCL. If the Heath Canada license is not received by the first anniversary date of the agreement our company would have no further obligations. If a licensed is granted then our company would be responsible to make payments under the joint Venture agreement as follows:

  on or before the first anniversary of the agreement, we must pay the sum of $250,000 and issue 3,000,000 common shares in return for which we will be granted and vested with an additional 2% ownership interest in the joint venture;

  on or before the second anniversary of the agreement, we pay the sum of $150,000 to GCL and issue 3,000,000 common shares to GCL, in return for which Enertopia will be granted and vested with an additional 9% ownership Interest ownership interest in the joint venture.

  Upon earning a 60% ownership interest on or before the second anniversary of the agreement in we shall have the option to acquire an additional 15% ownership interest through the issuance of an additional 3,000,000 common shares to GCL on or before the third anniversary of the agreement.

In the event that the joint venture does not obtain a license from Health Canada by February 28, 2015:

  GCL shall return all common shares issued to it by Enertopia pursuant to the agreement, other than 3,600,000 common shares issued for the benefit of third parties which GCL shall be entitled to retain 1,800,000 and 1,800,000 finder’s fee retained by Wolverton Securities Inc;

  All management agreements entered into by the joint venture shall terminate; and

  The joint venture agreement shall terminate.

Lexaria Joint Venture

On May 28, 2014, our company and Lexaria entered into a definitive agreement to develop a joint business for the production, manufacture, propagation, import/export, testing, research and development of marijuana in the Province of Ontario under the MMPR, Pursuant to the Agreement, ownership, revenues, and liability related to the Joint Venture is 51% to Enertopia and 49% to Lexaria. Expenses incurred by the joint venture shall be allocated 45% to Enertopia and 55% to Lexaria. Enertopia shall be responsible for management of the joint venture for as long as it maintains majority ownership. To date, Lexaria and Enertopia have contributed $55,000 and $45,000 to the joint venture, respectively. The joint venture has identified a production location in Burlington, Ontario and received municipal approval for the site in July, 2014. The joint venture`s license application to Health Canada under the MMPR is in progress and is anticipated to be completed by September, 2014. We intend to engage an architect to design the production facility upon acceptance of the application process. Construction is anticipated to cost approximately $3,000,000; Enertopia will be responsible for $1,350,000 of this cost. The joint venture is unable to estimate at this time when a production license might be granted by Health Granted, however it is seeking assurances from Health Canada prior to commencement of construction.

Marihuana Production in the United States

Our company is focused on the Medical Marihuana Industry in Canada that is supported by the Canadian Federal Government and administered by Health Canada in accordance with the MMPR. Our company is following the strict guidelines that have been outlined with respect to security, quality control and safety of the product at all times under the current federal MMPR program.

In the United States it is still illegal under federal law to grow, cultivate and sell medical or adult use marijuana. However 23 states have approved medical marihuana for use and two states have approved adult use regulations. The United States Federal government justice department has released memo’s that will respect the individual states where strict guidelines are followed and enforced so that the health, safety and security are protected at all times by state authorities. If the individual state framework fails to protect the public the Federal government will act in enforcing the controlled substances act of 1970 and the DEA will enforce the federal law.

As at the date of this registration statement, our company has not entered into any prospective or definitive arrangements to produce or distribute marihuana products in the United States. However, our Company continually reviews opportunities in the medical marihuana sector in both Canada and the United States.

DISCONTINUED OPERATIONS

Prior to the adoption of our current business plan, our company was engaged in other lines of business related to the acquisition and development of natural resources properties, and the development, manufacture and sale of alternative energy products, including the below described investments and activities, which have been discontinued.

Equity Investment in Pro Eco Energy, Inc.

On April 21, 2008, we paid $32,197 to acquire 8.25% of Pro Eco Energy Ltd., a clean tech energy company involved in designing, developing and installing solar energy solutions for commercial and residential customers. We sold our equity stake in consideration of $40,000 on on December 2, 2013.

Altar Resources, Mildred Peak Property

Between July 19, 2011 and February 2, 2013, we made aggregate cash payments of $124,980 and issued 100,000 common shares at $0.06 per shares ($6,000 in the aggregate) pursuant to an option agreement with Altar Resources for the Mildred Peak mineral property located in Arizona. On May 30, 2013, our company terminated the Option Agreement and has written off $140,980 of capitalized costs.Equity Investment in Global Solar Water Power Systems Inc.

Effective February 28, 2010, we entered into an asset and share purchase agreement to acquire up to 20% ownership of Global Solar Water Power Systems Inc., a private company then engaged in the design and manufacture of water filtration devices. To acquire the 20% interest, we were required to issue 1,000,000 shares of our common stock valued at $0.20 per share and pay an aggregate of $400,000. Pursuant to the terms of the agreement Global Solar was required to pay to us a pro-rata share of any after tax profits on a quarterly basis. As at August 31, 2012, our Company had acquired a 9.82% investment in Global Solar Water Power Systems Inc. (“GSWPS”). This was made by a cash/accrued profit contribution of $145,500 and an issuance of 500,000 shares of our Company at $0.25 per share for a combined value of $270,500. The investment in 2012 had been written down to $68,500. On March 1, 2013, we transferred 1.68% of interest back to Global Solar for settlement the accrued payments of $42,000, thereby reducing our interest from 9.82% to 8.14%. During the year ended August 31, 2013, based on our management’s assessment of Global Solar’s then current operations, we decided to write down long-term investment in Global Solar to $Nil.

Also on January 31, 2010, we entered into an Independent Sales and Marketing Representative Agreement with Global Solar pursuant to which we were appointed as an independent sales representative of Global Solar in certain territories. The agreement was not formally terminated, but has been inactive since March, 2013, and expires on January 31, 2015.

Copper Hills Project, New Mexico

On April 11, 2011, our company acquired an option to earn a 100% interest in 56 mineral claims known as the Copper Hills property located in New located in New Mexico, USA. In order to earn the interest in the Copper Hills property, our company was required to make aggregate cash payments of $591,650 over an eight year period and issue an aggregate of 1,000,000 shares of its common stock over a three year period. Prior to terminating the option on June 26, 2013, our company made aggregate cash payments of $106,863 and issued 500,000 shares at price of $0.15 per share and 150,000 common shares at $0.10 per share to the optionor, Wildhorse Copper Inc., which amounts have been written off. We also incurred exploration costs totaling of $157,774 in respect of the property.

As at the date of this prospectus, our business plan does not include any endeavors outside the field or medical marihuana. Our management intends to entertain and evaluate business opportunities in other fields on a case by case basis and with a view toward preserving and maximizing shareholder value.

Competition

There is strong competition relating to all aspects of the energy and medical marihuana sectors. We will actively compete for capital, skilled personnel, and in all other aspects of its operations with a substantial number of other organizations, many of which have greater technical and financial resources than our company. Some of those organizations not only design and install alternative energy systems but also manufacture alternative energy products on a worldwide basis and as such have greater and more diverse resources on which to draw. We will actively compete for energy and medical marihuana projects and opportunities and related sectors, and will constantly be facing competition by both smaller and larger companies in all geographical and industrial segments of the market.

Compliance with Government Regulation

The exploration and development of oil and gas properties is subject to various United States federal, state and local and foreign governmental regulations. The growing, cultivating and selling of Medical Marihuana in Canada is subject to various Canadian federal, provincial and municipal requirements and regulations. We may from time to time, be required to obtain licenses and permits from various governmental authorities in regards to the development of our property and joint venture interests.

Employees

We currently have no employees. We primarily use the services of sub-contractors and consultants for our intended business operations.

We entered into a consulting agreement with Mr. Robert McAllister on December 1, 2007. During the term of this agreement, Mr. McAllister was to provide corporate administration and consulting services Mr. McAllister was reimbursed at the rate of $2,000 per month. On December 1, 2008, the consulting fee was increased to $5,000 per month. We may terminate this agreement without prior notice based on a number of conditions. Mr. McAllister may terminate the agreement at any time by giving 30 days written notice of his intention to do so.

On December 1, 2008, we entered into a consulting agreement with CAB Financial Services, a company controlled by one of the directors of our Company. A fee of $5,000 per month is accrued. We may terminate this agreement without prior notice based on a number of conditions. CAB Financial Services Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so. This agreement was terminated on July 23, 2013.

On October 9, 2009, we entered into a consulting agreement with BKB Management Ltd, a company controlled by our Chief Financial Officer. A fee of CAD$4,675 including GST is paid per month. We may terminate this agreement without prior notice based on a number of conditions. BKB Management Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so. Effective April 1, 2011, the fee is CAD$5,500 plus HST.

On October 9, 2009, our company entered into a consulting agreement with Mark Snyder as the Chief Technical Officer. A fee of $1,000 is accrued per month. On March 1, 2013, our company renewed his agreement to a monthly rate of $10 per month. This agreement was terminated on June 30, 2013 and remains as an advisor to our company.

On August 23, 2010, we entered into a consulting agreement with Tom Ihrke, Senior Vice-President of Business Development for $3125 per month. On November 17, 2010, our company renewed the agreement into a month to month consulting agreement with the Senior Vice-President, Business Development for $3,125. On December 1, 2011 the company renewed his agreement to a commission based with a monthly rate of $10 per month. This agreement was terminated on June 30, 2013.

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we successfully initiate any material new clean energy contracts we may retain additional employees.

Research and Development

We have incurred $Nil in research and development expenditures over the last two fiscal years.

DESCRIPTION OF PROPERTIES

Executive Offices

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. This space is leased at $650 per month. Our main telephone number is (604) 602-1675. We have a second office located in Kelowna, British Columbia. Our current locations provide adequate office space for our purposes at this stage of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our Company.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the OTCQB under the symbol “ENRT” and on the CSE under the trading symbol “TOP”. The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

Quarter Ended(1)	High	Low
May 2014	$1.28	$0.15
February 2014	$0.45	$0.05
November 2013	$0.08	$0.02
August 2013	$0.15	$0.02
May 2013	$0.18	$0.04
February 2013	$0.04	$0.04
November 2012	$0.06	$0.05
August 2012	$0.09	$0.06

(1) The quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On June 3, 2014, the last closing price for one share of our common stock as reported by the OTCQB was approximately $0.20. This closing price reflects an inter-dealer price, without retail mark-up, mark-down or commission, and may not represent an actual transaction.

The high and low bid prices of our common stock on the CSE for the periods indicated below are as follows:

Quarter Ended(1)	High	Low
May 2014	1.04	0.02
February 2014	0.49	0.01
November 2013	0.08	0.02
August 2013	0.035	0.015
May 2013	0.05	0.010
February 2013	0.06	0.05
November 2012	0.095	0.05
August 2012	0.095	0.06

(1) The high and low sale prices, without retail mark-up, and mark-down or commission.

On June 30, 2014, the last closing price for one share of our common stock as reported by the CSE was approximately $0.16. This closing price may not represent an actual transaction.

As of July 14, 2014, there were 3,600 holders of record of our common stock and 90,500,331 common shares were issued and outstanding.

Our common shares are issued in registered form. Olympia Trust Company, 1003-750 West Pender Street, Vancouver, BC V6C 2T8 (Telephone: 604-484-8612; Facsimile: 604-484-8638), is the transfer agent for our common shares.

Nevada Agency and Trust Company, is the agent for service in Nevada, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile: 775.322.5623) is the registrar agent.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have no long-term incentive plans other than the stock option plan described below:

2007 Equity Compensation Plan

On April 25, 2007, our shareholders approved and adopted the 2007 equity incentive plan. The purpose of the Plan is to secure for our company and our shareholders the benefits of incentive inherent in share ownership by the directors and employees of our company and our Affiliates who, in the judgment of our board, will be largely responsible for our company’s future growth and success. It is generally recognized that equity incentive plans of the nature provided for herein aid in retaining and encouraging directors and employees of exceptional ability because of the opportunity offered them to acquire a proprietary interest in our company.

The maximum number of Options available under the Plan, are for the issuance of up to 1,000,000 shares of common stock of our company.

On December 14, 2007, we granted 892,500 post share consolidation stock options to directors, officers, and consultants of our company exercisable at a price of $0.70 per share for a period of 5 years. On October 22, 2009, we modified the exercise price of these stock options to $0.20 per share. The vesting dates of the options are as below:

Vesting Dates	Percentage of options granted
December 14, 2007	25%
December 14, 2008	25%
December 14, 2009	25%
December 14, 2010	25%

On October 22, 2009, we granted an additional 500,000 stock options to our directors and consultants. The exercise price of the stock options is $0.10 per share, which are vested immediately and expire October 22, 2014. This plan was rolled into the 2011 Stock Option Plan as approved by our shareholders on April 14, 2011.

2010 Equity Compensation Plan

On February 5, 2010, our shareholders approved and adopted the 2010 equity incentive plan. The purpose of the 2010 Plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

Options that are eligible for grant under the 2010 Plan to Participants include: (a) incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants with the intention that the options qualify as “incentive stock options” as that term is defined in Section 422 of the Internal Revenue Code; (b) non-incentive stock options, whereby we will grant options to purchase shares of our common stock to Participants that do not qualify as “incentive stock options” under the Internal Revenue Code; (c) stock appreciation rights; and (d) restricted shares. The 2010 Plan provides that a maximum of Two Million (2,000,000) shares of common stock are available for granting of awards under the 2010 Plan.

This plan was rolled into the 2011 Stock Option Plan as approved by our shareholders on April 14, 2011.

2011 Stock Option Plan

On April 14, 2011, our shareholders approved and adopted at the Annual General Meeting to roll our 2007 Equity compensation plan and our 2010 Equity Compensation Plan into a new 2011 Stock Option Plan. The purpose of this Plan is to advance the interests of our company, through the grant of Options, by providing an incentive mechanism to foster the interest of eligible persons in the success of our company and our affiliates; encouraging eligible persons to remain with our company or our affiliates; and attracting new directors, officers, employees and consultants.

This Plan shall be administered by our board. Subject to the provisions of this Plan, our board shall have the authority: to determine the Eligible Persons to whom Options are granted, to grant such Options, and to determine any terms and conditions, limitations and restrictions in respect of any particular Option grant, including but not limited to the nature and duration of the restrictions, if any, to be imposed upon the acquisition, sale or other disposition of shares of common stock acquired upon exercise of the Option, and the nature of the events and the duration of the period, if any, in which any Participant’s rights in respect of an Option or shares of common stock acquired upon exercise of an Option may be forfeited; to interpret the terms of this Plan, to make all such determinations and take all such other actions in connection with the implementation, operation and administration of this Plan, and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan, as it shall from time to time deem advisable, including without limitation for the purpose of ensuring compliance with Section legislation hereof. Our board’s interpretations, determinations, guidelines, rules and regulations shall be conclusive and binding upon our company, Eligible Persons, Participants and all other persons.

The aggregate number of Common Shares that may be reserved, allotted and issued pursuant to Options shall not exceed 4,720,348 shares of common stock, less the aggregate number of shares of common stock then reserved for issuance pursuant to any other share compensation arrangement. For greater certainty, if an Option is surrendered, terminated or expires without being exercised, the Common Shares reserved for issuance pursuant to such Option shall be available for new Options granted under this Plan.

The Board may amend, subject to the approval of any regulatory authority whose approval is required, suspend or terminate this Plan or any portion thereof. No such amendment, suspension or termination shall alter or impair any outstanding unexercised Options or any rights without the consent of such Participant. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

As at the date of the annual report, there was nil stock options exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	Nil	Nil	Nil
2011Stock Option Plan approved by security holders	2,455,000	$ 0.15	2,265,348
Total	2,455,000	$ 0.15	2,265,348

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our fiscal year ended August 31, 2013.

FINANCIAL STATEMENTS

This Prospectus includes the following financial statements:

  Audited financial statements of our company for fiscal years ended August 31, 2013 and 2012; and
  unaudited interim consolidated financial statements for the six months ended February 28, 2014 and 2013 and May 31, 2014.

Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars ($). The financial statements appear beginning on page F-1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Enertopia Corp.
(A development stage company)

We have audited the consolidated balance sheets of Enertopia Corp. (the “Company”) (a development stage company, formerly Golden Aria Corp.) as at August 31, 2013 and 2012 and the related consolidated statements of stockholders’ equity, operations and cash flow for the years then ended and the period from November 24, 2004 (inception) to August 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the Company’s financial statements as of and for the year ended August 31, 2010, and the cumulative data from November 24, 2004 (inception) to August 31, 2010 in the statements of stockholders’ equity, operations and cash flows, which were audited by other auditors whose report, dated November 25, 2010 which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from November 24, 2004 (inception) to August 31, 2010, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended and the period from November 24, 2004 (inception) to August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ MNP LLP
December 4, 2013	Chartered Accountants

 Enertopia Corp.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)

	August 31	August 31
	2013	2012

ASSETS

Current
Cash and cash equivalents	$1,341	$13,692
Ow ned securities (Note 4)	3,750	7,500
Accounts receivable	10,268	56,724
Prepaid expenses and deposit	6,913	10,731
Assets held for sale (Note 5)	32,197	-
Total current assets	54,469	88,647

Non-Current
Long term investments - GSWPS (Note 6)	-	100,697
Mineral Property (Note 7)	-	291,843
Total Assets	$54,469	$481,187

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable	$354,928	$126,770
Short Term Loan- related party (Note 8)	47,380	50,045
Due to related parties (Note 9)	123,610	187,808
Total Current Liabilities	525,918	364,623

Warrants Liability (Note 11)	-	9,789
	525,918	374,412
STOCKHOLDERS' EQUITY

Share capital
Authorized:
200,000,000 common shares w ith a par value of $0.001 per share
Issued and outstanding:
30,314,415 common shares at August 31, 2013 and August 31,2012:27,827,615	30,314	27,828
Additional paid-in capital	5,622,895	5,472,701
Deficit accumulated during the exploration stage	(6,124,658)	(5,393,754)
Total Stockholders' Equity	(471,449)	106,775
Total Liabilities and Stockholders' Equity	$54,469	$481,187

The accompanying notes are an integral part of these consolidated financial statements

Enertopia Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			NOVEMBER 24, 2004
	Year Ended		TO
	August 31	August 31	August 31
	2013	2012	2013

Revenue
Non-renewal energy - natural gas and oil revenue	$-	$-	$374,342
Renewable energy - service revenue	-	-	32,119

	-	-	406,461
Cost of revenue
Non-renewable energy:
Natural gas and oil operating costs and royalties	-	-	141,197
Depletion	-	-	298,489
Write-down in carrying value of oil and gas property	-	-	293,436
Renewable energy	-	310	48,050

	-	310	781,172

Gross Profit	-	(310)	(374,711)

Expenses
Accounting and audit	57,829	44,488	387,162
Sales & Marketing	-	-	846
Advertising & Promotions	5,437	12,052	80,494
Bank charges and interest expense	6,874	5,120	66,234
Consulting	189,089	299,519	1,782,859
Mineral exploration costs	13,380	175,103	520,869
Fees and dues	25,831	31,594	151,627
Insurance	20,307	21,543	80,422
Investor relations	-	87,759	123,814
Legal and professional	2,498	19,084	223,487
Office and miscellaneous	(5,551)	17,880	58,984
Rent	12,782	16,047	95,922
Telephone	2,784	5,460	20,364
Training & Conferences	-	5,238	15,486
Travel	11,059	41,681	118,402

Total expenses	342,319	782,568	3,726,972

(Loss) for the period before other items	(342,319)	(782,878)	(4,101,683)

Other income (expense)
Interest income	-	-	9,433
Impairment of long term investments (Note 6)	(55,931)	(197,910)	(253,841)
Others	-	(2,958)	22,775
Equity interest pick up	(850)	(4,824)	(17,744)
Gain on owned securities	(3,750)	(312,168)	(283,082)
Gain on disposition of oil and gas interests	-	-	522,976
Revaluation of warrants liability	9,789	291,003	896,019
Write down of oil and gas properties (Note 7)	(337,843)	-	(2,919,511)

Net loss and comprehensive loss for the period	$(730,904)	$(1,009,735)	$(6,124,658)

Basic and diluted income (loss) per share	$(0.02)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	29,897,481	25,688,882

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
NOVEMBER 24, 2004 (inception) TO August 31, 2013
(Expressed in U.S. Dollars)

					DEFICIT
					ACCUMULATED
	COMMON STOCK		ADDITIONAL	STOCK	DURING	TOTAL
			PAID-IN	TO BE	EXPLORATION	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	ISSUED	STAGE	EQUITY

Balance November 24, 2004 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock for cash at $0.02 per share on March 22, 2005	5,467,500	5,468	103,882	-	-	109,350

Issuance of common stock for cash at $0.30 per share on April 6, 2005	1,112,500	1,112	332,638	-	-	333,750

Stock to be issued	125,000	-	37,375	125	-	37,500

Comprehensive income (loss):
(Loss) for the period	-	-	-	-	(167,683)	(167,683)

Balance, August 31, 2005	6,705,000	6,580	473,895	125	(167,683)	312,917

Stock issued on September 29, 2005	-	125	-	(125)	-	-

Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(200,091)	(200,091)

Balance, August 31, 2006	6,705,000	6,705	473,895	-	(367,774)	112,826

Units issued for cash at $0.50 per unit to related parties on March 6, 2007 (included stock based compensation of $116,959)	92,740	93	163,236			163,329

Stock issued for property on April 18, 2007	250,000	250	274,750	-	-	275,000

Units issued for cash at $0.50 per unit on April 19, 2007	100,000	100	49,900	-	-	50,000

Units issued for cash at $0.50 per unit on August 31, 2007	600,000	600	299,400	-	-	300,000

Imputed interest from non-interest bearing loan	-	-	3,405	-	-	3,405

Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(607,397)	(607,397)

Balance, August 31, 2007	7,747,740	$7,748	$1,264,586	$-	$(975,171)	$297,163
Units issued for acquisition at $0.42 per unit on November 30, 2007	6,905,000	6,905	2,893,195	-	-	2,900,100
Imputed interest from non-interest bearing loan	-	-	7,139	-	-	7,139
Stock-based compensation on 1,785,000 options granted	-	-	104,257	-	-	104,257
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(372,535)	(372,535)
Balance, August 31, 2008	14,652,740	$14,653	$4,269,177	$-	$(1,347,706)	$2,936,124
Imputed interest for non-interest bearing loan	-	-	4,410	-	-	4,410
Stock-based compensation	-	-	35,780	-	-	35,780
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	84,233	84,233
Balance, August 31, 2009	14,652,740	$14,653	$4,309,367	$-	$(1,263,473)	$3,060,547
Imputed interest for non-interest bearing loan			2,442			2,442
Stock-based compensation			78,858			78,858
Stock issued for acquisition at $0.20 per share on February 28, 2010	500,000	500	124,500			125,000
Units issued for cash at $0.15 per unit on May 31, 2010	557,500	557	83,068			83,625
Gain on settlement of the amount due to related parties			34,542			34,542
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(2,955,141)	(2,955,141)
Balance, August 31, 2010	15,710,240	15,710	4,632,777	-	(4,218,614)	429,873
Debt settlement on November 22, 2010	62,500	63	9,313			9,376
Debt settlement on November 19, 2010	100,000	100	14,900			15,000
Stock-based compensation			254,443			254,443
Share Subscriptions on March 3, 2011	8,729,000	8,729	885,264	-		893,993
Share Issuance costs			(96,490)			(96,490)

Warrants issued on March 3, 2011			(848,459)			(848,459)
Common Shares cancelled on January 1, 2011	(1,000,000)	(1,000)	1,000			-
Debt settlement on March 16, 2011	78,125	78	12,422			12,500
Debt settlement on April 27, 2011	360,000	360	157,412			157,772
Debt settlement on April 27, 2011	100,000	100	45,900			46,000
Shares issued Wildhorse on April 11, 2011	500,000	500	74,500			75,000
Share issuance correction on Jun 4, 2011	4,000	4	(4)			-
Comprehensive income (loss):
(Loss) for the year					(165,405)	(165,405)
Balance, August 31, 2011	24,643,865	$24,644	$5,142,978	$-	$(4,384,019)	$783,603
Stock-based compensation			66,953			66,953
Shares issued Altar on October 11, 2011	100,000	100	9,900			10,000
Shares issued Wildhorse on March 30, 2012	150,000	150	14,850			15,000
Shares issued Tom Ihrke on April 10, 2012	93,750	94	9,281			9,375
Shares subscription for cash on April 13, 2012	2,080,000	2,080	191,499			193,579
Shares subscription for cash on July 27, 2012	600,000	600	29,400			30,000
Shares subscription for cash on August 24, 2012	160,000	160	7,840			8,000
Comprehensive income (loss):
(Loss) for the year					(1,009,735)	(1,009,735)
Balance, August 31, 2012	27,827,615	$27,828	$5,472,701	$-	$(5,393,754)	$106,775
Shares issued for cash September 28, 2012	1,074,500	1,074	48,676			49,750
Shares issued Altar on November 24, 2012	100,000	100	5,900			6,000
Shares issued for cash November 15, 2012	1,152,300	1,152	49,498			50,650
Shares issued to Mark Snyder	160,000	160	15,840			16,000
GSWPS interest			30,280			30,280
Comprehensive income (loss):
(Loss) for the year					(730,904)	(730,904)
Balance, August 31, 2013	30,314,415	30,314	5,622,895	-	(6,124,658)	(471,449)

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			November 24, 2004
	Year Ended		TO
	August 31,	August 31,	August 31,
	2013	2012	2013

Cash flows used in operating activities

Net Income (loss)	$(730,904)	$(1,009,735)	$(6,124,658)

Changes to reconcile net loss to net cash used in operating activities
Consulting - Stock based compensation	-	66,953	657,250
Depletion	-	-	298,489
Write down in carrying value of oil and gas properties	-	-	293,436
Stock issued for mineral resource and oil and gas property	-	-	37,500
Write down of oil and gas properties	337,843	-	2,919,511
Gain on disposition of oil and gas properties	-	-	(522,976)
Fair value of warrants liabilities	(9,789)	(291,003)	(896,019)
Gain on owned securities	3,750	312,168	283,082
Equity pick-up	850	4,824	17,744
Impairment on long term investments	55,931	197,910	253,841
Imputed interest	-	-	17,396
Accrued loan interest	-	-	17,928
Other non-cash activities	-	2,958	30,153
Change in non-cash working capital items:			-
Accounts receivable	46,456	(22,439)	(2,519)
Prepaid expenses and deposit	3,818	33,534	17,371
Deferred charges	-	29,038	-
Accounts payable and accrued liabilities	228,158	111,888	336,689
Due to related parties	(8,864)	72,000	154,273

Net cash (used in) operating activities	(72,751)	(491,904)	(2,211,509)

Cash flows from (used in) investing activities

Proceeds from sale of marketable securities	-	56,241	56,241
Oil and gas properties acquisition and divestment	-	-	(345,180)
Proceeds from sale of oil and gas interests	-	-	521,545
Mineral resource properties acquisition	(40,000)	(104,798)	(231,843)
Investment in GSWPS	-	-	(103,500)
Investment in Pro Eco	-	-	(45,000)
Cash provided in connection with business acquisition	-	-	201,028

Net cash from (used in) investing activities	(40,000)	(48,557)	53,291

Cash flows from financing activities
Promissory notes - related party	-	50,045	50,045
Net proceeds from subscriptions received	100,400	240,956	2,109,514

Net cash from financing activities	100,400	291,001	2,159,559

Increase (Decrease) in cash and cash equivalents	(12,351)	(249,460)	1,341

Cash and cash equivalents, beginning of period	13,692	263,152	-

Cash and cash equivalents, end of period	$1,341	$13,692	$1,341

Supplemental information of cash flows
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2013
(Expressed in U.S. Dollars)

1.	ORGANIZATION

The Company was formed on November 24, 2004 under the laws of the State of Nevada and commenced operations on November 24, 2004. The Company was an independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada. In the fiscal year 2008, the Company shifted its strategic plan from its non-renewal energy operations to its planned renewal energy operations and natural resource acquisition and development and considered as a development stage company. Subsequent to year ended August 31, 2013, the Company began its entry into the medicinal marijuana business. The Company is diverse in its pursuit of business opportunities in several sectors. The Company has offices in Vancouver and Kelowna, B.C., Canada.

2.	GOING CONCERN UNCERTAINTY

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. The Company had a working capital deficit of $471,449 for the year ended August 31, 2013 [deficit of $275,976 for year ended August 31, 2012]. The Company incurred a net loss of $730,904 for the year ended August 31, 2013 [net loss $1,009,735 for the year ended August 31, 2012] and as at August 31, 2013 has incurred cumulative losses of $6,124,658 that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that the Company will be able to continue to finance the Company on this basis.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, to receive the continued support of the Company’s shareholders, and ultimately to obtain successful operations. There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. There is significant uncertainty as to whether we can obtain additional financing. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES

	a)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly- owned subsidiary, Target Energy, Inc., and its equity interest of Pro Eco Energy Inc. and Global Solar Water Power Systems Inc. All significant inter-company balances and transactions have been eliminated.

b)	Revenue Recognition

The Company recognizes its renewal energy service revenue when services are performed and payments are received or rights to receive consideration are obtained, evidence of an arrangement exists, and collection of consideration is reasonably assured.

c)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of August 31, 2013 and 2012, cash and cash equivalents consist of cash only.

d)	Investments in Companies Accounted for Using the Equity Method

Investments in equity method investees are accounted for using the equity method based upon the level of ownership and/or the Company’s ability to exercise significant influence over the operating and financial policies of the investee. Investments of this nature are recorded at original cost and adjusted periodically to recognize the Company’s proportionate share of the investees’ net income or losses after the date of investment. When net losses from and investment accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company’s share of that net income exceeds the share of the net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred. When an investment accounted for using the equity method issues its own shares, the subsequent reduction in the Company’s proportionate interest in the investee is reflected in income as a deemed dilution gain or loss on disposition. The Company evaluates its investments in companies accounted for the equity or cost method for impairment when there is evidence or indicators that a decrease in value may be other than temporary.

e)	Mineral Property Rights Acquisition and Exploration and Development Expenditures

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. The Company assesses the carrying costs for impairment when indicators of impairment exist. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated total recoverable proven and probable reserves.

Mineral property exploration and development costs are expensed as incurred until the establishment of economically viable reserves.

f)	Stock-Based Compensation

The Company followed Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

g)	Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

h)	Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the period. The Company has adopted ASC 220 “Earnings Per Share”. Diluted loss per share is equivalent to basic loss per share because the potential exercise of the equity-based financial instruments was anti-dilutive.

i)	Foreign Currency Translations

The Company’s operations are located in the United States of America and Canada, and it has offices in Canada. The Company maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the year end, monetary assets and liabilities are translated at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

j)	Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company’s financial instruments consist primarily of cash and cash equivalents, owned securities, accounts payable, short term loan, due to related parties, and warrants liability. With the exception of owned securities, non-current portion of promissory notes and warrants liability, the carrying amounts of these financial instruments approximate their fair values due to their short maturities. The fair values of the non-current portion of promissory notes are estimated using quoted market prices or are based on the discounted value of future cash flows. The fair value of owned securities are measured based on quoted prices in active markets. The fair value of the warrants liability is determined by using the Black-Scholes option pricing model.

The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

k)	Income Taxes

The Company has adopted ASC 740, “Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

l)	Long-Lived Assets Impairment

Long-term assets of the Company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in ASC 360, “Property, Plant and Equipment’. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

m)	Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of ASC 410, “Asset Retirement and Environmental Obligations”. ASC 410 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The management of the Company had estimated the asset retirement obligation to be immaterial and therefore was not reflected on the consolidated financial statements as of August 31, 2013 and 2012.

n)	Comprehensive Income

The Company has adopted ASC 220, “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders’ Equity. Comprehensive income comprises equity except those transactions resulting from investments by owners and distributions to owners.

o)	Concentration of credit risk

The Company places its cash and cash equivalent with high credit quality financial institution. As of August 31, 2013, the Company had $Nil in a bank beyond insured limit (August 31, 2012: $Nil).

p)	New Accounting Pronouncements

In December, 2011, the FASB issued ASU 2011-11, “Disclosures about Offsetting Assets and Liabilities”, in an effort to improve comparability between US GAAP and IFRS financial statements with regard to the presentation of offsetting assets and liabilities on the statement of financial position arising from financial and derivative instruments, and repurchase agreements. The ASU establishes additional disclosures presenting the gross amounts of recognized assets and liabilities, offsetting amounts, and the net balance reflected in the statement of financial position. Descriptive information regarding the nature and rights of the offset must also be disclosed. This guidance is effective as of the beginning of a fiscal year that begins after January 1, 2013. The adoption of the new guidance is not expected to have an impact on the Company’s financial statements.

In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income (Topic 220); Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income." This updated guidance improves the reporting of significant items reclassified out of accumulated other comprehensive income and requires an entity to present, either on the face of the statement where net income is presented or in the notes, separately for each component of comprehensive income, the current period reclassifications out of accumulated other comprehensive income by the respective line items of net income affected by the reclassification. The updated guidance is effective prospectively for reporting periods beginning after December 15, 2012. The adoption of the new guidance is not expected to have an impact on the Company’s financial statements.

In March 2013, the Financial Accounting Standards Board ( “FASB”) issued Accounting Standards Update ("ASU") 2013-05, "Foreign Currency Matters (Topic 830); Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This guidance applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. ASU No. 2013-05 is effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. We will adopt this guidance beginning with our fiscal quarter starting from March 1, 2014. We are currently reviewing the provisions of ASU No. 2013-05 on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This new guidance provides specific financial statement presentation requirements of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance states that an unrecognized tax benefit in those circumstances should be presented as a reduction to the deferred tax asset. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The Company does not believe that the adoption of this guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	OWNED SECURITIES

As at August 31, 2013 owned securities consist of 375,000 common shares of Cheetah Oil & Gas Ltd. obtained through the disposal of the Company’s oil and gas properties in Mississippi in 2010. The Company classified the securities owned as held-for-trade and recorded at fair value.

The fair value of the common shares of Cheetah Oil & Gas Ltd. was $0.01 per share as at August 31, 2013 ( August 31, 2012 - $0.02).

5.	ASSETS HELD FOR SALE

Assets held for sale as August 31, 2012 and 2011 were comprised of the following:

	2013	2012
	$	$
Investments in Pro-Eco Energy	32,197	-
	32,197	-

Pro Eco Energy USA Ltd.

On April 21, 2008, the Company purchased 900,000 shares for $45,000 in Pro Eco Energy USA Ltd. (“Pro Eco Energy”) which represented 8.25% ownership. The former Chairman of the Company is a Director in Pro Eco Energy which had established the existence of significant influence in Pro Eco Energy and accordingly the equity method of accounting was adopted for the investment.

As at August 31, 2013, the Pro-Eco Energy investment had a value of $32,197. Subsequent to year end, the Company sold its 8.25% ownership in Pro Eco Energy for $40,000 to a third party, Western Standard Energy Corp. The Company expects to complete the sale within the next twelve months for amounts that exceed their individual carrying values. Please also see note 16(h).

6.	LONG TERM INVESTMENTS

Global Solar Water Power Systems Inc.

On February 28, 2010, the Company entered into an Asset and Share Purchase Agreement with the Company’s former chief technical officer - Mr. Mark Snyder to acquire up to 20% ownership interest of GSWPS. As at August 31, 2012, the Company had 9.82% (August 31, 2011 – 8.14%) investment in Global Solar Water Power Systems Inc. (“GSWPS”). This was made by a cash/accrued contribution of $145,500 and an issuance of 500,000 shares of the Company at $0.25 per share for a combined value of $270,500. The investment in 2012 had been written down to $68,500.

On March 1, 2013, the Company transferred 1.68% of interest back to GSWPS for settlement the accrued payments of $42,000 with Mr. Mark Snyder. As result, the Company’s interest in GSWPS reduced from 9.82% to 8.14%.The difference between the fair value of the 1.68% GSWPS interest and $42,000 was recorded under additional paid-in capital.

During the year ended August 31, 2013, based on the management’s assessment of GSWPS’s current operations, the Company decided to write down long-term investment in GSWPS to $Nil.

7.	MINERAL PROPERTY

a)

On January 31, 2011, the Company entered into a letter of intent and paid $7,500 deposit to Wildhorse Copper Inc. and its wholly owned subsidiary Wildhorse Copper (AZ) Inc. (collectively, the “Optionors”). On April 11, 2011, the Company signed a Mineral Purchase Option Agreement (“Option Agreement”) with the Optionors respecting an option to earn a 100% interest, subject to a 1% NSR capped to a maximum of $2,000,000 in a property known as the Copper Hills property. The Copper Hills property is comprised of 56 located mining claims covering a total of 1,150 acres located in New Mexico, USA. The Optionors hold the Copper Hills property directly and indirectly through property purchase agreements between the Optionors and third parties (collectively, the “Indirect Agreements”). Pursuant to the Option Agreement the Optionors have assigned the Indirect Agreements to the Company. In order to earn the interest in the Copper Hills property, the Company is required to make aggregate cash payments of $591,650 over an eight year period and issue an aggregate of 1,000,000 shares of its common stock over a three year period. As at May 31, 2013, the Company has issued 500,000 shares at price of $0.15 per share and 150,000 shares at price of $0.10 per share to the Optionors and made aggregate cash payment of $106,863 (August 31, 2012-$106,863); the Company has expensed exploration costs of $143,680 (August 31, 2012-$143,680). On June 26, 2013, the Company announced the termination of its Option Agreement. To date the Company had made aggregate cash payments of $106,863 and issued 500,000 shares at price of $0.15 per share and 150,000 common shares at $0.10 per share to Wildhorse Copper Inc which has been written off and had incurred exploration costs totaling of $157,774.

On July 19, 2011, the Company entered into a letter of intent and paid US$15,000 deposit to Altar Resources. Subsequent to August 31, 2011, on October 11, 2011, the Company signed a Mineral Purchase Option Agreement with Altar Resources with respect to an option to earn 100% interest, subject to a 2.5% NSR in a property known as Mildred Peak. The mining claims are in Arizona covering approximately 7,148 acres from Altar Resources which holds the mining claims directly and indirectly through federal mining claims and state mineral exploration leases; or, represented that it would hold such claims in good standing at the time of closing a definitive agreement. The Company is required to make aggregate cash payments of $881,000 over a five year period and issue an aggregate of 1,000,000 shares of its common stock over a four year period. As at February 28, 2013, the Company had made aggregate cash payments of $124,980 (August 31, 2012-$84,980) and issued 100,000 shares at price of $0.10 per share and 100,000 common shares at $0.06 per share to Altar Resources; along with expensed incurred exploration costs of $13,380. On May 30, 2013, the Company terminated the Option Agreement and has written off $140,980 of capitalized costs.

8.	SHORT TERM LOAN

On February 9, 2012, the Company signed a Loan Agreement with Robert McAllister, president and director of the Company to borrow $47,380 (CAD$50,000). The loan is unsecured, was due on May 9, 2012 at an interest rate of 10% per annum. Upon short term loan due, the loan term has been changed to a month to month.

9.	RELATED PARTIES TRANSACTION

For the year ended August 31, 2013, the Company was party to the following related party transactions:

  Paid /accrued $60,000 (August 31, 2012: $60,000) to the President of the Company in consulting fees.

  Paid/accrued $55,000 (August 31, 2012: $60,000) of consulting fees to a company controlled by a fomer Director/CEO of the Company.

  Paid/accrued $65,435 (August 31, 2012: $65,543) in consulting fees to a company controlled by the CFO of the Company.

  Paid /accrued $6,040 (August 31, 2012: $9,000) in consulting fee former CTO of the Company.

  Paid / accrued $110 (August 31, 2012: $9,375) in consulting fee to former Senior VP, Business Development.

  Included in accounts payable, $123,610 was payable to the President and a company controlled by a CFO of the Company.

  See Notes 5, 7, 9 and 11.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

10.	COMMON STOCK

On October 11, 2011, the Company issued 100,000 common shares in connection with Altar Resources, Mildred Peak property (See Note 6) for an amount of $10,000 at a price of $0.10.

On March 30, 2012, the Company issued 150,000 common shares to Wildhorse Copper Inc. in connection to the Copper Hills property (See Note 6) for an amount of $15,000 at a price of $0.10.

On April 10, 2012, the Company issued 93,750 common shares in connection with the settlement of debt of $9,375 at a price of $0.10 per common share pursuant to a consulting agreement (See Note 11(h)).

On April 13, 2012, the Company closed an offering memorandum placement of 2,080,000 units at a price of CAD$0.10 per unit for gross proceeds of CAD$208,000 or US$208,000. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of US$0.15 per warrant share for a period of twelve months following closing; or at a price of US$0.20 per warrant for the period that is twelve months plus one day to twenty- four months following closing. The Company paid broker commissions of $14,420 in cash and issued 144,200 brokers warrants in connection with the private placement.

On July 27, 2012, the Company closed the first tranche of an offering memorandum placement of 600,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$30,000 or US$30,000. Each Warrant will be exercisable into one further share at a price of US$0.10 per warrant share for a period of twelve months following closing; or at a price of US$0.20 per warrant share for a period that is twelve months and one day to thirty-six months following closing. The Company’s President and CEO participated in the private placement for $10,000.00 and $5,000.00 dollars respectively. The Company issued 60,000 brokers warrants in connection with the private placement.

On August 24, 2012, the Company closed the second tranche of an offering memorandum placement of 160,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$8,000 or US$8,000. Each warrant will be exercisable into one further share at a price of US$0.10 per warrant share for a period of twelve months following closing; or at a price of US$0.20 per warrant share for a period that is twelve months and one day to thirty-six months following closing. The Company’s President participated in the private placement for $4,000 dollars respectively. The Company will issue 16,000 brokers warrants in connection with the private placement for broker commissions.

On September 28, 2012, the Company closed an offering memorandum placement of 995,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$49,750 or $49,750. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. The Company issued 79,500 shares, 79,500 warrants and 79,500 broker warrants in connection with the private placement.

On October 24, 2012, the Company issued 100,000 common shares in connection with Altar Resources, Mildred Peak property (See Note 6) for an amount of $6,000 at a price of $0.06.

On November 15, 2012, the Company closed an offering memorandum placement of 1,013,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$50,650 or $50,650. Each Unit consisted of one common share of the Issuer and one common share purchase warrant. One warrant will be exercisable into one further common share at a price of $0.10 per warrant share for a period of twelve months following closing; or at a price of $0.20 per warrant for the period that is twelve months plus one day to twenty-four months following closing. The Company issued 38,000 common shares, 101,300 units, and 101,300 broker warrants in connection with the private placement.

On March 1, 2013, the Company settled the debt incurred of $16,000 from September 1, 2011 to February 28, 2013 for consulting fees with Mr. Mark Snyder by issuing 160,000 restricted common shares of the Company at a price of $0.10 per share.

As at August 31, 2013, the Company had 30,314,415 shares issued and outstanding.

11.	STOCK OPTIONS AND WARRANTS

On October 1, 2011, the Company granted 200,000 stock options to a consultant with an exercise price of $0.15, of which 50,000 stock options will be vested as of December 1, 2011 and 50,000 stock options will be vested in each subsequent quarter to be fully vested by September 1, 2012, and the options expire on October 1, 2016.

On November 15, 2011, the Company granted 40,000 stock options to a consultant with an exercise price of $0.10, which vested immediately and expire on November 15, 2016 (cancelled during the year ended August 31, 2012).

On March 19, 2012, the Company granted 450,000 stock options to a director and advisors to the Company with an exercise price of $0.15, of which 225,000 vested immediately and 225,000 vesting on August 15, 2012 and expire March 19, 2017 (200,000 of the options were cancelled during year ended August 31, 2013).

On March 27, 2012, the Company granted 250,000 stock options to an Investor Relations company with an exercise price of $0.15, of which 125,000 vested immediately and 125,000 vesting on June 27, 2012 and expire on March 27, 2017 (cancelled during year ended August 31, 2013).

On April 10, 2012, the Company granted 25,000 stock options to a consultant of the Company with an exercise price of $0.15, which vested immediately and expire on April 10, 2017 (cancelled during year ended August 31, 2013).

For the year ended August 31, 2013, the Company recorded $Nil (August 31, 2012 – $32,581) stock based compensation expenses which has been included in consulting fees.

A summary of the changes in stock options for the years ended August 31, 2013 and 2012 are presented below:

		Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price
Balance, August 31, 2011	3,260,000	$0.15
Granted	965,000	$0.15
Cancelled	(40,000)	$0.10
Balance, August 31, 2012	4,185,000	$0.15
Expired	(350,000)	$0.20
Cancelled	(1,380,000)	$0.14
Balance, August 31, 2013	2,455,000	$0.15

The fair value of options granted has been estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

Year ended August 31, 2012
Expected volatility	134.43%-142.22%
Risk-free interest rate	1.32%-1.46%
Expected life	5.00 years
Dividend yield	0.00%
Weighted average fair value of the options	$0.06

The Company has the following options outstanding and exercisable.

August 31, 2013	Options outstanding			Options exercisable
Exercise prices	Number of shares	Remaining contractual life	Exercise Price	Number of shares exercisable	Exercise Price

$0.10	400,000	1.14 years	$0.10	400,000	$0.10
$0.10	450,000	1.33 years	$0.10	450,000	$0.10
$0.15	655,000	2.46 years	$0.15	655,000	$0.15
$0.15	150,000	2.44 years	$0.15	150,000	$0.15
$0.15	250,000	3.55 years	$0.15	250,000	$0.15
$0.18	150,000	1.98 years	$0.18	150,000	$0.18
$0.20	100,000	1.98 years	$0.20	150,000	$0.20
$0.25	300,000	2.76 years	$0.25	300,000	$0.25

	2,455,000	2.18 years	$0.15	2,455,000	$0.15

August 31, 2012	Options outstanding			Options exercisable
Exercise prices	Number of shares	Remaining contractual life	Exercise Price	Number of shares exercisable	Exercise Price

$0.10	500,000	2.14 years	$0.10	500,000	$0.10
$0.10	650,000	2.33 years	$0.10	650,000	$0.10
$0.15	910,000	3.46 years	$0.15	910,000	$0.15
$0.15	150,000	3.53 years	$0.15	150,000	$0.15
$0.15	200,000	4.09 years	$0.15	100,000	$0.15
$0.15	450,000	4.55 years	$0.15	225,000	$0.15
$0.15	250,000	4.57 years	$0.15	125,000	$0.15
$0.15	25,000	4.61 years	$0.15	25,000	$0.15
$0.18	150,000	3.54 years	$0.18	150,000	$0.18
$0.20	350,000	0.29 years	$0.20	350,000	$0.20
$0.20	150,000	2.98 years	$0.20	150,000	$0.20
$0.20	100,000	3.19 years	$0.20	100,000	$0.20
$0.25	300,000	3.76 years	$0.15	300,000	$0.15

	4,185,000	3.10 years	$0.15	3,775,000	$0.15

Warrants

As at August 31, 2013, the Company has 5,429,800 warrants issued and outstanding. A summary of warrants as at August 31, 2013 and 2012 is as follows:

		Warrant Outstanding
		Weighted Average
	Number of warrant	Exercise Price
Balance, August 31, 2012 and 2011	12,278,500	$0.18
Expired	(9,218,300)	$0.20
Granted	2,369,600	$0.10
Balance, August 31, 2013	5,429,800	$0.12

Number	Exercise	Expiry
Outstanding [1]	Price	Date

2,224,200	$0.15; $0.20 after 12 months	April 13, 2014
660,000	$0.10; $0.20 after 12 months	July 27, 2015
176,000	$0.10; $0.20 after 12 months	August 24, 2015
1,154,000	$0.10; $0.20 after 12 months	September 28, 2015
1,215,600	$0.10; $0.20 after 12 months	November 15, 2015
5,429,800

1. Each warrant entitles a holder to purchase one common share.

8,729,000 Subscribers’ Warrants and 489,300 Broker’s Warrants issued in association with the private placement on March 3, 2011 meet the definition of a derivative. Since the exercise price of these warrants is denominated in Canadian dollars, which is different from the Company’s functional currency, the Subscribers’ Warrants and Broker’s Warrants are not considered indexed to the Company’s common shares and they cannot be classified within equity. The Subscribers’ Warrants and the Broker’s Warrants, which have expired on March 3, 2013, were previously classified as warrants liability on the Company’s consolidated balance sheet.

12.	COMMITMENTS – OTHER

(a)	The Company has a month-to-month rental arrangement for office space in Kelowna, British Columbia, Canada for CAD$700 plus HST/GST per month.

(b)

The Company had a consulting agreement with CAB Financial Services Ltd. (‘CAB’), a corporation organized under the laws of the Province of British Columbia. CAB is a consulting company controlled by the former chairman of the board and chief executive officer of the Company. CAB Financial Services Ltd. is to provide management consulting services for $5,000 per month plus HST/GST on a continuing basis. This contract was cancelled on July 23, 2013.

(c)	The Company has a consulting agreement with the President of the Company for corporate administration and consulting services for $5,000 per month plus HST/GST on a continuing basis.

(d)

On October 9, 2009, the Company entered into consulting agreement with BKB Management Ltd., a corporation organized under the laws of the Province of British Columbia. BKB Management Ltd. is a consulting company controlled by the chief financial officer of the Company. BKB Management provides management consulting services for CAD$4,500 per month plus HST/GST. Effective April 1, 2011, the consulting services are CAD$5,500 per month plus HST/GST.

(e)

On October 9, 2009, the Company entered into a consulting agreement with the former chief technical officer of the Company for $1,000 per month. On March 1, 2013 the Company renewed the agreement with a monthly rate of $10 per month. The contract was cancelled on June 30, 2013.

(f)

On August 23, 2010, the Company entered into a consulting agreement with the Senior Vice-President, Business Development for $3,125 per month. On November 17, 2010, the Company renewed the agreement into a month to month consulting agreement with the Senior Vice-President, Business Development for $3,125. On December 1, 2011 the company renewed his agreement to a commission based with a monthly rate of $10 per month. This contract was cancelled on June 30, 2013.

(g)	See Note 6 and 7.

13.	INCOME TAXES

The following table reconciles the income tax benefit at the U.S. Federal statutory income tax rates to income tax benefit at the Company’s effective tax rates at August 31, 2013 and 2012:

	2013	2012

Income (Loss) Before Taxes	$(730,904)	$(1,009,735)
Statutory tax rate	38.6%	34%
Expected income tax (recovery)	(282,129)	(343,310)
Non-deductible items	(3,778)	(98,941)
Change in estimates	17,909	(768,796)
Change in enacted tax rate	(219,744)	-
Change in valuation allowance	487,742	1,211,047

Income tax expense (recovery)	$-	$-

Deferred taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) at August 31, 2013 and 2012 are comprised of the following:

	2013	2012

Net operating loss carry forwards	$2,117,719	$1,775,838
Marketable Securities	131,301	104,864
Mineral Properties	178,951	59,535
	2,427,971	1,940,237
Valuation Allowance	2,427,971	1,940,237

Deferred Tax Assets (Liabilities)	$-	$-

The Company has net operating loss carry forwards of approximately $5,528,102 which may be carried forward to apply against future taxable income for US tax purposes, subject to the final determination by the taxation authority, expiring in the following years:

Expiry	Enertopia	Target	Consolidated
2025	87,722	-	87,722
2026	-	-	-
2027	615,341	-	615,341
2028	350,002	-	350,002
2029	109,502	-	109,502
2030	3,073,726	-	3,073,726
2031	-	169,545	169,545
2032	611,284	179,375	790,659
2033	331,164	441	331,605
Total	5,178,741	349,361	5,528,102

14.	SEGMENTED INFORMATION

The Company identifies its segments based on the way management organizes the Company to assess performance and make operating decisions regarding the allocation of resources. In accordance with the criteria in FASB ASC 280 "Segment Reporting," the Company has concluded it has two reportable segments: renewable energy, and mining exploration and developments, which are managed separately based on fundamental differences in their operations nature.

Summarized financial information concerning the Company’s reportable segments is shown in the following tables:

		Mining exploration
Year ended August 31, 2013	Renewable energy	and development	Corporate	Consolidated
Revenues	$-	$-	$-	$-

Net income (loss) from operations	(56,781)	(526,932)	(147,191)	(730,904)

Total assets	$-	$-	$54,469	$54,469

		Mining exploration
Year ended August 31, 2012	Renewable energy	and development	Corporate	Consolidated
Revenues	$-	$-	$-	$-

Net income (loss) from operations	(203,044)	(179,375)	(627,316)	(1,009,735)

Total assets	$100,697	$293,255	$87,235	$481,187

The operations of the Group are located geographically in the United States.

15.	COMPARATIVE FIGURES

Certain 2012 comparative figures have been reclassified to conform with the financial statements presentation adopted for 2013.

16.	SUBSEQUENT EVENTS

(a)

On September 17, 2013 the Company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 in the historic field located in Forest and Venango counties, Pennsylvania. On execution of this agreement the company issued 100,000 of its common shares to Downhole Energy LLC.

(b)	On October 4, 2013 the Company entered into a consulting agreement with Olibri Acquisitions and issued 750,000 common shares of the Company for services provided in oil and gas consulting..

(c)

The Company has entered into a Letter of Intent Agreement (“LOI”) on November 1, 2013 with 0984329 BC Ltd. (the “Vendor”) where the Company wishes to buy and the Vendor wishes to sell 51% of the issued and outstanding capital stock of the Vendor. The Vendor is the owner, operator of a Medical Marihuana operation located at 33420 Cardinal Street, Mission, British Columbia, Canada. Until such time as the Vendor and the Company enter into a Definitive Agreement, the Parties agree that all terms of this LOI are and shall serve only as an expression of interest between the Vendor and the Company. This LOI is not comprehensive and no business relationship is created between the Vendor and the Company unless and until such time as negotiations between the Parties result in the consummation of a Definitive Agreement and such Definitive Agreement is ratified by their respective authorized representatives. On the execution of the LOI, the Company issued 10,000,000 of its common shares to the Vendor.

(d)	On November 5, 2013 the Company granted 675,000 stock options to directors, officers, and consultant of the Company with an exercise price of $0.06 vested immediately, expiring November 5, 2018.

(e)	On November 18, 2013, the Company granted 25,000 stock options to consultant of the Company with an exercise price of $0.09 vested immediately, expiring November 18, 2018.

(f)

On November 18, 2013, the Company entered into an investor relations contract with Coal Harbor Communications Inc. The initial term of this agreement shall begin on the date of execution of this Agreement and continue for two months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days notice. In consideration for the services the Company will pay the Provider a one-time payment of two hundred thousand shares (200,000) of restricted common stock in Enertopia Corporation. The stock will be issued in the name of Dale Paruk for 100,000 shares and Neil Blake for 100,000 shares. In consideration of the services provided, the Company shall pay Coal Harbor Communications, a monthly fee of $5,000 payable on the 1st day of each monthly period starting 60 days from the signing of this agreement and $500 per month to cover expenses incurred on the Company’s behalf. Any expenses above $500 per month must be pre-approved.

(g)

On November 26, the Company closed the first tranche of a private placement of 2,720,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$136,000 (US$136,000). Each warrant will be exercisable into one further share at a price of US$0.10 per warrant share for a period of thirty six month following the close.

(h)

On December 2, 2013, the Company sold its investment in Pro Eco Energy Ltd. from its original purchase price of US$45,000 which gave the Company 900,000 shares or 8.25% interest in the Pro Eco on April 21, 2008 to Western Standard Energy Corp. for US$40,000. The terms of the purchase are as follows: a) $10,000 on the Closing date which is December 02, 2013; b) $10,000 on or before December 31, 2013; c) $10,000 on or before January 31, 2014; d) $10,000 on or before February 28, 2014.

(i)	On November 29, 2013, its wholly-owned subsidiary, Target Energy, Inc was closed and dissolve.

ENERTOPIA CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)

	May 31	August 31
	2014	2013

ASSETS
Current
Cash and cash equivalents	$1,215,899	$1,341
Owned securities (Note 4)	453,750	3,750
Accounts receivable	33,405	10,268
Prepaid expenses and deposit	258,583	6,913
Assets held for sale (Note 5)	-	32,197
Total current assets	1,961,637	54,469

Non-Current
Long term investments - GSWPS (Note 6)	-	-
Oil and Gas Asset (Note 7)	4,000
Medical Marijuana Assets (Note 8)	4,863,829	-
Total Assets	$6,829,466	$54,469

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current
Accounts payable	$243,000	$354,928
Short Term Loan- related party (Note 8)	-	47,380
Due to related parties (Note 9)	72,910	123,610
Total Current Liabilities	315,910	525,918

STOCKHOLDERS' EQUITY
Share capital Authorized: 200,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 88,957,414 common shares at May 31, 2014 and August 31,2013: 30,314,415	88,957	30,314
Additional paid-in capital	13,994,152	5,622,895
Deficit accumulated during the exploration stage	(7,569,553)	(6,124,658)
Total Stockholders' Equity	6,513,556	(471,449)
Total Liabilities and Stockholders' Equity	$6,829,466	$54,469

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
NOVEMBER 24, 2004 (inception) TO May 31, 2014
(Expressed in U.S. Dollars)

					DEFICIT
					ACCUMULATED
	COMMON STOCK		ADDITIONAL	STOCK	DURING	TOTAL
			PAID-IN	TO BE	EXPLORATION	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	ISSUED	STAGE	EQUITY

Balance November 24, 2004 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock for cash at $0.02 per share on March 22, 2005	5,467,500	5,468	103,882	-	-	109,350

Issuance of common stock for cash at $0.30 per share on April 6, 2005	1,112,500	1,112	332,638	-	-	333,750

Stock to be issued	125,000	-	37,375	125	-	37,500
Comprehensive income (loss):
(Loss) for the period	-	-	-	-	(167,683)	(167,683)

Balance, August 31, 2005	6,705,000	6,580	473,895	125	(167,683)	312,917

Stock issued on September 29, 2005	-	125	-	(125)	-	-
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(200,091)	(200,091)

Balance, August 31, 2006	6,705,000	6,705	473,895	-	(367,774)	112,826
Units issued for cash at $0.50 per unit to related parties on March 6, 2007 (included stock based compensation of $116,959)	92,740	93	163,236			163,329
Stock issued for property on April 18, 2007	250,000	250	274,750	-	-	275,000
Units issued for cash at $0.50 per unit on April 19, 2007	100,000	100	49,900	-	-	50,000
Units issued for cash at $0.50 per unit on August 31, 2007	600,000	600	299,400	-	-	300,000
Imputed interest from non-interest bearing loan	-	-	3,405	-	-	3,405
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(607,397)	(607,397)
Balance, August 31, 2007	7,747,740	$7,748	$1,264,586	$-	$(975,171)	$297,163
Units issued for acquisition at $0.42 per unit on November 30, 2007	6,905,000	6,905	2,893,195	-	-	2,900,100
Imputed interest from non-interest bearing loan	-	-	7,139	-	-	7,139
Stock-based compensation on 1,785,000 options granted	-	-	104,257	-	-	104,257
Comprehensive income (loss):
(Loss) for the year	-	-	-	-	(372,535)	(372,535)
Balance, August 31, 2008		14,653		-	(1,347,706)	2,936,124

	14,652,740	$		$4,269,177	$		$		$
Imputed interest for non-interest bearing loan	-		-	4,410		-		-		4,410
Stock-based compensation	-		-	35,780		-		-		35,780
Comprehensive income (loss):
(Loss) for the year	-		-	-		-		84,233		84,233
Balance, August 31, 2009	14,652,740		$14,653	$4,309,367	$	- $		(1,263,473)		$3,060,547
Imputed interest for non-interest bearing loan				2,442						2,442
Stock-based compensation				78,858						78,858
Stock issued for acquisition at $0.20 per share on February 28, 2010	500,000		500	124,500						125,000
Units issued for cash at $0.15 per unit on May 31, 2010	557,500		557	83,068						83,625
Gain on settlement of the amount due to related parties				34,542						34,542
Comprehensive income (loss):
(Loss) for the year	-		-	-		-		(2,955,141)		(2,955,141)
Balance, August 31, 2010	15,710,240		15,710	4,632,777		-		(4,218,614)		429,873
Debt settlement on November 22, 2010	62,500		63	9,313						9,376
Debt settlement on November 19, 2010	100,000		100	14,900						15,000

Stock-based compensation			254,443			254,443
Share Subscriptions on March 3, 2011	8,729,000	8,729	885,264	-		893,993
Share Issuance costs			(96,490)	-		(96,490)
Warrants issued on March 3, 2011			(848,459)			(848,459)
Common Shares cancelled on January 1, 2011	(1,000,000)	(1,000)	1,000			-
Debt settlement on March 16, 2011	78,125	78	12,422			12,500
Debt settlement on April 27, 2011	360,000	360	157,412			157,772
Debt settlement on April 27, 2011	100,000	100	45,900			46,000
Shares issued Wildhorse on April 11, 2011	500,000	500	74,500			75,000
Share issuance correction on Jun 4, 2011	4,000	4	(4)			-
Comprehensive income (loss):
(Loss) for the year					(165,405)	(165,405)
Balance, August 31, 2011	24,643,865	$24,644	$5,142,978	$-	$(4,384,019)	$783,603
Stock-based compensation			66,953			66,953
Shares issued Altar on October 11, 2011	100,000	100	9,900			10,000
Shares issued Wildhorse on March 30, 2012	150,000	150	14,850			15,000

Shares issued Tom Ihrke on April 10, 2012	93,750	94	9,281			9,375
Shares subscription for cash on April 13, 2012	2,080,000	2,080	191,499			193,579
Shares subscription for cash on July 27, 2012	600,000	600	29,400			30,000
Shares subscription for cash on August 24, 2012	160,000	160	7,840			8,000
Comprehensive income (loss):
(Loss) for the year					(1,009,735)	(1,009,735)
Balance, August 31, 2012	27,827,615	$27,828	$5,472,701	$-	$(5,393,754)	$106,775
Shares issued for cash September 28, 2012	1,074,500	1,074	48,676			49,750
Shares issued Altar on November 24, 2012	100,000	100	5,900			6,000
Shares issued for cash November 15, 2012	1,152,300	1,152	49,498			50,650
Shares issued to Mark Snyder	160,000	160	15,840			16,000
Debt settlement on March 1, 2013			30,280			30,280
Comprehensive income (loss):
(Loss) for the year					(730,904)	(730,904)
Balance,August 31, 2013	30,314,415	30,314	5,622,895	-	(6,124,658)	(471,449)
Shares issued to Downhole Energy	100,000	100	3,900			4,000
Shares issued to Stewart Briggs/Olibri	750,000	750	36,750			37,500

Shares issued for MM Assets	10,000,000	10,000	390,000	400,000
Shares issued for Investor Relations	200,000	200	13,800	14,000
Shares issued for cash for PP on Nov 18	2,720,000	2,720	133,280	136,000
Shares issued for cash for PP on Dec 23	2,528,000	2,528	113,732	116,260
Shares issued per Agreement with DS	250,000	250	37,250	37,500
Shares issued per JV with WOM	5,000,000	5,000	895,000	900,000
Shares issued for cash for PP on Jan 31	4,292,000	4,292	395,142	399,434
Shares issued for warrant conversion	1,126,500	1,127	214,974	216,101
Shares issued for option conversion	450,000	450	43,800	44,250
Shares issued for cash for PP on Feb 13	12,946,000	12,946	1,182,070	1,195,016
Shares issued as per Agreement with Agora	54,347	54	12,446	12,500
Shares issued per JV Agreement with GCL	10,000,000	10,000	2,090,000	2,100,000
Shares issued per JV Agreement with WOM	1,000,000	1,000	679,000	680,000
Shares issued for warrant conversion	5,827,855	5,828	910,617	916,445
Shares issued for option conversion	425,000	425	82,325	82,750

Shares issued as per agreement with R. Chadwick	100,000	100	67,900			68,000
Shares issued as per agreement with Dr. Melamede	250,000	250	174,750			175,000
Shares issued as per various Ontario agreements	623,297	623	213,577			214,200
Short swing			7,058			7,058
Stock Based Compensation			673,886			673,886
Comprehensive income (loss):
(Loss) for the period					(1,444,895)	(1,444,895)
Balance, May 31, 2014	88,957,414	88,957	13,994,152	-	(7,569,553)	6,513,556

The accompanying notes are an integral part of these consolidated financial statements

Enertopia Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

					CUMULATIVE
					PERIOD FROM
					INCEPTION
					NOVEMBER 24,
					2004
	THREE MONTHS ENDED		Nine Months Ended		TO
	May 31	May 31	May 31	May 31	May 31
	2014	2013	2014	2013	2014

Revenue

Non-renewal energy - natural gas and oil revenue	$-	$-	$-	$-	$374,342
Renewable energy - service revenue	-	-	-	-	32,119

	-	-	-	-	406,461
Cost of revenue
Non-renewable energy:
Natural gas and oil operating costs and royalties	-	-	-	-	141,197
Depletion	-	-	-	-	298,489
Write-down in carrying value of oil and gas
property	-	-	-	-	293,436
Renewable energy	-	-	-	-	48,050

	-	-	-	-	781,172

Gross Profit	-	-	-	-	(374,711)

Expenses
Accounting and audit	12,570	12,307	35,244	48,623	422,406
Sales & Marketing	-	-	-	-	846
Advertising & Promotions	34,886	923	108,344	4,816	188,838
Bank charges and interest expense	1,032	1,287	4,256	5,534	70,490
Consulting	1,087,592	46,282	1,278,397	148,189	3,061,256
Mineral exploration costs	-	-	-	13,380	520,869
Fees and dues	15,045	5,076	30,713	18,344	182,340
Insurance	3,103	4,117	11,889	12,349	92,311
Investor relations	30,055	-	56,684	-	180,498
Legal and professional	35,679	1,094	45,451	2,280	268,938
Office and miscellaneous	7,588	(314)	19,789	1,611	78,773
Rent	25,624	3,465	28,128	11,318	124,050
Telephone	555	584	784	2,659	21,148
Training & Conferences	23,104	-	32,482	-	47,968
Travel	22,050	5,065	33,358	7,079	151,760

Total expenses	1,298,883	79,886	1,685,519	276,182	5,412,491

(Loss) for the period before other items	(1,298,883)	(79,886)	(1,685,519)	(276,182)	(5,787,202)

Other income (expense)

Other income	300,000	-	300,000	-	309,433
Impairment of long term investments (Note 5)	-		(76,595)	-	(330,434)
Others	-		-	-	22,775
Equity interest pick up	(123,799)	-	(132,781)	(850)	(150,525)

Gain on owned securities	150,000	-	150,000	(3,750)	(133,083)
Gain on disposition of oil and gas interests	-		-	-	522,976
Revaluation of warrants liability	-	-	-	9,789	896,019

Write down of oil and gas properties (Note 6)	-	(140,980)	-	(140,980)	(2,919,511)

Net loss and comprehensive loss for the period	$(972,682)	$(220,866)	$(1,444,895)	$(411,973)	$(7,569,553)

Basic and diluted income (loss) per share	$(0.01)	$(0.01)	$(0.03)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	86,529,895	30,314,415	57,551,337	29,756,976

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			INCEPTION
			November 24,
			2004
	Nine Months Ended		TO
	May 31,	May 31,	May 31,
	2014	2013	2014
Cash flows used in operating activities
Net Income (loss)	$(1,444,895)	$(411,973)	$(7,569,553)
Changes to reconcile net loss to net cash used in operating activities
Consulting - Stock based compensation	941,154	-	1,598,404
Depletion	-	-	298,489
Write down in carrying value of oil and gas
properties	-	-	293,436
Stock issued for mineral resource and oil and gas
property	-	-	37,500
Write down of oil and gas properties	-	140,980	2,919,511
Gain on disposition of oil and gas properties	-	-	(522,976)
Fair value of warrants liabilities	-	(9,789)	(896,019)
Gain on owned securities	(150,000)	3,750	133,083
Equity pick-up	132,781	850	150,525
Impairment of long term investments (Note 5)	76,595	-	330,434
Imputed interest	-	-	17,396
Accrued loan interest	-	-	17,928
Other non-cash activities	58,230	-	88,383
Change in non-cash working capital items:			-
Accounts receivable	(23,137)	48,840	(25,657)
Prepaid expenses and deposit	(251,670)	(4,104)	(234,299)
Deferred charges	-	-	-
Accounts payable and accrued liabilities	(111,928)	109,930	224,761
Due to related parties	(50,700)	51,000	103,573

Net cash (used in) operating activities	(823,570)	(70,516)	(3,035,079)

Cash flows from (used in) investing activities

Proceeds from sale of marketable securities	-	-	56,241
Oil and gas properties acquisition and divestment	-	-	(345,180)

Proceeds from sale of oil and gas interests	-	-	521,545
Mineral resource properties acquisition	-	(40,000)	(231,843)
Investment in GSWPS	-	-	(103,500)
Investment in Pro Eco	10,004	-	(34,996)
Investment in Medical Marijuana Operations	(975,000)		(975,000)
Cash provided in connection with business acquisition	-	-	201,028

Net cash from (used in) investing activities	(964,996)	(40,000)	(911,705)

Cash flows from financing activities
Promissory notes - related party	(47,380)	-	2,665
Net Proceeds from Options exercised	130,000		130,000
Net Proceeds from Warrants exercised	913,096	-	913,096
Net proceeds from subscriptions received	2,007,408	100,400	4,116,922

Net cash from financing activities	3,003,124	100,400	5,162,683

Increase (Decrease) in cash and cash equivalents	1,214,558	(10,116)	1,215,899

Cash and cash equivalents, beginning of period	1,341	13,692	-

Cash and cash equivalents, end of period	$1,215,899	$3,576	$1,215,899
Supplemental information of cash flows
Interest paid in cash	$-	$-	$-
Income taxes paid in cash	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

ENERTOPIA CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2014
(Expressed in U.S. Dollars)

1.	ORGANIZATION

The unaudited interim consolidated financial statements for the period ended May 31, 2014 included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited interim consolidated financial statements should be read in conjunction with the August 31, 2013 audited annual consolidated financial statements and notes thereto.

The Company was formed on November 24, 2004 under the laws of the State of Nevada and commenced operations on November 24, 2004. The Company was an independent natural gas and oil company engaged in the exploration, development and acquisition of natural gas and oil properties in the United States and Canada. In the fiscal year 2010, the Company shifted its strategic plan from its non-renewal energy operations to its planned renewal energy operations and natural resource acquisition and development. In late summer of 2013, the Company added another business sector in its entrance to medical marijuana and is considered a development stage company. The Company has offices in Vancouver and Kelowna, B.C., Canada.

Effective September 25, 2009, we effected one (1) for two (2) share consolidation of our authorized and issued and outstanding common stock.

On February 8, 2010, the Company changed its name from Golden Aria Corp. to Enertopia Corp.

On February 22, 2010, the Company increased its authorized share capital to 200,000,000 common shares.

2.	GOING CONCERN UNCERTAINTY

The accompanying unaudited interim consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. The Company incurred a net loss of $1,444,895for the nine months ended May 31, 2014 [net loss of $411,973 for the nine months ended May 31, 2013] and as at May 31, 2014 has incurred cumulative losses of 7,569,553 that raises substantial doubt about its ability to continue as a going concern. Management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that the Company will be able to continue to finance the Company on this basis.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, to receive the continued support of the Company’s shareholders, and ultimately to obtain successful operations. There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. There is significant uncertainty as to whether we can obtain additional financing. These unaudited interim consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying unaudited interim consolidated financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Consolidation

The unaudited interim consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Target Energy, Inc., which has been dissolved effective November 4, 2013 with no significant accounting impact, equity interest of Pro Eco Energy Inc., which has been sold on December 2, 2013 with a gain of approximately $7,000, Global Solar Water Power Systems Inc. has been written down to $1, 31% interest in Joint Venture with World of Marihuana Productions Ltd. (“WOM”) and 49% interest in Joint Venture with Green Canvas Ltd. ("GCL), 51% interest in a Joint Venture with Lexaria on a location in Ontario. All significant inter-company balances and transactions have been eliminated.

b)	New Accounting Pronouncements

In March 2013, the Financial Accounting Standards Board ( “FASB ” ) issued Accounting Standards Update ("ASU") 2013-05, "Foreign Currency Matters (Topic 830); Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This guidance applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. ASU No. 2013-05 is effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. We will adopt this guidance beginning with our fiscal quarter starting from March 1, 2014. We are currently reviewing the provisions of ASU No. 2013-05 on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This new guidance provides specific financial statement presentation requirements of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance states that an unrecognized tax benefit in those circumstances should be presented as a reduction to the deferred tax asset. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The Company does not believe that the adoption of this guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	OWNED SECURITIES

As at May 31, 2014 owned securities consist of 375,000 common shares of Cheetah Oil & Gas Ltd. obtained through the disposal of the Company’s oil and gas properties in Mississippi in 2010. The Company classified the securities owned as held-for-trade and recorded at fair value.

The fair value of the common shares of Cheetah Oil & Gas Ltd. was $0.01 per share as at May 31, 2014 ( August 31, 2013 - $0.01) .

As at May 31, 2014 owned securities consist of 1,500,000 common shares of Lexaria Corp. obtained through two separate Definitive Agreements as per Note 8.

The fair value of the common shares of Lexaria Corp. was $0.30 per share as at May 31, 2014.

5.	ASSETS HELD FOR SALE

Assets held for sale as May 31, 2014 and August 31, 2013 were comprised of the following:

		May 31, 2014		August 31, 2013
	$		$
Investments in Pro-Eco Energy		-		32,197
		-		32,197

Pro Eco Energy USA Ltd.

On April 21, 2008, the Company purchased 900,000 shares for $45,000 in Pro Eco Energy USA Ltd. (“Pro Eco Energy”) which represented 8.25% ownership. The former Chairman of the Company is a Director in Pro Eco Energy which had established the existence of significant influence in Pro Eco Energy and accordingly the equity method of accounting was adopted for the investment.

On December 2, 2013, the Company sold its investment in Pro Eco Energy Ltd. from its original purchase price of $45,000 which gave the Company 900,000 shares or 8.25% interest in the Pro Eco on April 21, 2008 to Western Standard Energy Corp. (the “ Purchase”) for $40,000. The terms of the purchase are as follows: a) $10,000 on the Closing date which is December 02, 2013; b) $10,000 on or before December 31, 2013; c) $10,000 on or before January 31, 2014; d) $10,000 on or before February 28, 2014. As at May 31, 2014, $30,000 was included in receivable. The Company is confident to collect this amount once the Purchaser completes it ongoing financing.

6.	LONG TERM INVESTMENTS

Global Solar Water Power Systems Inc.

On February 28, 2010, the Company entered into an Asset and Share Purchase Agreement with the Company’s former chief technical officer - Mr. Mark Snyder to acquire up to 20% ownership interest of GSWPS. As at August 31, 2012, the Company had 9.82% (August 31, 2011 – 8.14%) investment in Global Solar Water Power Systems Inc. (“GSWPS”). This was made by a cash/accrued contribution of $145,500 and an issuance of 500,000 shares of the Company at $0.25 per share for a combined value of $270,500. The investment in 2012 had been written down to $68,500.

On March 1, 2013, the Company transferred 1.68% of interest back to GSWPS for settlement the accrued payments of $42,000 with Mr. Mark Snyder. As result, the Company’s interest in GSWPS reduced from 9.82% to 8.14% .The difference between the fair value of the 1.68% GSWPS interest and $42,000 was recorded under additional paid-in capital.

During the August 31, 2013 fiscal year end, based on the management’s assessment of GSWPS’s current operations, the Company decided to write down long-term investment in GSWPS to $1.

7.	MINERAL PROPERTY AND OIL AND GAS PROPERTIES

On January 31, 2011, the Company entered into a letter of intent and paid $7,500 deposit to Wildhorse Copper Inc. and its wholly owned subsidiary Wildhorse Copper (AZ) Inc. (collectively, the “Optionors”). On April 11, 2011, the Company signed a Mineral Purchase Option Agreement (“Option Agreement”) with the Optionors respecting an option to earn a 100% interest, subject to a 1% NSR capped to a maximum of $2,000,000 in a property known as the Copper Hills property. The Copper Hills property is comprised of 56 located mining claims covering a total of 1,150 acres located in New Mexico, USA. The Optionors hold the Copper Hills property directly and indirectly through property purchase agreements between the Optionors and third parties (collectively, the “Indirect Agreements”). Pursuant to the Option Agreement the Optionors have assigned the Indirect Agreements to the Company. In order to earn the interest in the Copper Hills property, the Company is required to make aggregate cash payments of $591,650 over an eight year period and issue an aggregate of 1,000,000 shares of its common stock over a three year period. As at May 31, 2013, the Company has issued 500,000 shares at price of $0.15 per share and 150,000 shares at price of $0.10 per share to the Optionors and made aggregate cash payment of $106,863 (August 31, 2012-$106,863); the Company has expensed exploration costs of $143,680 (August 31, 2012-$143,680). On June 26, 2013, the Company announced the termination of its Option Agreement and write off all the capitalized costs.

On July 19, 2011, the Company entered into a letter of intent and paid US$15,000 deposit to Altar Resources. Subsequent to August 31, 2011, on October 11, 2011, the Company signed a Mineral Purchase Option Agreement with Altar Resources with respect to an option to earn 100% interest, subject to a 2.5% NSR in a property known as Mildred Peak. The mining claims are in Arizona covering approximately 7,148 acres from Altar Resources which holds the mining claims directly and indirectly through federal mining claims and state mineral exploration leases; or, represented that it would hold such claims in good standing at the time of closing a definitive agreement. The Company is required to make aggregate cash payments of $881,000 over a five year period and issue an aggregate of 1,000,000 shares of its common stock over a four year period. As at February 28, 2013, the Company had made aggregate cash payments of $124,980 (August 31, 2012-$84,980) and issued 100,000 shares at price of $0.10 per share and 100,000 common shares at $0.06 per share to Altar Resources; along with expensed incurred exploration costs of $13,380. On May 30, 2013, the Company terminated the Option Agreement and has written off $140,980 of capitalized costs.

On September 17, 2013 the Company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 in the historic field located in Forest and Venango counties, Pennsylvania. In order to earn the interest in this property, the Company is required to make the following payments:

•	Issuing to the Vendor 100,000 common shares in the capital stock of the Company as soon as practicable following the execution of this Agreement (issued at $0.04 per share),
•	Drilling up to10 wells in year one and issuing 10,000 common shares per producing well after 60 days of commercial production on or before the first anniversary of this Agreement,
•	Drilling up to 20 wells in year two and issuing 10,000 common shares per producing well after 60 days of commercial production on or before the second anniversary of this Agreement,
•	Drilling up to 30 wells in year three and issuing 10,000 common shares per producing well after 60 days of commercial production on or before the third anniversary of this Agreement, and
•	Drilling up to 40 wells in year four and issuing 10,000 common shares per producing well after 60 days of commercial production on or before the fourth anniversary of this Agreement.

On execution of this agreement the company issued 100,000 of its common shares at $0.04 per share to Downhole Energy LLC.

8.	MEDICAL MARIJUANA INVESTMENT

(a)

The Company has entered into a Joint Venture Agreement (the “ WOM Agreement”) on January 16, 2014 with World of Marihuana Productions Ltd. (“WOM”) where the Company can acquire up to 51% of the Joint Venture business ownership interest. WOM is expected to acquire a licence issued by Health Canada (the "Licence") to allow for WOM to operate a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marijuana (the “WOM Business”) which shall be located at 33420 Cardinal Street, Mission, British Columbia (the "Premises"). Both parties entered into a non-binding Letter Of Intent dated for reference the 1st day of November, 2013 (the "LOI") which shall be superseded by the WOM Agreement. Both parties entered into the WOM Agreement which set out the terms and conditions in which the Company may acquire up to a 51% ownership interest in the Joint Venture WOM Business. The Effective Date" means the first business day following the day on which WOM has received the final and duly issued Licence from Health Canada and has notified Enertopia of such receipt. The execution date (the “Execution Date”) is upon signing of this WOM Agreement.

The following are the terms of the WOM Agreement:

Enertopia shall purchase its Interest in the Business as set out below, provided that all cash payments are payable directly to WOM by way of wire transfer:

i)	10,000,000 shares of the restricted common stock of Enertopia (the "Shares") to 0984329 B.C. Ltd ("098") at the direction of WOM at the time of execution of the LOI (the "LOI Shares") (Completed);

ii)

Issuance of 5,000,000 Shares to 098 and payment of $100,000 to WOM upon signing of this WOM Agreement the Execution Date which Shares will be held in escrow (the "Escrow Shares") by Enertopia's solicitors until such time as the Effective Date has occurred. Upon occurrence of the Effective Date, the Escrow Shares will be released from escrow; (Completed)

iii)	Payment to WOM of $75,000 by January 31, 2014 in exchange for which Enertopia will be granted a 30% Interest in the WOM Business;(Completed)

iv)

Issue 1,000,000 Shares to 098 and pay $200,000 to WOM on or before the date that is six months from the Execution Date in exchange for which Enertopia shall be granted a further 1% Interest in the WOM Business; (Completed)

v)

Issue 1,000,000 Shares to 098 and pay $200,000 to WOM on or before the one year anniversary of the Execution Date in exchange for which Enertopia shall be granted a further 2% Interest in the WOM Business;

vi)

Issue 1,000,000 Shares to 098 and $200,000 to WOM on or before the second year anniversary of the Execution Date in exchange for which Enertopia shall be granted a further 6% Interest in the WOM Business;

vii)

Issue 1,000,000 Shares to 098 and $300,000 to WOM on or before the third year anniversary of the Execution Date in exchange for which Enertopia shall be granted a further 6% Interest in the WOM Business;

viii)

Issue 1,000,000 Shares to 098 and $300,000 to WOM on or before the fourth year anniversary of the Execution Date in exchange for which Enertopia shall be granted a further 6% interest in the WOM Business for a total of 51% Interest to be held by Enertopia at such time;

ix)

Following the Effective Date and subject to any required stock exchange approvals, Enertopia shall appoint Mathew Chadwick, the current sole director of WOM (the "Appointee"), to the board of directors of Enertopia. The Appointee will hold office until the next annual meeting of the shareholders of Enertopia unless his office is earlier vacated in accordance with applicable corporate law. Enertopia shall include the Appointee as one of the management nominees put forth by Enertopia at each shareholder meeting at which the election of directors is an item of business, provided however, that the Appointee shall only be entitled to serve as a director of Enertopia as long as this Agreement is in good standing, full force and effect;

x)

WOM shall not, at any time following the Effective Date and during the course this Agreement remains in effect, issue, split, reverse split, hypothecate or otherwise transact any of its share capital, under any circumstance, without the prior written consent of Enertopia; and

xi)

WOM shall use the first $375,000 paid by Enertopia pursuant to the term of the WOM Agreement hereof to upgrade the Business as may be required pursuant to Health Canada stipulations or as my otherwise required to advance the Business.

(b)

On February 7, 2014, the Company has entered into a binding Letter of Intent ("LOI") shall set forth the basic terms of the recent discussions between Enertopia Corporation ("Enertopia") and Wisplite Technologies Incorporated ("WTI") and Wisplite Technologies Group Incorporated (“WTGI”) and CEX Holdings Limited (“CEX”) (collectively, the "Parties") with regard to the acquisition (the "Acquisition") by Enertopia of all of the issued and outstanding shares of WTI.Acquisition Structure. In accordance with the terms of a formal and definitive agreement to be entered into between Enertopia and the current shareholders of WTI (the "Shareholders) (the "Definitive Agreement"), Enertopia shall be entitled to acquire all of the issued and outstanding shares of WTI from the Shareholders. WTGI and CEX are the majority shareholders of WTI. WTI owns certain proprietary technologies, inventions, products, processes, formulae, designs, data, information and materials related to portable vaporizing devices. Upon the execution of this LOI, Enertopia paid WTI the sum of $85,000 which is for the payment of patent payments and associated costs. As at February 28, 2014, the LOI has been terminated and the CAD$85,000 has been expensed.

(c)

On February 28, 2014, the Company has entered into a Joint Venture Agreement (" the GCL Agreement") with The Green Canvas Ltd. ("GCL") (collectively, the "Parties") with regard to the acquisition (the "Acquisition") by Enertopia of up a 75% interest in the business of GCL (the "GCL Business"), being the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes.

The Company shall be entitled to acquire up to 75% ownership interest in the GCL Business (an "Ownership Interest") as follows:

a)	Payment of $100,000 at the time of execution of the LOI (Completed);
b)

Either concurrently with or immediately following the Execution Date, Enertopia shall complete the following in return for which Enertopia will be granted and vested with a 49% Ownership Interest in the Business:

(i)	issue to GCL an aggregate of 10,000,000 common shares of Enertopia ("Shares"); and (Completed)
(ii)

pay to GCL the aggregate sum of $500,000, the full amount of which, less the sum of $113,400 payable to Wolverton Securities as a finder's fee, shall be used by GCL to upgrade the GCL Business as may be necessary pursuant to MMPR requirements or as may otherwise be required to advance the GCL Business.(Completed)

c)

An aggregate of 6,400,000 of the Shares issued pursuant to the term of CGL Agreement shall be held in escrow (the "Escrow Shares") by the Company’s solicitors until the Effective Date. Upon occurrence of the Effective Date, Enertopia will cause its solicitors to release the Escrow Shares from escrow. (Completed)

d)

On or before the first anniversary of the Execution Date, Enertopia shall pay the sum of $250,000 to GCL and issue 3,000,000 Shares to GCL, in return for which Enertopia will be granted and vested with an additional 2% Ownership Interest for a total Ownership Interest of 51% at such time.

e)

On or before the second anniversary of the Execution Date, pay the sum of $150,000 to GCL and issue 3,000,000 Shares to GCL, in return for which Enertopia will be granted and vested with an additional 9% Ownership Interest for a total Ownership Interest of 60% at such time.

f)

Upon earning a 60% Ownership Interest on or before the second anniversary of the Execution Date in accordance with Sections (d) and (e), Enertopia shall have the option to acquire an additional 15% Ownership Interest through the issuance of an additional 3,000,000 Shares to GCL on or before the third anniversary of the Execution Date.

g)	In the event the Effective Date does not occur within twelve (12) months from the Execution Date:
(i)

GCL shall return all Shares issued to it by Enertopia pursuant to this Agreement other than 3,600,000 Shares of the 10,000,000 Shares issued pursuant to the term of GCL Agreement (comprised of 1,800,000 Shares issued to Wolverton Securities and 1,800,000 Shares issued to GCL) which GCL shall be entitled to retain;

(ii)	The Management Agreements (as hereinafter defined) shall terminate immediately and Enertopia shall have no further obligation with respect to the Management Compensation (as hereinafter defined); and
(iii)

This Agreement shall terminate and Enertopia will be released from all obligations under this GCL Agreement and GCL will also be so released provided that it has fulfilled its obligation pursuant to the term of CGL Agreement

The terms of the GCL Agreement also require Enertopia to fund, for a period of three years subject to early termination of the Agreement, any shortfall in the payment of management fees to certain Green Canvas consultants in the amount of $15,000 per month, which fees are to be paid out of the gross profits of the joint venture.

(d)

On March 5, 2014, the Company and Mr. Robert McAllister has entered into a three year Joint Venture Agreement ("JV") with Lexaria Corp. collectively, the "Parties"). Whereas the Company and Robert McAllister will source opportunities in the Business, and the terms and conditions on which the Parties will form a joint venture to jointly participate in, or offer specific opportunities within the Business (the "Joint Venture"), and Robert McAllister will join the Lexaria Corp. advisory board for the term of this Agreement. Lexaria Corp. issued the Company 1,000,000 shares and Robert McAllister 500,000 shares on signing of the Agreement. Lexaria agrees to additionally pay Enertopia a finder’s commission, received at the sole election of Enertopia in either cash or in common restricted shares of Lexaria, within a range of 2% - 5% of the value (less of taxes) of any future Business acquisition, joint venture or transaction that Lexaria accepts and closes for the life of this Agreement. Lexaria as its initial Contribution, hereby pays to McAllister 500,000 common restricted shares as compensation for entering the Joint Venture and for McAllister to initiate and during the term of the Agreement continue to provide to Lexaria opportunities for Lexaria to build its Business. Lexaria agrees to additionally award McAllister 500,000 stock options to buy common shares of Lexaria, with terms to be specified and ratified by shareholder and regulatory approvals, as compensation for joining and serving as Chairperson of Lexaria’s marihuana Business advisory board for the term of this Agreement.

(e)

On May 28, 2014, Enertopia and Lexaria signed a Definitive Agreement. Enertopia and Lexaria each wish to develop a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, marijuana (the "Business") located in Ontario (the "Property"), and on or about April 10, 2014, the Parties entered a Letter of Intent that set forth the basic terms of a proposed joint venture agreement between Enertopia and Lexaria for those purposes. Whereby, Lexaria issued 500,000 common shares to Enertopia. Enertopia wishes to acquire a license from Health Canada a license to designate Enertopia as a Licensed Producer pursuant to Canada's Marijuana for Medical Purposes Regulations (the "License"). The Parties are entering into this Agreement to set out the terms and conditions by which Enertopia does own a 51% interest in the Business and Lexaria does own a 49% interest in the Business; and the terms and conditions on which the Parties will form and operate the joint venture to jointly participate in the Business (the "Joint Venture").

The Parties contribute the following as their initial contributions to the Business:

Enertopia, as its initial contribution, hereby contributes $45,000 to the Joint Venture bank account. Lexaria, as its initial contribution, hereby contributes $55,000 to the Joint Venture bank account.

The Parties shall have the following Ownership Interests under this Agreement and of the Business:

Enertopia - 51%
Lexaria - 49%

The Parties shall bear the costs arising under this Agreement and the operation of the Business as to the following, as further described in this Agreement (the “Cost Interests”):

Enertopia - 45%
Lexaria - 55%

The Parties shall have the following insured liability for all things that are not operating costs arising under this Agreement and the operation of the Business as to the following:

Enertopia - 51%

Lexaria - 49%

The Parties shall receive all revenues and profits derived from the operation of the Business as to the following, as further described in this Agreement (the “Revenue Interests”):

Enertopia - 51%
Lexaria - 49%

Enertopia shall act as the manager of the Operations (the "Manager") for so long as its Ownership Interest is 51% or more. Enertopia may designate a specified individual as Manager if the Parties unanimously consent to such appointment. If any party, including Lexaria, gains a 51% Ownership Interest in the Business, then Enertopia shall have the obligation, if requested by the 51% Ownership Interest party, to surrender the Manager position.

9.	SHORT TERM LOAN

On February 9, 2012, the Company signed a Loan Agreement with Robert McAllister, president and director of the Company, to borrow $50,045 (CAD$50,000). The unsecured loan was due on May 9, 2012 at an interest rate of 10% per annum. Upon short term loan due, the loan term has been changed to a month to month.

On February 20, 2014, the Company paid back the loan in full to Robert McAllister.

10.	RELATED PARTIES TRANSACTION

For the nine months ended May 31, 2014, the Company was party to the following related party transactions:

•	Paid/accrued $49,500 (May 31, 2013: $45,000) to the President of the Company in consulting fees.
•	Paid/accrued $55,500CAD (May 31, 2013: $49,500CAD) in consulting fees to a company controlled by the CFO of the Company.
•	Paid $75,000CAD (May 31, 2013: $Nil) in consulting fees to the Senior Business Development
•	As at May 31, 1014, $72,910 was payable to the officers/directors and the companies controlled by the officers/directors of the Company.
•	Director of Enertopia fell under the short swing rule and paid the Company $7,058.
•	See Note 8 and 9.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

11.	COMMON STOCK

On September 17, 2013 the Company entered into an AMI Participation Agreement with Downhole Energy LLC to participate in 100% gross interest and 75% net revenue interest for drilling, completion and production of up to 100 oil wells on certain oil and gas leases covering 2,924 in the historic field located in Forest and Venango counties, Pennsylvania. On execution of this agreement the company issued 100,000 of its common shares at a price of $0.04 to Downhole Energy LLC.

On October 4, 2013 the Company entered into a consulting agreement with a six months term with Olibri Acquisitions and issued 750,000 common shares at a price of $0.05 of the Company for services provided in oil and gas consulting.

On November 18, 2013, the Company entered into an investor relations contract with Coal Harbor Communications Inc. In consideration for the services the Company issued 200,000 of restricted common stock at a price of $0.07 of the Company.

On November 15, 2013, the Company issued 10,000,000 shares of the restricted common stock of the Company at a price of $0.04 per share to 0984329 B.C. Ltd at the direction of WOM pursuant to the term of LOI signed with WOM.

On November 26, 2013, the Company closed the first tranche of a private placement of 2,720,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$136,000 ($136,000). Each warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of thirty six month following the close.

On December 23, 2013, the Company closed its final tranche of a private placement of 2,528,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$126,400 ($126,400). Each warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of thirty six months following the close. The Company also paid a cash finders fee of $10,140 and 202,800 broker warrants to Canaccord Genuity and Wolverton Securities that are exercisable into one common share at a price of $0.10 that expire on December 23, 2016.

On January 16, 2014, the Company issued 5,000,000 common shares of the Company at a price of $0.18 per share to 0984329 BC Ltd, which shares will be held in escrow by the Company’s solicitors until such time which subject to certain condition has occurred per the term of the WOM Agreement.

On January 13, 2014, the Company entered into a corporate development agreement with Don Shaxon. The initial term of this agreement shall begin on the date of execution of this agreement and continue for twelve months. In consideration for the services the Company issued 250,000 common shares of the Company at a price of $0.15 per share to Don Shaxon as a signing stock bonus. As at February 28, 2014, a total of $4,685 has been expensed and $32,812 has been recorded as prepayment.

On January 31, 2014, the Company accepted and received gross proceeds of CAD$40,500 ($37,500), for the exercise of 350,000 stock options; 100,000 at $0.075 each, 150,000 stock options at $0.10 each, and 100,000 stock options at $0.15 each; into 350,000 common shares of the Company.

On January 31, 2014, the Company closed the first tranche of a private placement of 4,292,000 units at a price of $0.10 per unit for gross proceeds of $429,200. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of $0.15 per Warrant Share for a period of twenty four (24) months following closing. A cash finders’ fee for $29,616 and 296,160 full broker warrants that expire on January 31, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Leede Financial and Wolverton Securities.

On February 13, 2014, the Company closed the final tranche of a private placement by issuing 12,938,000 units at a price of $0.10 per unit for gross proceeds of $1,293,800. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of $0.15 per Warrant Share for a period of twenty four (24) months following closing. One Director and One Officer of the Company participated in the final tranche for $30,000. A cash finders’ fee for $98,784; 8,000 common shares in lieu of $800 finders’ fee and 995,840 full broker warrants that expire on February 13, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Global Market Development LLC and Wolverton Securities.

On February 13, 2014, 50,000 stock options were exercised at a price of $0.06 by a Director and 50,000 stock options were exercised at a price of $0.075 by a Consultant for net proceeds to the Company of CAD$7,050 ($6,750) into 100,000 common shares of the Company.

On February 13, 2014, 541,500 warrants from previous private placements were exercised into 541,500 common shares of the Company for net proceeds of $101,100.

On February 27, 2014, 585,000 warrants from previous private placements were exercised into 585,000 common shares of the Company for net proceeds of $115,000.

On February 27, 2014, the Company signed a $50,000 12 month marketing agreement with Agoracom payable in common shares of the Company. The first quarter payment of $12,500 has been paid by issuing 54,347 common shares of the Company at a market price of $0.23 per share.

On February 28, 2014, the Company issued to GCL an aggregate of 10,000,000 common shares at a price of $0.235 of the Company. Of such shares issued, 6,400,000 of the shares issued pursuant shall be held in escrow (the "Escrow Shares") by the Company’s solicitors until such time which subject to certain condition has occurred per the term of the GCL Agreement.

On March 11, 2014, Robert Chadwick joined the Company as an advisor and was paid a $1,000 honorarium. Robert Chadwick was issued a one-time 100,000 common shares of the Company.

On March 11, 2014, as per the terms of the Joint Venture Agreement dated January 16, 2014 with World of Marihuana Productions Ltd., the Company made a payment of $200,000 and issued 1,000,000 at a price of $0.68 per share to 0984329 B.C. LTD, the Company now owns 31% in the Joint Venture business interest with World of Marihuana Productions Ltd.

On March 14, 2014, 815,310 warrants from previous private placements were exercised into 815,310 common shares of the Company for net proceeds of $163,062.

On March 14, 2014, the Company accepted and received gross proceeds from a director of the Company of CAD$8,250 (US$7,500), for the exercise of 50,000 stock options at an exercise price of $0.15, into 50,000 common shares of the Company.

On March 17, 2014, 1,548,000 warrants from previous private placements were exercised into 1,548,000 common shares of the Company for net proceeds of $289,475.

On March 25, 2014, Enertopia Corp (the “Company”) accepted and received gross proceeds of $67,750, for the exercise of 325,000 stock options at $0.06 to $0.25 each, into 325,000 common shares of the Company.

On March 25, 2014, 1,095,000 warrants from previous private placements were exercised into 1,095,000 common shares of the Company for net proceeds of $114,250.

On March 26, 2014, the Company’s Board has appointed Dr. Robert Melamede as an Advisor to the Board of Directors’ and has been paid an honorarium of $2,500 for the first year of his participation on our Advisory Board and issued 250,000 shares of common stock of the Company.

On April 3, 2014, 1,293,500 warrants from previous private placements were exercised into 1,293,500 common shares of the Company for net proceeds of $177,950.

On April 3, 2014, the Company accepted and received gross proceeds from past consultant of the Company of $1,500 for the exercise of 25,000 stock options at an exercise price of $0.06, into 25,000 common shares of the Company.

On April 10, 2014 a letter of intent, was executed on behalf of a corporation to be incorporated by Lexaria Corp. and Enertopia Corporation (Lessee) and Mr. Jeff Paikin of Ontario Inc. (Lessor) sets out the Lessee’s and Lessor’s shared intent to enter into a lease agreement (the “Lease”) for warehouse space (the “Leased Premises”) in the building located in Ontario (the “Building”). The Company issued the 38,297 common shares at a deemed price of $0.47 per the terms of the Letter of Intent to lease space in Ontario. The LOI has been extended for another 30 days.

On April 17, 2014, the Company accepted and received gross proceeds from a director of CAD$8,475 (US$7,500), for the exercise of 50,000 stock options at $0.15 into 50,000 common shares of the Company.

On April 17, 2014, 651,045 warrants from previous private placements were exercised into 651,045 common shares of the Company for net proceeds of $110,209.

On April 14, 2014, the Company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter. Upon signing of the letter of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the letter, Mr. Paikin can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Paikin can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014 the Company entered into a one year consulting contract with Clark Kent as Media Coordinator for a monthly fee of CAD$2,250 plus GST. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Kent can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Kent can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014 the Company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager for a monthly fee of CAD$3,375 plus GST. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Shaxon can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Shaxon can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014 the Company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Boone or his company can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Boone can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014 the Company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations for a monthly fee of $3,375 plus GST. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Springett can be eligible to receive up to a total of 472,500 common shares of the Company. Consulting agreement amended on June 18, 2014, Mr. Springett can be eligible to receive up to a total of 1,350,000 common shares of the Company.

On April 24, 2014 the Company entered into a one year consulting contract with 2342878 Ontario Inc. wholly owned company by Chris Hornung as Assistant Operations Manager. Upon signing of the contract of acceptance the Company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Hornung or his company can be eligible to receive up to a total of 472,500 common shares of the Company. On April 30, 2014, 200,000 warrants from previous private placements were exercised into 200,000 common shares of the Company for net proceeds of $40,000.

On May 3, 2014 the Company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Upon signing of the contract of acceptance the Company issued 45,000 common shares at a deemed price of $0.28. Based on the milestones listed in the contract, Mr. Mullan or his company can be eligible to receive up to a total of 225,000 common shares of the Company.

On May 29, 2014, the Company accepted and received gross proceeds of $20,000 for the exercise of 200,000 warrants at $0.10 each into 200,000 common shares of the Company.

As at May 31, 2014, the Company had 88,957,414 shares issued and outstanding.

12.	STOCK OPTIONS AND WARRANTS

Stock Options

On April 14, 2011, the shareholders approved and adopted at the Annual General Meeting to consolidate the Company’s 2007 Equity compensation plan and the Company’s 2010 Equity Compensation Plan into a new Company 2011 Stock Option Plan. The purpose of this Plan is to advance the interests of the Corporation, through the grant of Options, by providing an incentive mechanism to foster the interest of eligible persons in the success of the Corporation and its affiliates; encouraging eligible persons to remain with the Corporation or its affiliates; and attracting new Directors, Officers, Employees and Consultants.

On November 5, 2013 the Company granted 675,000 stock options to directors, officers, and consultant of the Company with an exercise price of $0.06 vested immediately, expiring November 5, 2018.

On November 18, 2013, the Company granted 25,000 stock options to consultant of the Company with an exercise price of $0.09 vested immediately, expiring November 18, 2018.

On January 1, 2014, the Company granted 200,000 stock options to consultant of the Company with an exercise price of $0.075 with 100,000 stock options vesting immediately, 50,000 stock options vested 30 days after the grant and 50,000 stock options vested 60 days after the grant, expiring January 1, 2019.

On January 13, 2014, the Company granted 250,000 stock options to consultant of the Company. with respect to the Corporate Development Agreement dated January 13, 2014. The exercise price of the stock options is $0.16, 250,000 stock options vested immediately, expiring January 13, 2019.

On February 5, 2014, Ryan Foster has joined the Company as an advisor the Company has granted 50,000 stock options to Ryan Foster with an exercise price of $0.35, 25,000 stock options vested immediately, 25,000 stock options vested on July 1, 2014, expiring February 5, 2019.

On March 11, 2014, the Company granted 100,000 stock options to Robert Chadwick with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019. The Company also granted 100,000 options to Clayton Newbury with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019.

On March 14, 2014, the Company accepted and received gross proceeds from a director of the Company of CAD$8,250 (US$7,500), for the exercise of 50,000 stock options at an exercise price of $0.15, into 50,000 common shares of the Company.

On March 25, 2014, Enertopia Corp (the “Company”) accepted and received gross proceeds of $67,750, for the exercise of 325,000 stock options at $0.06 to $0.25 each, into 325,000 common shares of the Company.

On March 26, 2014, the Company’s Board has appointed Dr. Robert Melamede as an Advisor to the Board of Directors’ the Company has granted 500,000 stock options with an exercise price of $0.70, 250,000 stock options vest immediately and the remaining 250,000 stock options vest September 26, 2014, expiring March 26, 2019.

On April 1, 2014, the Company granted 100,000 stock options vesting immediately, with an exercise price of $0.86, expiring April 1, 2019.

On April 1, 2014, the Company granted 100,000 stock options vesting immediately with an exercise price of $0.86, expiring April 1, 2019.

On April 3, 2014, the Company entered into another 3 month Social Media/Web Marketing Agreement with Stuart Gray. The Company issued 100,000 stock options. The exercise price of the stock options is $0.72, 100,000 stock options vested immediately, expiring April 3, 2019.

On April 3, 2014, the Company accepted and received gross proceeds from past consultant of the Company of $1,500 for the exercise of 25,000 stock options at an exercise price of $0.06, into 25,000 common shares of the Company.

On April 8, 2014, the Company granted 50,000 stock options to a consultant of the Company, Taven White. The exercise price of the stock options is $0.50, 50,000 stock options vested immediately, expiring April 8, 2019.

On April 17, 2014, the Company accepted and received gross proceeds from a director of CAD$8,475 (US$7,500), for the exercise of 50,000 stock options at $0.15 into 50,000 common shares of the Company.

For the nine months ended May 31, 2014, the Company recorded $673,886 (May 31, 2013 – $Nil) stock based compensation expenses which has been included in consulting fees.

A summary of the changes in stock options for the nine months ended May 31, 2014 is presented below:

		Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price
Balance, August 31, 2013	2,455,000	$0.15
Expired	(150,000)	0.18
Exercised	(900,000)	0.10
Granted	2,250,000	0.70
Balance, May 31, 2014	3,655,000	$0.13

The fair value of options granted has been estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

	May 31 2014	August 31, 2013
Expected volatility	204%-226%	134.43%-142.22%
Risk-free interest rate	1.33%-1.79%	1.32%-1.46%
Expected life	5.00 years	5.00 years
Dividend yield	0.00%	0.00%
Estimated fair value per option	$0.05-$0.86	$0.06

The Company has the following options outstanding and exercisable.

May 31, 2014	Options outstanding			Options exercisable
	Number	Remaining	Exercise	Number	Exercise
Exercise prices	of shares	contractual	Price	of shares	Price
		life		exercisable
$0.50	50,000	4.85 years	$0.50	50,000	$0.50
$0.72	100,000	4.84 years	$0.72	100,000	$0.72
$0.86	200,000	4.84 years	$0.86	200,000	$0.86
$0.70	500,000	4.82 years	$0.70	250,000	$0.70
$0.68	200,000	4.78 years	$0.68	100,000	$0.68
$0.35	50,000	4.69 years	$0.35	25,000	$0.35
$0.16	250,000	4.62 years	$0.16	250,000	$0.16
$0.075	50,000	4.59 years	$0.075	50,000	$0.075
$0.06	550,000	4.43 years	$0.06	550,000	$0.06
$0.10	300,000	0.39 years	$0.10	300,000	$0.10
$0.10	400,000	0.58 years	$0.10	400,000	$0.10
$0.15	555,000	1.71 years	$0.15	555,000	$0.15
$0.15	150,000	1.77 years	$0.15	150,000	$0.15
$0.15	150,000	2.80 years	$0.15	150,000	$0.15
$0.20	100,000	1.44 years	$0.20	100,000	$0.20
$0.25	50,000	2.00 years	$0.25	50,000	$0.25

	3,655,000	3.19 years	$0.30	2,280,000	$0.30

August 31, 2013	Options outstanding			Options exercisable
	Number	Remaining	Exercise	Number	Exercise
Exercise prices	of shares	contractual	Price	of shares	Price
		life		exercisable
$0.10	400,000	1.14 years	$0.10	400,000	$0.10
$0.10	450,000	1.33 years	$0.10	450,000	$0.10
$0.15	655,000	2.46 years	$0.15	655,000	$0.15
$0.15	150,000	2.44 years	$0.15	150,000	$0.15
$0.15	250,000	3.55 years	$0.15	250,000	$0.15
$0.18	150,000	1.98 years	$0.18	150,000	$0.18
$0.20	100,000	1.98 years	$0.20	150,000	$0.20
$0.25	300,000	2.76 years	$0.25	300,000	$0.25

	2,455,000	2.18 years	$0.15	2,455,000	$0.15

Warrants

On November 26, 2013 the Company closed the first tranche of a private placement of 2,720,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$136,000 ($136,000). Each warrant will be exercisable into one further share at a price of $0.10 per warrant share for a period of thirty six months following the close.

On December 23, 2013, the Company closed its final tranche of a private placement of 2,528,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$126,400 ($126,400). Each warrant will be exercisable into one further share at a price of US$0.10 per warrant share for a period of thirty six months following the close. The Company also paid a cash finders fee of $10,140 and 202,800 broker warrants to Canaccord Genuity and Wolverton Securities that are exercisable into one common share at a price of US$0.10 that expire on December 23, 2016.

On January 31, 2014, Enertopia closed the first tranche of a private placement of 4,292,000 units at a price of US$0.10 per unit for gross proceeds of $429,200. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of $0.15 per Warrant Share for a period of twenty four (24) months following closing. A cash finders’ fee for $29,616 and 296,160 full broker warrants that expire on January 31, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Leede Financial and Wolverton Securities.

On February 13, 2014, Enertopia closed the final tranche of a private placement by issuing 12,938,000 units at a price of $0.10 per unit for gross proceeds of $1,293,800. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of $0.15 per Warrant Share for a period of twenty four (24) months following closing. One Director and One Officer of the Company participated in the final tranche for $30,000. A cash finders’ fee for $98,784; 8,000 common shares in lieu of $800 finders’ fee and 995,840 full broker warrants that expire on February 13, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Global Market Development LLC and Wolverton Securities.

On February 13, 2014, 541,500 warrants from previous private placements were exercised into 541,500 common shares of the Company for net proceeds of US$101,100. The exercise price was $0.20 for 469,500 warrants and $0.10 for 72,000 warrants.

On February 27, 2014, 585,000 warrants from previous private placements were exercised into 585,000 common shares of the Company for net proceeds of US$115,000. The exercise price was $0.20 for 565,000 warrants and $0.10 for 20,000 warrants.

On March 14, 2014, 815,310 warrants from previous private placements were exercised into 815,310 common shares of the Company for net proceeds of $163,062.

On March 17, 2014, 1,548,000 warrants from previous private placements were exercised into 1,548,000 common shares of the Company for net proceeds of US$289,475.

On March 25, 2014, 1,095,000 warrants from previous private placements were exercised into 1,095,000 common shares of the Company for net proceeds of US$114,250.

On April 3, 2014, 1,293,500 warrants from previous private placements were exercised into 1,293,500 common shares of the Company for net proceeds of US$177,950.

On April 17, 2014, 651,045 warrants from previous private placements were exercised into 651,045 common shares of the Company for net proceeds of US$110,209.

On April 30, 2014, 200,000 warrants from previous private placements were exercised into 200,000 common shares of the Company for net proceeds of US$40,000.

On May 29, 2014, the Company accepted and received gross proceeds of $20,000 for the exercise of 200,000 warrants at $0.10 each into 200,000 common shares of the Company.

A summary of warrants as at May 31, 2014 and August 31, 2013 is as follows:

		Warrant Outstanding
		Weighted Average
	Number of warrant	Exercise Price
Balance, August 31, 2013	5,429,800	$0.20
Exercised	(6,929,355)	$0.20
Granted	15,357,800	$0.13
Balance, May 31, 2014	13,858,245	$0.15

Number	Exercise	Expiry
Outstanding [1]	Price	Date

460,000	$0.10; $0.20 after 12 months	July 27, 2015
136,000	$0.10; $0.20 after 12 months	Aug 24, 2015
278,275	$0.10; $0.20 after 12 months	Sep 28, 2015
430,670	$0.10; $0.20 after 12 months	Nov 15, 2015
1,720,000	$0.10	Nov 26, 2016
1,438,800	$0.10	Dec 23, 2016
2,167,160	$0.15	Jan 31, 2016
7,227,340	$0.15	Feb 13, 2016
13,858,245

1. Each warrant entitles a holder to purchase one common share.

13.	COMMITMENTS – OTHER

(a)	The Company has a consulting agreement with the President of the Company for corporate administration and consulting services for $5,000 per month plus HST/GST on a continuing basis.

Effective March 1, 2014, the Company entered into a new consulting contract with the consulting services at $6,500 per month plus GST.

(b)

On October 9, 2009, the Company entered into consulting agreement with BKB Management Ltd., a corporation organized under the laws of the Province of British Columbia. BKB Management Ltd. is a consulting company controlled by the chief financial officer of the Company. BKB Management provides management consulting services for CAD$4,500 per month plus HST/GST. Effective April 1, 2011, the consulting services are CAD$5,500 per month plus HST/GST. Effective March 1, 2014, the Company entered into a new consulting agreement with the consulting services at CAD$7,500 per month plus GST.

(c)

On January 1, the Company signed a On January 1, 2014, the Company entered into an Social Media/Web Marketing Agreement with Stuart Gray. The initial term of this agreement shall begin on the date of execution of this Agreement and continue for three months. In consideration for the services the Company will pay the Provider Stuart Gray a monthly fee of $5,000. Upon execution of the Agreement, the Company issued 200,000 stock options. The exercise price of the stock options is $0.075, 100,000 stock options vested immediately, 50,000 stock options vested 30 days after the grant and 50,000 stock options vested 60 days after the grant, expiring January 1, 2019.

(d)

On January 13, 2014, the Company entered into a corporate development agreement with Don Shaxon. The initial term of this agreement shall begin on the date of execution of this agreement and continue for twelve months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days notice. In consideration for the services the Company will pay the Provider Don Shaxon a signing stock bonus of 250,000 common shares of the Company, one-time cash bonus of $40,000 90 days after the commencement of the contract, and a monthly fee of $3,500 plus $500 in monthly expenses. Upon execution of the Agreement, the Company also granted 250,000 stock options. to Don Shaxon with respect to the corporate development agreement dated January 13, 2014. The exercise price of the stock options is $0.16, 250,000 stock options vested immediately, expiring January 13, 2019.

(e)

On February 27, 2014, the Company signed a $50,000 12 month marketing agreement with Agoracom payable in common shares of the Company on a quarterly basis. The first quarter payment of $12,500 has been paid by issuing 54,347 common shares of the Company at a market price of $0.23 per share.

(f)

On March 10, 2014, the Company’s Board has appointed Mr. Matthew Chadwick and the Company entered into a Management Agreement with Matthew Chadwick as Senior Vice President of Marijuana Operations. The initial term of this agreement shall begin on the date of execution of this agreement and continue for six months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days notice. In consideration for the services the Company will pay Mr. Matthew Chadwick CAD$25,000 per month.

(g)	On March 14, 2014, the Company signed a six month contract for $21,735 with The Money Channel to provide services for national television, internet and radio media campaign.

(h)	On April 1, 2014, the Company has entered into a one year consulting agreement with Kristian Dagsaan to provide controller services for CAD$3,000 plus GST per month.

(i)	On April 1, 2014, the Company entered into a 90 day investor relations contract for CAD $9,000 with Ken Faulkner.

(j)

On April 3, 2014, the Company entered into another 3 month Social Media/Web Marketing Agreement with Stuart Gray. In consideration for the services the Company will pay the Provider Stuart Gray a monthly fee of $5,000.

(k)	Also see note 7, 8, 11, 15.

14.	SEGMENTED INFORMATION

The Company identifies its segments based on the way management organizes the Company to assess performance and make operating decisions regarding the allocation of resources. In accordance with the criteria in FASB ASC 280 "Segment Reporting," the Company has concluded it has two reportable segments: renewable energy, and oil and gas, and medical marijuana, which are managed separately based on fundamental differences in their operations nature.

Summarized financial information concerning the Company’s reportable segments is shown in the following tables:

				Medical
Quarter ended May 31, 2014	Renewable energy		Oil and Gas	Marijuana		Corporate	Consolidated
Revenues	$-	$		$-	$		$-

Net income (loss) from operations				240,625		(1,6,85,520)	(1,444,895)

Total assets	$1		$4,000	$4,863,829		$1,961,637 $	6,829,466

The operations of the Group are located geographically in the United States, except for the Medical Marijuana which is in Canada. The administrative functions are all located geographically in Canada.

15.	SUBSEQUENT EVENTS

(a)

On June 2, 2014, the Company signed a 30 day contract for $10,000 with TDM Financial to provide services for original video production, original coverage, network placement of video and article, article and video syndication, email distribution, and reporting.

(b)

On June 9. 2014 as per marketing agreement signed with Agoracom on February 27, 2014 for a 12 month contract, the Company made its second quarter payment is $12,500 plus GST by issuing 72,917 common shares of the Company at a market price of $0.18 per share.

(c)

On July 1, 2014, the Company has entered into a one year services agreement with TDM Financial for $120,000 payable in common shares of the Company. TDM Financial will provide marketing solutions and strategies to the Company. Upon the signing of the contract with TDM Financial, the Company issued 750,000 common stock of the Company at a deemed price of $0.16 for the term of the agreement.

16.	COMPARATIVE INFORMATION

Certain comparative information has been reclassified to conform with the presentation adopted in the current period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This registration statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, ‘should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our unaudited interim consolidated financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” of this registration statement.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “CDN$” refer to Canadian dollars and all references to “common shares” refer to the common shares in our capital stock.

Plan of Operation

During the next twelve month period (beginning June 1, 2014), we intend to:

  continue to support and further the progress of the medical marihuana production license applications for our joint ventures with World of Marihuana, The Green Canvas, and Lexaria;
  identify and secure sources of equity and/or debt financing for our medical marihuana joint venture projects;
  identify and secure sources of equity and/or debt financing for our prospective drilling project with Downhole Energy LLC;
  continue to identify and evaluate business opportunities in the marihuana production industry in Canada and the United States.

We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the 12 Months beginning June 1, 2014
Expense	Amount ($)
Research and Development	100,000
World of Marihuana Joint Venture anniversary payment (subject to award of MMPR production license)	200,000
Development of The Green Canvas Joint Venture (MMPR application support, facility identification and development)	250,000
The Green Canvas Joint Venture anniversary payment (subject to award of MMPR production license)	250,000
Development of Lexaria Joint Venture (MMPR application support, development and construction of Burlington, Ontario facility, staff requirements, computer and office equipment)	1,500,000
Management Consulting Fees	450,000
Professional fees	80,000
Rent	35,000
Other general administrative expenses	100,000
Total	$ $2,965,000

As at May 31, 2014 we have cash on hand of $1,215,899 and working capital of $1,645,727. Not accounting for our non-cash working capital, we have estimated that we will require an additional $1,750,000 based on our projected cash flow from existing and future revenues to carry out our business plan for the next twelve months. We will therefore be required to raise additional funds through the issuance of equity securities, through loans or through debt financing in order to execute our business plan. To the extent that we are unable to raise sufficient cash to executive our business plan, we will be required to scale down or eliminate some of our planned activities by prioritizing both immediate obligations and projects in advanced stages of development. To that end we intend to prioritize our marihuana joint ventures and will require a maximum of $1,800,000 to satisfy our obligations pursuant to those agreements during the 12 months beginning June 1, 2014. This amount includes a $200,000 anniversary payment under our joint venture with World of Marihuana (subject to the award of an MMPR production license by January 16, 2015), a $250,000 anniversary payment under our joint venture with The Green Canvas (subject to the award of an MMPR production license by February 28, 2015) and an estimated $1,350,000 contribution (subject to receipt of assurances from Health Canada regarding our prospective production license under the MMPR) toward the construction of a planned marihuana production facility in Burlington, Ontario in relation to our joint venture with Lexaria corp. The later liability will be subject to receipt of assurances from Health Canada regarding the availability to the joint venture of a production license under the MMPR.

There can be no assurance that we will be successful in raising any required capital or that actual cash requirements will not exceed our estimates. We have not entered into any prospective or definitive financing arrangements as at the date of this registration statement.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration and/or development, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending May 31, 2014 other than office computers, furnishings, and communication equipment as required.

Corporate Offices

The address of our principal executive office is Suite 950, 1130 West Pender Street, Vancouver, British Columbia V6E 4A4. Our telephone number is (604) 602-1675. We have another office located in Kelowna. Our current locations provide adequate office space for our purposes at this stage of our development.

Employees

We primarily used the services of sub-contractors and consultants for our intended business operations. Our only technical employee is Mr. McAllister, our president and a director.

We entered into a consulting agreement with Mr. Robert McAllister on December 1, 2007. During the term of this agreement, Mr. McAllister is to provide corporate administration and consulting services, such duties and responsibilities to include provision of oil and gas industry consulting services, strategic corporate and financial planning, management of the overall business operations of our company, and supervising office staff and exploration and oil & gas consultants. Mr. McAllister is reimbursed at the rate of $2,000 per month. On December 1, 2008, the consulting fee was increased to $5,000 per month. We may terminate this agreement without prior notice based on a number of conditions. Mr. McAllister may terminate the agreement at any time by giving 30 days written notice of his intention to do so. Effective March 1, 2014, our company entered into a new Management Consulting Agreement replacing the original agreement with a consulting fee of $6,500 plus GST per month.

On October 9, 2009, our company entered into a consulting agreement with BKB Management Ltd, a corporation organized under the laws of the Province of British Columbia. BKB Management controlled by the chief financial officer of our company. A fee of CAD$4,675 including GST was paid per month. We may terminate this agreement without prior notice based on a number of conditions. BKB Management Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so. Effective April 1, 2011, the fee is CAD$5,500 plus GST. Effective March 1, 2014, our company entered into a new Management Consulting Agreement replacing the original agreement with a consulting fee of CAD$7,500 plus GST per month.

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancements in the medical marijuana and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Long-Lived Assets

Long-term assets of our company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in ASC 360, “Property, Plant and Equipment’. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value. Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby our Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

The continuation of our business is dependent upon us raising additional financial support and/or attaining and maintaining profitable levels of internally generated revenue. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In March 2013, the Financial Accounting Standards Board ( “FASB”) issued Accounting Standards Update (“ASU”) 2013-05, “Foreign Currency Matters (Topic 830); Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” This guidance applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. ASU No. 2013-05 is effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. We will adopt this guidance beginning with our fiscal quarter starting from March 1, 2014. We are currently reviewing the provisions of ASU No. 2013-05 on our consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This new guidance provides specific financial statement presentation requirements of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance states that an unrecognized tax benefit in those circumstances should be presented as a reduction to the deferred tax asset. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. Our company does not believe that the adoption of this guidance will have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our company’s financial statements upon adoption.

Results of Operations – Three Months Ended May 31, 2014 and 2013

The following summary of our results of operations should be read in conjunction with our financial statements for the quarter ended May 31, 2014, which are included herein.

Our operating results for the three months ended May 31, 2014, for the three months ended May 31, 2013 and the changes between those periods for the respective items are summarized as follows:

	Three Months Ended May 31, 2014	Three Months Ended May 31, 2013	Change Between Three Month Period Ended May 31, 2014 and May 31, 2013
Revenue (cost recovery)	$ Nil	$ Nil	$ Nil
Other (income) expenses	(326,201)	140,980	(467,181)
General and administrative	1,298,883	79,886	1,218,997
Interest expense	1,032	1,287	255
Consulting fees	1,087,592	46,282	1,041,310
Exploration expenses	Nil	Nil	Nil
Professional Fees	48,249	13,401	34,848
Net income (loss)	(972,682)	(220,866)	(751,816)

Our accumulated losses increased to $7,569,552 at May 31, 2014. Our financial statements report a net loss of $972,682 for the three-month period ended May 31, 2014, compared to a net loss of $220,866 for the three-month period ended May 31, 2013. Our net losses have increased by $751,816 for the three month period ended May 31, 2014, our general and administrative expenses were higher by $1,218,997 for May 31, 2014 compared to May 31, 2013. The increase was largely due to higher consulting and stock based compensation costs of $1,218,997 for the three month period ended May 31, 2014, compared to $46,282 for May 31, 2013. These increased costs were largely due to new consulting contracts and granting stock options to various consultants. In addition our company incurred increased costs of $34,886 for advertising, $30,055 for investor relations, $25,624 for rent, $15,045 for fees, $23,104 for training and conference, $22,050 for travel and $48,249 in professional fees for the three month period ended May 31, 2014. Our company’s expenses were higher for the three month period ended May 31, 2014 by $751,816 compared to the same time last year. These increased costs are due to our company’s entrance into the Medical Marijuana business sector, and thus entering into definitive joint venture agreements and letter of intents. Additional costs have been incurred by having new advisors and consultants join our company. Other income increased to 326,201 for the three month period ended May 31, 2014 compared to an expense of $140,980 for May 31, 2013. The increase is from the issuance of Lexaria common shares to our company with respect to the two definitive joint venture agreements that have been entered into.

Results of Operations –Nine Months Ended May 31, 2014 and 2013

The following summary of our results of operations should be read in conjunction with our financial statements for the nine months ended May 31, 2014, which are included herein.

Our operating results for the nine months ended May 31, 2014, for the nine months ended May 31, 2013, and the changes between those periods for the respective items are summarized as follows:

	Nine Months Ended May 31, 2014	Nine Months Ended May 31, 2013	Change Between Nine Month Period Ended May 31, 2014 and May 31, 2013
Revenue (cost recovery)	$ Nil	$ Nil	$ Nil
Other (income)/expenses	(240,624)	135,791	(376,415)
General and administrative	1,685,519	276,182	1,419,337
Interest expense	4,256	5,534	(1,278)
Renewable energy	Nil	Nil	Nil
Consulting fees	1,278,397	148,189	1,130,208
Exploration Expenses	Nil	13,380	(13,380)
Professional Fees	80,695	50,903	29,792
Net income (loss)	(1,444,895)	(411,973)	(1,032,922)

Our accumulated losses increased to $7,569,552 as at May 31, 2014. Our financial statements report a net loss of $1,444,895 for the nine months period ended May 31, 2014 compared to a net loss of $411,973 for the nine months period ended May 31, 2013. Overall our losses have increased substantially over the nine month period primarily due to the increased costs in investor relations, travel, advertising, professional fees, consulting fees, travel, and conferences. The increased costs are associated with the medical marijuana business sector. Our company has entered into various joint venture agreements, advisor and consulting agreements which has increased our costs. Other income increased to 240,812 for the three month period ended May 31, 2014 compared to an expense of $135,791 for May 31, 2013. The increase is from the issuance of Lexaria common shares to our company with respect to the two definitive joint venture agreements that have been entered into.

As at May 31, 2014, we had $315,910 in current liabilities. Our net cash used in operating activities for the nine months ended May 31, 2014 was $823,570 compared to $70,516 used in the nine months ended May 31, 2013. The increase in cash used in operating activities was in increased expenses due to the entrance into the medical marijuana business operations with respect to various agreements our company has signed and in the development of the business. Our accumulated losses increased to $7,569,552 as at May 31, 2014.

Our total liabilities as of May 31, 2014 were $315,910 as compared to total liabilities of $525,918 as of August 31, 2013. The decrease of the liabilities is due to paying down our accounts payable and the amounts due to related parties which is primarily for accrued consulting fees for the CEO and CFO of our company. Additionally, our company was able to pay back the short-term debt owed to the CEO.

Liquidity and Financial Condition

Working Capital

	At May 31,	At August 31,
	2014	2013
Current assets	$1,961,637	$54,469
Current liabilities	(315,910)	(525,918)
Working capital (deficiency)	$1,645,727	$(471,449)

Cash Flows

	Nine Months Ended
	May 31	May 31
	2014	2013

Cash flows (used in) operating activities	$(823,570)	$(70,516)
Cash flows (used in) investing activities	(964,996)	(40,000)
Cash flows (used in) financing activities	3,003,124	100,400
Net increase (decrease) in cash during period	$1,214,558	$(10,116)

Operating Activities

Net cash used in operating activities was $823,570 in the nine months ended May 31, 2014 compared with net cash used in operating activities of $70,516 in the same period in 2013. The increase in cash used mostly results from increased operating costs incurred in the current period from the medical marijuana business operations.

Investing Activities

Net cash used in investing activities was $964,996 in the nine months ended May 31, 2014, compared to net cash used in investing activities of $40,000 in the same period in 2013. The change in cash used in investing activities is attributable to the acquisitions made in the World of Marihuana Productions Ltd. and in The Green Canvas Ltd.

Financing Activities

Net cash provided by financing activities was $3,003,124 in the nine months ended May 31, 2014 compared to $100,400 in the same period in 2013. Cash provided in 2014 was from private placement financings, warrant exercises and stock option exercise.

Revenue comparisons for the Quarter ended May 31, 2014 compared to the quarter ended May 31, 2013

For the nine-month period ended May 31, 2014, our company had $Nil in revenues compared to $Nil in revenues for the same nine-month period in the prior year. Our company has generated $406,461 in revenues from inception on November 24, 2004 to May 31, 2014.

Potential Share Issuances and Potential Dilution

Our Company may have to issue an additional 4,000,000 shares under the World of Marijuana over the next three years depending on milestones reached. Our Company may have to issue an additional 9,000,000 shares to The Green Canvas over the next three years depending on milestones reached. Our Company may have to issue an additional 4,410,000 shares under the Burlington Joint Venture dependent on milestones reached. Total potential shares to be issued under the above agreements 17,410,000. This could result in a potential dilution of 19.24% to existing shareholders over the next three years.

Potential Liquidity Requirements Related to Medical Marihuana Joint Ventures

Our Company may be required to make the following cash payments in relation to our various medical marihuana joint ventures:

World of Marihuana Joint Venture— payments are to subject to the award of an MMPR production license by January 16, 2015 pay $200,000 by January 16, 2015;

  pay $200,000 by January 16, 2016;

  pay $300,000 by January 16, 2017; and

  pay $300,000 by January 16, 2018.

The Green Canvas Joint Venture— payments are to subject to the award of an MMPR production license by February 28, 2015 pay $250,000 by February 28, 2015; and

  pay $150,000 by February 28, 2016.

Lexaria Joint Venture—payment subject to receipt of assurances from Health Canada regarding the availability to the joint venture of a production license under the MMPR.

  We are required to incur 45% of expenses incurred by the joint venture, which are estimated to be $3,000,000 in the aggregate ($1,350,000 payable by Enertopia) during the 12 months beginning June 1, 2014.

As at May 31, 2014 we have cash and cash equivalents on hand of $1,215,899 and working capital of $1,645,727.

As at the date of this registration statement we have sufficient cash on hand to satisfy potential payments under our joint ventures with World of Marihuana and The Green Canvas. Should our obligations in relation to the Lexaria joint venture become due, we will require additional capital. There can be no assurance that we will be successful in raising any required capital and have not entered into any prospective or definitive financing arrangements as at the date of this registration statement. Failure to raise additional capital as required may result in the dilution of our ownership interest in an applicable joint venture or failure of that joint venture.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants since our inception.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Robert McAllister	President Director	53	November 2007 April 14, 2008
John Thomas	Director	66	March 19, 2012
Donald Findlay	Director	62	June 2, 2011
Greg Dawson	Director	54	June 2, 2011 Resigned March 10, 2014
Bal Bhullar	Chief Financial Officer	44	October 9, 2009
Mathew Chadwick	Senior Vice President of Marijuana Operations Director	37	March 10, 2014 March 10, 2014

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected or appointed and qualified. Officers hold their positions at the will of our Board of Directors.

There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in enhanced oil and gas recovery, technology marketing, and domestic and international business development. The team represents a cross-disciplinary approach to management and business development.

Robert McAllister, President and Director

Mr. McAllister was appointed as president in November 2007 and director in April 2008.

Mr. McAllister has devoted approximately 90% of his professional time to the business and intends to continue to devote this amount of time in the future, or more as required.

Mr. McAllister has been a corporate consultant since 2004. He has also provided and written business and investment articles from 1996 to 2006 in various North American publications. Mr. McAllister is a resource investment entrepreneur with over 20 years’ experience in resource sector evaluations and commodity cycle analysis.

John Thomas, Director

Dr. John Thomas is a professional engineer, and holds a PhD in chemical engineering. He also received a diploma in accounting and finance from the U.K. Association of Certified Accountants. He has 38 years of experience in the mining industry, including both base metal and precious metal projects in several countries. His experience covers a wide range of activities in the mining industry from process development, management of feasibility studies, engineering and management of construction, and operation of mines.

Donald Findlay, Director

Don Findlay has worked in the resource exploration business since 1980. He has worked in different capacities from consultant to the positions of Senior Exploration Geologist and Exploration Manager. Mr. Findlay completed his MSc in geology in 1978 with his thesis on copper molybdenum porphyry deposits.

Bal Bhullar, Chief Financial Officer

Ms. Bhullar brings over 20 years of diversified financial and risk management experience in both private and public companies, in the industries of high-tech, film, mining, marine, oil & gas, energy, transport, and spa industries. Among some of the areas of experience, Ms. Bhullar brings expertise in financial & strategic planning, operational & risk management, regulatory compliance reporting, business expansion, startup operations, financial modeling, program development, corporate financing, and corporate governance/internal controls. Previously, Ms. Bhullar has held various positions as President of BC Risk Management Association of BC, and served as Director and CFO of private and public companies. Currently, Ms. Bhullar serves as a Director and CFO for Bare Elegance Medspa, a former CFO for ISEE3D Inc., and is CFO and a Director of Lexaria Corp.

Ms. Bhullar is a Certified General Accountant and as well holds a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology.

Mathew Chadwick, Senior Vice President of Marijuana Operations and Director

Mr. Chadwick was a founding partner of World of Marihuana Productions Ltd. He has worked in the horticulture field for over 20 years gaining valuable hands on experience and has been the key contributor to the success of several facilities. Mr. Chadwick’s compassionate nature, thirst for knowledge and focus on bringing awareness to the public body for the need of pain management alternatives has proved to be an asset to the growth of the sector.

Mr. Chadwick has consulted in cultivation, and managed large-scale production of medical marijuana. A participant of the MMAR program since 2004, he has researched growing techniques such as; drip irrigation, ebb and flow, flood and drain, NFT and DWC systems, soilless and coco mediums. Through research and development he implemented and managed practices using advanced methods to achieve superior quality products and maximum yields.

Mr. Chadwick also has a long standing career in real estate sales, over the years earning awards for top 10% producing realtor in Greater Vancouver Real Estate Board.

Our company believes that all of our directors” respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company. Our board of directors now consists solely of Mr. McAllister, Mr. Thomas, Mr. Findlay and Mr. Chadwick.

Significant Employees

Other than the foregoing named officers and directors, we have no employees whose services are materially significant to our business and operations who is employed by Enertopia.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended August 31, 2012, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Robert McAllister	1(1)	1	N/A
Bal Bhullar	1(1)	1	N/A
John Thomas	1(2)	1	N/A

Notes:

(1)	The director / officer was late filing a Form 4, Change of Beneficial Ownership.
(2)	The director / officer was late filing a Form 3, Initial Statement of Beneficial Ownership.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officers;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended August 31, 2013 and 2012; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended August 31, 2013 and 2012, who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (#)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert McAllister(1) President and Director	2013 2012	$60,000 $60,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$60,000 $60,000

Gerald Carlson (2) Former Director and President	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
John Thomas Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil 250,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Donald Findlay Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Greg Dawson (5) Former Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Chris Bunka (3) Former Chief Executive Officer, Director and Chief Financial Officer	2013 2012	$55,000(3) $60,000(3)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$55,000 $60,000
Bal Bhullar Chief Financial Officer	2013 2012	$71,416 $65,543	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$71,416 $65,543
Mark Snyder(5) Former Chief Technical Officer	2013 2012	$6,000 $12,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil $42,000	$6,000 $54,000
Mathew Chadwick(6) Senior Vice President of Marijuana Operations and Director	2013	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	On November 30, 2007, Mr. McAllister was appointed as our President and on April 14, 2008 he was appointed as a director. Salary for Mr. McAllister is largely accrued.
(2)	On November 30, 2007, Mr. Carlson resigned as our President but remained a director of our company. Mr. Carlson resigned as director of our company on February 8, 2012.
(3)	On July 23, 2013, Mr. Bunka resigned as CEO and Chairman. Salary compensation for Mr. Bunka is accrued fees.
(4)	On June 30, 2013, Mr. Snyder resigned as CTO of the Company.
(5)	On March 10, 2014, Mr. Dawson resigned as a Director of our company.
(6)	On March 10, 2014, Mr. Chadwick was appointed as a Director of our company.

Employment/Consulting Agreements

We entered into a consulting agreement with Dr. Gerald G. Carlson’s company, KGE Management Ltd. from March 1, 2005 to November 30, 2007. During the term of this agreement, Dr. Carlson, provided geological and corporate administration consulting services to our company, such duties and responsibilities included the provision of geological consulting services, strategic corporate and financial planning, management of the overall business operations of our company, and the supervision of office staff and exploration and mining consultants. Dr. Carlson, through KGE Management Ltd., was reimbursed at the rate of $2,000 per month. This agreement was terminated on November 30, 2007, but Dr. Carlson resigned as a Director on February 8, 2012.

We entered into a consulting agreement with Mr. Robert McAllister on December 1, 2007. During the term of this agreement, Mr. McAllister is to provide corporate administration and oil & gas exploration and production consulting services, such duties and responsibilities to include provision of oil and gas industry consulting services, strategic corporate and financial planning, management of the overall business operations of our company, and supervising office staff and exploration and oil & gas consultants. Mr. McAllister is reimbursed at the rate of $2,000 per month. On December 1, 2008, the consulting fee was increased to $5,000 per month. We may terminate this agreement without prior notice based on a number of conditions. Mr. McAllister may terminate the agreement at any time by giving 30 days written notice of his intention to do so.

On March 2, 2008, we entered into a controller agreement with CAB Financial Services, a corporation organized under the laws of the Province of British Columbia. CAB Financial Services is a consulting company controlled by the chairman of the board and chief executive officer of our company. Pursuant to the controller agreement, CAB Financial Services will provide corporate accounting and controller services to our company in consideration for the payment of CAD$3,675 (including $175 GST) per month. This agreement was terminated on October 9, 2009.

On December 1, 2008, we entered into a consulting agreement with CAB Financial Services, a corporation organized under the laws of the Province of British Columbia. CAB Financial Services is a consulting company controlled by the chairman of the board and the chief executive officer of our company. A fee of $5,000 per month is accrued. We may terminate this agreement without prior notice based on a number of conditions. CAB Financial Services Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so.

On October 9, 2009, we entered into a consulting agreement with BKB Management Ltd, a corporation organized under the laws of the Province of British Columbia. BKB Management controlled by the chief financial officer of our company. A fee of CAD$4,675 including HST is paid per month. We may terminate this agreement without prior notice based on a number of conditions. BKB Management Ltd. may terminate the agreement at any time by giving 30 days written notice of his intention to do so. Effective April 1, 2011, the consulting services are CAD$5,500 per month plus HST.

On October 9, 2009, we entered into a consulting agreement with Mark Snyder as the Chief Technical Officer. A fee of $1,000 paid per month.

On August 23, 2010, we entered into a consulting agreement with the Senior Vice-President, Business Development for $3,125 per month. On November 17, 2010, our company renewed the agreement into a month to month consulting agreement with the Senior Vice-President, Business Development for $3,125. On December 1, 2011 the company renewed his agreement to a commission based with a monthly rate of $10 per month.

Other than as set out in this annual report on Form 10-K we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Grants of Plan-Based Awards Table

On October 22, 2009, we granted 500,000 stock options to directors and officers of our company with the exercise price of $0.10 per share, expiring over 5 years.

On December 30, 2009, we granted 650,000 stock options to directors and officers of our company with the exercise price of $0.10 per share, expiring over 5 years. On March 5, 2010, we granted 100,000 stock options to a consultant of our company with the exercise price of $0.20, which expire on March 5, 2015.

On August 23, 2010, we granted 150,000 stock options to an executive of our company with the exercise price of $0.20, which expire on August 23, 2015.

On November 9, 2010, we granted 100,000 stock options to an advisor of our company exercisable at $0.20 per share, which expire on November 9, 2015.

On November 15, 2010, we cancelled 100,000 options pursuant to the termination of the consultant’s contract.

On February 14, 2011 we granted 1,010,000 stock options to directors, officers, and consultants of our company with the exercise price of $0.15, which expire on February 14, 2016.

On March 10, 2011, we granted 150,000 stock options to a director of our company with an exercise price of $0.15, which expire on March 10, 2016.

On March 16, 2011, we granted 150,000 stock options to an advisor of our company with an exercise price of $0.18, which expire on March 16, 2016.

On June 2, 2011, we granted 300,000 stock options to directors of our company with an exercise price of $0.15, which expire on June 2, 2016.

On October 1, 2011, our company granted 200,000 stock options to a consultant with an exercise price of $0.15, of which 50,000 stock options will be vested as of December 1, 2011 and 50,000 stock options will be vested in each subsequent quarter to be fully vested by September 1, 2012, and the options expire on October 1, 2016.

On November 15, 2011, our company granted 40,000 stock options to a consultant with an exercise price of $0.10, which vested immediately and expire on November 15, 2016. These options have been cancelled due to the termination of contract.

On March 19, 2012, our company granted 450,000 stock options to a director and advisors to our company with an exercise price of $0.15, of which 225,000 vested immediately and 225,000 vesting on August 15, 2012 and expire March 19, 2017.

On March 27, 2012, our company granted 250,000 stock options to an Investor Relations company with an exercise price of $0.15, of which 125,000 vested immediately and 125,000 vesting on June 27, 2012 and expire on March 27, 2017.

On April 10, 2012, our company granted 25,000 stock options to a consultant of our company with an exercise price of $0.15, which vested immediately and expire on April 10, 2017.

Outstanding Equity Awards at Fiscal Year End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Robert McAllister	100,000 200,000 255,000			$0.10 $0.10 $0.15	2014/10/22 2014/12/30 2016/02/14
John Thomas	250,000			$0.15	2017/03/19
Donald Findlay	150,000 50,000			$0.15 $0.25	2016/03/10 2016/06/02
Greg Dawson(1)	250,000			$0.25	2016/06/02
Bal Bhullar	100,000 100,000 300,000			$0.10 $0.10 $0.15	2014/10/22 2014/12/30 2016/02/14

(1) Greg Dawson resigned as a director of our company on March 10, 2014.

Option Exercises

During our fiscal year ended August 31, 2013 there were no options exercised by our named officers.

Compensation of Directors

Except as otherwise disclosed, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 4, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Robert McAllister Kelowna, British Columbia, Canada	4,295,000(2)	3.99%
Bal Bhullar Vancouver, British Columbia, Canada	1,051,000(3)	0.98%
Donald Findlay Calgary, Alberta, Canada	3,652,000(4)	3.39%
Mathew Chadwick Maple Ridge, British Columbia, Canada	15,127,500(5)	14.05%
John Thomas Vancouver, British Columbia, Canada	1,000,000(6)	0.93%
Directors and Executive Officers as a Group (5 people)	25,125,500	23.34%
Green Canvas Ltd.(7) Regina, Saskatchewan	8,200,000(8)	7.62%
Total	33,325,500	30.96%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 14, 2014. As of June 9, 2014, there were 90,500,331 shares of our company’s common stock issued and outstanding.

(2)	Includes:
	1.	300,000 options which are exercisable at $0.10 into common shares;
	2.	255,000 options which are exercisable at $0.15 into common shares;
	3.	250,000 options which are exercisable at $0.06 into common shares;
	4.	80,000 warrants which are exercisable at $0.20 into common shares; and
	5.	3,410,000 common shares.
(3)	Includes:
	1.	200,000 options which are exercisable at $0.10 into common shares;
	2.	300,000 options which are exercisable at $0.15 into common shares;
	3.	250,000 options which are exercisable at $0.06 into common shares;
	4.	200,000 warrants which are exercisable at $0.15 into common shares; and
	5.	200,000 commons shares.
(4)	Includes:
	1.	150,000 options which are exercisable at $0.15 into common shares;
	2.	50,000 options which are exercisable at $0.25 into common shares;
	3.	50,000 options which are exercisable at $0.06 into common shares;
	4.	1,702,000 warrants which are exercisable at $0.10 common shares; and
	5.	1,702,000 common shares.
(5)

Includes 15,127,500 common shares that are owned by 0984329 BC Ltd. for which Mathew Chadwick is the sole beneficiary. Amount issued originally was 16 million shares. 872,500 common shares were sold in the public market. Under the Joint Venture Agreement with The Green Canvas Ltd. dated February 28, 2014, we may issue to The Green Canvas Ltd. an additional 6,000,000 commons share to acquire an additional 11% interest in the joint venture within the second anniversary date of the agreement.

(6)	Includes:
	1.	150,000 options which are exercisable at $0.25 into common shares;
	2.	300,000 warrants which are exercisable at $0.10 into common shares;
	3.	50,000 warrants which are exercisable at $0.095 into common shares; and
	4.	500,000 common shares.
(7)	Sean Murray, Ryan Murray and Tim Selinski have voting and dispositive control over securities held by The Green Canvas Ltd\.
(8)	Includes 8,200,000 common shares issued directly to The Green Canvas Ltd., of which 1,200,000 common shares were allocated to a broker as part of their agreement with The Green Canvas Ltd.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended August 31, 2013, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

For the year ended August 31, 2013, our company was party to the following related party transactions:

  Paid/accrued $60,000 (August 31, 2012: $60,000) to the President of our company in consulting fees.

  Paid/accrued $55,000 (August 31, 2012: $60,000) of consulting fees to a company controlled by a former Director/CEO of our company.

  Paid/accrued CAD$64,435 (August 31, 2012: $65,543) in consulting fees to a company controlled by the CFO of our company.

  Paid/accrued $6,040 (August 31, 2012: $9,000) in consulting fee former CTO of our company.

  Paid/accrued $110 (August 31, 2012: $9,375) in consulting fee to former Senior VP, Business Development.

  Included in accounts payable, $123,610 was payable to the President and a company controlled by a CFO of our company.

  On February 9, 2012, our company signed a Loan Agreement with Robert McAllister, director of our company to borrow $50,000 (CAD$50,000). The loan is unsecured, was due on May 9, 2012 at an interest rate of 10% per annum and is now on a month to month term.

Director Independence

We currently act with four (4) directors, consisting of Robert McAllister, Donald Findlay, John Thomas and Mathew Chadwick. We have determined that Donald Findlay and John Thomas are an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of all of our board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee, but our entire board of directors act in such capacity. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Item 12A – Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our bylaws provide that we indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are incorporated under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys” fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under NRS 78.138 (see above), acted in “good faith” and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes” indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys” fees.

Our company’s bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Our company’s bylaws do not modify Nevada law in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have no liability insurance.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this Prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 – Other Expenses of Issuance and Distribution

No expenses will be borne by the Selling Security Holders. Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$668.18
Legal fees and expenses	10,000.00
Accounting fees and expenses	3,000.00
Total	$13,668.18

Item 14 – Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15 – Recent Sales of Unregistered Securities

On December 23, 2013, our company closed the first tranche of a private placement of 2,528,000 units at a price of CAD$0.05 per unit for gross proceeds of CAD$126,400 ($126,400). Each warrant will be exercisable into one further common share of our company at a price of $0.10 per warrant share for a period of 36 months following closing.

Our company also paid a cash finders’ fee of $10,140 and 202,800 broker warrants to Canaccord Genuity and Wolverton Securities that are exercisable into one common share at a price of $0.10 that expires on December 23, 2016.

Proceeds of the private placement will be used for general working capital and for the acquisition into a private company for Medicinal Marijuana.

Our company issued the units to 13 non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S. Additionally, our company issued the units to two (2) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

On January 1, 2014, our company entered into a Social Media/Web Marketing Agreement with Stuart Gray. The initial term of this agreement shall begin on the date of execution of this Agreement and continue for three months. Thereafter the agreement will continue on a month-by-month basis pending cancelation by written notification with 30 days of notice. In consideration for the services our company will pay the Stuart Gray a monthly fee of $5,000.

Upon execution of the Agreement, our company issued 200,000 stock options. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on January 1, 2014, our company has granted 200,000 stock options to Stuart Gray, with respect to the Social Media/Web Marketing Agreement dated January 1, 2014. The exercise price of the stock options is $0.075, 100,000 stock options vested immediately, 50,000 stock options vested 30 days after the grant and 50,000 stock options vested 60 days after the grant, expiring January 1, 2019.

On January 13, 2014, our company entered into a corporate development agreement with Don Shaxon. The initial term of this agreement shall begin on the date of execution of this agreement and continue for 12 months. In consideration for the services our company will pay Don Shaxon a signing stock bonus of 250,000 common shares of our company, one-time cash bonus of $40,000 on 90 days after the commencement of the contract, and a monthly fee of $3,500 plus $500 in monthly expenses.

Upon execution of the agreement, our company granted 250,000 stock options. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on January 13, 2014, our company has granted 250,000 stock options to Don Shaxon with respect to the corporate development agreement dated January 13, 2014. The exercise price of the stock options is $0.16, 250,000 stock options vested immediately, expiring January 13, 2019.

Upon execution of the corporate development agreement, our company issued 250,000 stock options of our company at a deemed price of $0.16. Our company issued the stock options to one non-US person in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

Our company entered into a Joint Venture Agreement (the “WOM Agreement”) on January 16, 2014 with World of Marihuana Productions Ltd. (“WOM”) where our company can acquire up to 51% of the Joint Venture business ownership interest. WOM has or will acquire a licence issued by Health Canada (the “Licence”) to allow for WOM to operate a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marijuana (the “Business”) which shall be located at 33420 Cardinal Street, Mission, British Columbia (the “Premises”). The Parties have entered into a non-binding Letter Of Intent dated for reference the 1st day of November, 2013 (the “LOI”) which shall be superseded by this Agreement. The Parties entered into the Joint Venture Agreement to which sets out the terms and conditions in which Enertopia may acquire an interest in the Business and the terms and conditions on which the Parties will form a joint venture to jointly participate in the Business (the “Joint Venture”). 10,000,000 shares of the restricted common stock of our company at a price of $0.04 per share to 0984329 B.C. Ltd at the direction of WOM at the time of execution of the LOI (the “LOI Shares”) (Completed); Issuance of 5,000,000 Shares to 0984329 BC Ltd. at a price of $0.18 per share and payment of $100,000.00 USD to WOM upon signing of this Agreement (the “Execution Date”) which Shares will be held in escrow (the “Escrow Shares”) by Enertopia's solicitors until such time as the Effective Date has occurred. Upon occurrence of the Effective Date,

1.	the Escrow Shares will be released from escrow (not released from escrow);
2.	payment to WOM of $75,000.00 USD by January 31, 2014 in exchange for which Enertopia will be granted a 30% Interest in the Business (Completed);
3.

issue 1,000,000 Shares at a price of $0.68 per share to 0984329 BC Ltd. and pay $200,000.00 USD to WOM on or before the date that is six months from the Execution Date in exchange for which Enertopia shall be granted a further 1% Interest in the Business; (Completed).

To date, our company has issued 16,000,000 common shares of our company and paid a total of $375,000 to WOM.

On January 31, 2014, our company closed the first tranche of a private placement of 4,292,000 units at a price of US$0.10 per unit for gross proceeds of US$429,200. Each Unit consists of one common share of our company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of US$0.15 per Warrant Share for a period of twenty four (24) months following closing. A cash finders’ fee for $29,616 and 296,160 full broker warrants that expire on January 31, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Leede Financial and Wolverton Securities.  On January 31, 2014, our company accepted and received gross proceeds of CAD$40,500 ($37,500), for the exercise of 350,000 stock options at $0.075 to $0.15 each, into 350,000 common shares of our company.

On February 5, 2014, Ryan Foster has joined our company as an advisor and has been paid a $1,000 honorarium. On April 14, 2011, our company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on February 5, 2014, our company has granted 50,000 stock options to Ryan Foster with an exercise price of $0.35, 25,000 stock options vested immediately, 25,000 stock options vested on July 1, 2014, expiring February 5, 2019.

On February 13, 2014, Enertopia closed the final tranche of a private placement by issuing 12,938,000 units at a price of US$0.10 per unit for gross proceeds of US$1,293,800. Each Unit consists of one common share of the Company and one half (1/2) of one non-transferable Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will be exercisable into one further Share at a price of US$0.15 per Warrant Share for a period of twenty four (24) months following closing. One Director and One Officer of the Company participated in the final tranche for $30,000. A cash finders’ fee for $98,784; 8,000 common shares in lieu of $800 finders’ fee and 995,840 full broker warrants that expire on February 13, 2016 with an exercise price of $0.15 was paid to Canaccord Genuity, Global Market Development LLC and Wolverton Securities.

On February 13, 2014, 50,000 stock options were exercised at a price of $0.06 by a Director and 50,000 stock options were exercised at a price of $0.075 by a Consultant for net proceeds to the Company of CAD$7,050 (US$6,750) into 100,000 common shares of the Company.

On February 13, 2014, 541,500 warrants from previous private placements were exercised into 541,500 common shares of the Company for net proceeds of US$101,100.

Our company issued the common shares to seventy-five (75) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

On February 27, 2014, our company signed a $50,000 12 month marketing agreement with Agoracom payable in common shares of our company. The first quarter payment is $12,500, by issuing 54,347 common shares of our company at a market price of $0.23 per share.

On February 27, 2014, 585,000 warrants from previous private placements were exercised into 585,000 common shares of our company for net proceeds of $115,000. Proceeds of the private placement, options exercise and warrants exercise will be used for general working capital.

Our company issued the common shares to eight (8) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

On February 28, 2014, the Company has entered into a Joint Venture Agreement (“GCL Agreement”) with The Green Canvas Ltd. (“GCL”) with regards to the acquisition by Enertopia of up a 75% interest in the business of GCL, being the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes. Payment of $100,000 at the time of execution of the LOI (Completed); immediately following the Execution Date, Enertopia shall complete the following in return for which Enertopia will be granted and vested with a 49% Ownership Interest in the Business: issue to GCL an aggregate of 10,000,000 common shares at a price of $0.235 of Enertopia and (Completed); pay to GCL the aggregate sum of $500,000, the full amount of which, less the sum of $113,400 payable to Wolverton Securities as a finder's fee, shall be used by GCL to upgrade the Business as may be necessary pursuant to MMPR requirements or as may otherwise be required to advance the Business (Completed); Of the 10,000,000 shares issued, 6,400,000 of the Shares issued pursuant shall be held in escrow (the “Escrow Shares”) by Enertopia's solicitors until the Effective Date. Upon occurrence of the Effective Date, Enertopia will cause its solicitors to release the Escrow Shares from escrow (Completed).

The common shares were issued by our company to two (2) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S.

On March 11, 2014, Robert Chadwick and Clayton Newbury have joined our company as advisors and have been paid a $1,000 honorarium each. Robert Chadwick will be issued a one-time 100,000 common shares of our company. On March 11, 2014, our company granted 100,000 stock options to Robert Chadwick with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019. Our company also granted 100,000 options to Clayton Newbury with an exercise price of $0.68, 50,000 stock options vested immediately, 50,000 stock options vested on September 11, 2014, expiring March 11, 2019.

On March 11, 2014, as per the terms of the Joint Venture Agreement dated January 16, 2014 with World of Marihuana Productions Ltd., our company made a payment of $200,000 and issued 1,000,000 at a price of $0.68 per share to 0984329 B.C. LTD, our company now owns 31% of Joint Venture Business Interest.

On March 14, 2014, our company signed a six month contract for $21,735 with The Money Channel to provide services for national television, internet and radio media campaign.

On March 14, 2014, 815,310 warrants from previous private placements were exercised into 815,310 common shares of our company for net proceeds of $163,062.

On March 14, 2014, our company accepted and received gross proceeds from a director of our company of CAD$8,250 (US$7,500), for the exercise of 50,000 stock options at an exercise price of $0.15, into 50,000 common shares of our company.

On March 17, 2014, 1,548,000 warrants from previous private placements were exercised into 1,548,000 common shares of our company for net proceeds of US$289,475.

On March 25, 2014, our company accepted and received gross proceeds of $67,750, for the exercise of 325,000 stock options at $0.06 to $0.25 each, into 325,000 common shares of our company.

On March 25, 2014, 1,095,000 warrants from previous private placements were exercised into 1,095,000 common shares of our company for net proceeds of US$114,250.

On March 26, 2014, our company’s Board has appointed Dr. Robert Melamede as an Advisor to the Board of Directors’ and has been paid an honorarium of $2,500 for the first year of your participation on our Advisory Board. Our company will be issuing you 250,000 shares of common stock of our company. On March 26, 2014 our company has granted 500,000 stock options with an exercise price of $0.70, 250,000 stock options vest immediately and the remaining 250,000 stock options vest September 26, 2014, expiring March 26, 2019.

On April 1, 2014, our company has entered into a one year consulting agreement with Kristian Dagsaan to provide controller services for CAD$3,000 plus GST per month. Our company also granted 100,000 stock options vesting immediately, with an exercise price of $0.86, expiring April 1, 2019.

On April 1, 2014, our company entered into a 90 day investor relations contract for CAD $9,000 with Ken Faulkner. Our company also granted 100,000 stock options vesting immediately with an exercise price of $0.86, expiring April 1, 2019.

On April 3, 2014, our company entered into another 3 month Social Media/Web Marketing Agreement with Stuart Gray. In consideration for the services our company will pay the Provider Stuart Gray a monthly fee of $5,000. Upon execution of the Agreement, our company issued 100,000 stock options. The exercise price of the stock options is $0.72, 100,000 stock options vested immediately, expiring April 3, 2019.

On April 3, 2014, 1,293,500 warrants from previous private placements were exercised into 1,293,500 common shares of our company for net proceeds of US$177,950.

On April 3, 2014, our company accepted and received gross proceeds from past consultant of our company of US$1,500 for the exercise of 25,000 stock options at an exercise price of $0.06, into 25,000 common shares of our company.

On April 8, 2014, our company granted 50,000 stock options to a consultant of our company, Taven White. The exercise price of the stock options is $0.50, 50,000 stock options vested immediately, expiring April 8, 2019.

On April 10, 2014, a Letter of Intent (“LOI”) was signed by Enertopia Corporation, or its wholly-owned subsidiary (“Enertopia”) and Lexaria Corp., or its wholly-owned subsidiary (“Lexaria”) (collectively, the “Parties”) with regard to the ownership by Enertopia of a 51% interest in the business, and the ownership by Lexaria of a 49% interest in the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes under the MMPR (the “Business”) Acquisition Structure. Whereby Lexaria issued 500,000 common shares to Enertopia. In accordance with the terms of a formal and definitive Agreement to be entered into between Enertopia and Lexaria (the “Definitive Agreement”), Enertopia shall own 51% ownership interest in the Business (the “Enertopia Ownership”) and Lexaria shall own 49% ownership interest in the Business (the “Lexaria Ownership”). Within 10 days, Enertopia shall contribute $45,000 and Lexaria shall contribute $55,000 to the Business. Upon the execution of this LOI, Enertopia and Lexaria shall structure a joint venture for legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes under the MMPR. At such time the Parties will be deemed to have formed a joint venture for the operation, management and further development of the Business (the “Joint Venture”). Lexaria will pay 55% of all costs to earn its 49% net Ownership Interest and Enertopia will pay 45% of all costs to earn its 51% Ownership Interest. A total of 500,000 Definitive Agreement Shares shall be issued to Enertopia, held in escrow (the “Escrow Shares”) by Lexaria's solicitors until such date as the License (as hereinafter defined) has been obtained by Enertopia (the “Effective Date”). Upon occurrence of the Effective Date, the Escrow Shares will be released from escrow. In the event the Effective Date does not occur within 12 months of the date of the Definitive Agreement (the “Execution Date”), the Definitive Agreement Shares shall be cancelled and returned to treasury.

On April 10, 2014 a letter of intent, was executed on behalf of a corporation to be incorporated by Lexaria Corp. and our company (Lessee) and Mr. Jeff Paikin of Ontario Inc. (Lessor) sets out the Lessee’s and Lessor’s shared intent to enter into a lease agreement (the “Lease”) for warehouse space (the “Leased Premises”) in the building located in Ontario (the “Building”). Our company issued the 38,297 common shares at a deemed price of $0.47 per the terms of the Letter of Intent to lease space in Ontario. The LOI has been extended for another 30 days.

On April 14, 2014, our company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter. Upon signing of the letter of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the letter, Mr. Paikin can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Paikin can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 17, 2014, our company accepted and received gross proceeds from a director of CAD$8,475 (US$7,500), for the exercise of 50,000 stock options at $0.15 into 50,000 common shares of our company.

On April 17, 2014, 651,045 warrants from previous private placements were exercised into 651,045 common shares of our company for net proceeds of US$110,209.

On April 24, 2014 our company entered into a one year consulting contract with Clark Kent as Media Coordinator for a monthly fee of CAD$2,250 plus GST. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Kent can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Kent can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014 our company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager for a monthly fee of CAD$3,375 plus GST. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Shaxon can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Shaxon can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014 our company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Boone or his company can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Boone can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014 our company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations for a monthly fee of $3,375 plus GST. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Springett can be eligible to receive up to a total of 472,500 common shares of our company. Consulting agreement amended on June 18, 2014, Mr. Springett can be eligible to receive up to a total of 1,350,000 common shares of our company.

On April 24, 2014 our company entered into a one year consulting contract with 2342878 Ontario Inc. wholly owned company by Chris Hornung as Assistant Operations Manager. Upon signing of the contract of acceptance our company issued 90,000 common shares at a deemed price of $0.34. Based on the milestones listed in the contract, Mr. Hornung or his company can be eligible to receive up to a total of 472,500 common shares of our company.

On April 30, 2014, 200,000 warrants from previous private placements were exercised into 200,000 common shares of our company for net proceeds of US$40,000.

On May 3, 2014 our company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Upon signing of the contract of acceptance our company issued 45,000 common shares at a deemed price of $0.28. Based on the milestones listed in the contract, Mr. Mullan or his company can be eligible to receive up to a total of 225,000 common shares of our company.

On May 28, 2014, our company and Lexaria signed a Definitive Agreement. Our company and Lexaria each wish to develop a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, marijuana (the “Business”) located in Ontario (the “Property”), and on or about April 10, 2014, the Parties entered a Letter of Intent that set forth the basic terms of a proposed joint venture agreement between Our company and Lexaria for those purposes. Our company wishes to acquire a license from Health Canada a license to designate Our company as a Licensed Producer pursuant to Canada's Marijuana for Medical Purposes Regulations (the “License”). The Parties entered into this Agreement to set out the terms and conditions by which Our company does own a 51% interest in the Business and Lexaria does own a 49% interest in the Business; and the terms and conditions on which the Parties will form and operate the joint venture to jointly participate in the Business (the “Joint Venture”).

On May 29, 2014, our company accepted and received gross proceeds of $20,000 for the exercise of 200,000 warrants at $0.10 each into 200,000 common shares of our company.

On June 2, 2014, our company signed a 30 day contract for $10,000 with TDM Financial to provide services for original video production, original coverage, network placement of video and article, article and video syndication, email distribution, and reporting.

On June 9. 2014, as per marketing agreement signed with Agoracom on February 27, 2014 for a 12 month contract, our company made its second quarter payment is $12,500 plus GST by issuing 72,917 common shares of our company at a market price of $0.18 per share.

On July 1, 2014, our company has entered into a one year services agreement with TDM Financial for $120,000 payable in common shares of our company. TDM Financial will provide marketing solutions and strategies to our company. Upon the signing of the contract with TDM Financial, our company issued 750,000 common stock of our company at a deemed price of $0.16 for the term of the agreement.

Proceeds of the exercise are intended to be used for general working capital.

Our company issued the 200,000 common shares at a deemed price of $0.10 per warrant exercise to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

On July 1, 2014, our company has entered into a one year services agreement with TDM Financial for $120,000 payable in common shares of our company. TDM Financial will provide marketing solutions and strategies to our company. Upon the signing of the contract with TDM Financial, our company issued 750,000 common stock of our company at a deemed price of $0.16 for the term of the agreement.

Our company issued the units one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

On April 24, 2014 the Company entered into a one year consulting contract with Clark Kent as Media Coordinator, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Kent 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with Don Shaxon as Ontario Operations Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Shaxon 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with 490072 Ontario Ltd. operating as HEC Group, wholly owned company by Greg Boone as Human Resources Manager, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Boone’s company 135,000 common shares at a deemed price of $0.14 on July 14, 2014.

On April 24, 2014 the Company entered into a one year consulting contract with Jason Springett as Master Grower for Ontario Operations, amended on June 17, 2014. Based on the milestones listed in the amended contract, the Company issued Mr. Springett 135,000 common shares at a deemed price of $0.14, on July 14, 2014.

On April 14, 2014 Company appointed Mr. Jeff Paikin to its Advisory Board for a period of not less than one year, but to be determined by certain performance thresholds described in the letter that was amended on June 17, 2014. Based on the milestones listed in the amended letter, the Company issued Mr. Paikin 135,000 common shares at a deemed price of $0.14, July 14, 2014.

On May 5, 2014 the Company entered into a one year consulting contract with Bmullan and Associates wholly owned company by Brian Mullan as Security Consultant. Based on the milestones listed in the contract, the Company issued Mr. Mullan or his company 45,000 common shares at a deemed price of $0.14 on July 14, 2014.

The Company issued the 720,000 common shares at a deemed price of $0.14 per the terms of the consulting contracts to six (6) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 16 – Exhibits

Exhibit	Exhibit
Number	Description

3.1	Articles of Incorporation of Enertopia Corp. dated November 24, 2004 (incorporated by reference to our Registration Statement on Form SB-2 filed January 10, 2006 as Exhibit 3.1).

3.2	Certificate of Amendment filed with the Nevada Secretary of State on February 22, 2010 (incorporated by reference to Exhibit 3.02 of our Current Report on Form 8-K filed March 3, 2010).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed December 18, 2009).

5.1	Legal Opinion of Macdonald Tuskey.

10.1	Mining Lease between Nevada North Resources (U.S.A.), Inc. and Miranda U.S.A. Inc. (incorporated by reference to Exhibit 10.of our Registration Statement on Form SB-2 filed January 9, 2006).

10.2

Exploration Agreement with Options for Joint Venture between our company and Miranda U.S.A. Inc. (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form SB-2 filed January 9, 2006).

10.3	Amended Exploration Agreement between our company and Miranda U.S.A. Inc. (incorporated by reference to Exhibit 10.3 of Registration Statement on Form SB-2 filed January 9, 2006)

10.4	Consulting Agreement between our company and KGE Management Ltd. (incorporated by reference on our Registration Statement on Form SB-2 filed January 9, 2006 as Exhibit 10.4).

10.5	Assignment Agreement with 0743608 B.C. Ltd. (incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K filed March 19, 2007).

10.6	Consulting Agreement with Mr. Robert McAllister dated December 1, 2008 (incorporated by reference to Exhibit 10.6 of our Annual Report on Form 10-K filed December 6, 2013).

10.7	Consulting agreement dated December 1, 2011 with Tom Ihrke (incorporated by reference to Exhibit 10.1 of our Annual Report on Form 10-Q filed January 14, 2014).

10.8	Social Media/Web Marketing Agreement with Stuart Gray dated January 1, 2014 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed January 2, 2014).

10.9	Corporate Development Agreement with Don Shaxon dated January 13, 2014 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed January 13, 2014).

10.10	Joint Venture Agreement with World of Marihuana Projections Ltd. dated January 16, 2014 (incorporated by reference as Exhibit 10.1 of our Current Report on Form 8-K filed January 16, 2014).

10.11	Agreement with Agoracom dated February 27, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed February 27, 2014).

10.12	Joint Venture Agreement with The Green Canvas Ltd. dated February 28, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed February 28, 2014).

10.13	Management Agreement with Robert McAllister and Lexaria Corp. dated March 5, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed March 5, 2014).

10.14	Management Agreement with Mathew Chadwick dated March 10, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed March 11, 2014).

10.15	Agreement with The Money Channel dated March 14, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed March 14, 2014).

10.16	Agreement with Social Media/Web Marketing dated April 1, 2014 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed April 3, 2014).

10.17	Joint Letter of Intent Agreement with Lexaria dated April 10, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed April 10, 2014).

10.18	Lease Agreement with Lexaria Corp. dated April 10, 2014 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K filed April 10, 2014).

10.19	Letter of Appointment dated April 14, 2014 with Jeff Paikin dated April 14, 2014 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed April 14, 2014).

10.20	Definitive Agreement dated May 28, 2014 with Lexaria (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 29, 2014).

10.21	Agreement dated June 2, 2014 with Emerging Growth, LLC (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed May 29, 2014).

10.22	Agreement dated July 1, 2014 with TDM Financial (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K filed July 1, 2014)

23.1	Consent of MNP LLP.

23.2	Consent of Macdonald Tuskey (incorporated in Exhibit 5.1).

Item 17 – Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada, on August 19, 2014.

ENERTOPIA CORP.

By: //Signed// Robert McAllister
      Robert McAllister
      President and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

//signed// Robert McAllister	Director and President	August 19, 2014
Robert McAllister	(Principal Executive Officer)

//signed// Donald Findlay		August 19, 2014
Donald Findlay	Director

//signed// Mathew Chadwick	Senior Vice President of	August 19, 2014
Mathew Chadwick	Marijuana Operations and
Director

//signed// John Thomas		August 19, 2014
John Thomas	Director

Chief Financial Officer
//signed// Bal Bhullar	(Principal Accounting	August 19, 2014
Bal Bhullar	Officer)